   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2018.

                                                  REGISTRATION NO. 333-210276


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-1


                      POST-EFFECTIVE AMENDMENT NO.2 TO
                  REGISTRATION STATEMENT ON FORM S-1 UNDER
                         THE SECURITIES ACT OF 1933



                   MONY LIFE INSURANCE COMPANY OF AMERICA
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ARIZONA
       (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    6311
          (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                 86-0222062
                  (I. R. S. EMPLOYER IDENTIFICATION NUMBER)

                          525 WASHINGTON BOULEVARD
                        JERSEY CITY, NEW JERSEY 07310

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRAT'S PRINCIPAL EXECUTIVE OFFICES)
            ---------------------


                                 SHANE DALY
                VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                   MONY LIFE INSURANCE COMPANY OF AMERICA
                          525 WASHINGTON BOULEVARD
                        JERSEY CITY, NEW JERSEY 07310
                               (212) 314-3912
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                             DODIE C. KENT, ESQ.
                        EVERSHEDS SUTHERLAND (US) LLP
                         1114 AVENUE OF THE AMERICAS
                        NEW YORK, NEW YORK 10036-7703
            ---------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


Large accelerated filer [ ]    Accelerated filer [ ]     Non-accelerated filer
[x]     Smaller reporting company [ ]
                (Do not check if a smaller reporting company)


The Registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Guaranteed Interest Account with Market Value Adjustment under Flexible Payment Variable Annuity Contracts


PROSPECTUS                                            ISSUED BY
DATED MAY 1, 2018                                     MONY LIFE INSURANCE COMPANY OF AMERICA
                                                      OPERATIONS CENTER
                                                      5788 WIDEWATERS PARKWAY
                                                      SYRACUSE, NY 13214


MONY Life Insurance Company of America (the "Company") issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.


This Contract is no longer being sold. This prospectus is used with current contract owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your Contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.


Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

     - Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").

     - Three (3), five (5), seven (7) and ten (10) year Accumulation Periods are available.

     - Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

     - A Market Value Adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

     - Potential purchasers should carefully consider the factors described in "Risk Factors" as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.


--------------------------------------------------------------------------------
THESE ARE ONLY SOME OF THE TERMS OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT. PLEASE READ THIS PROSPECTUS AND THE PROSPECTUS FOR THE VARIABLE ANNUITY CONTRACT CAREFULLY FOR MORE COMPLETE DETAILS OF THE
CONTRACT.
--------------------------------------------------------------------------------


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.




  MLA-GIAMVA 05.18

                              TABLE OF CONTENTS

1.  DEFINITIONS....................................................................................................      3
2.  SUMMARY........................................................................................................      4
    Purpose of the Guaranteed Interest Account with Market Value Adjustment........................................      4
    Purchase Payments..............................................................................................      4
    The Accumulation Periods.......................................................................................      4
    Crediting of interest..........................................................................................      4
    The Market Value Adjustment....................................................................................      5
    Transfers, Surrenders and Loans................................................................................      5
    Death benefit..................................................................................................      7
    Other provisions of the Contract...............................................................................      7
3.  RISK FACTORS...................................................................................................      7
4.  DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT....................................      8
    General........................................................................................................      8
    Allocations to the Guaranteed Interest Account with Market Value Adjustment....................................      8
    Specified Interest Rates and the Accumulation Periods..........................................................      9
    End of Accumulation Periods....................................................................................     10
    The Market Value Adjustment....................................................................................     10
    Contract charges...............................................................................................     11
    Guaranteed Interest Account at annuitization...................................................................     11
5.  FEDERAL TAX STATUS.............................................................................................     12
    Introduction...................................................................................................     12
    Taxation of annuities in general...............................................................................     12
    Qualified retirement plans.....................................................................................     15
    Federal Income tax withholding.................................................................................     17
6.  INVESTMENTS....................................................................................................     18
7.  CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT.................     18
8.  MONY LIFE INSURANCE COMPANY OF AMERICA.........................................................................     21
9.  LEGAL PROCEEDINGS..............................................................................................     22
10. ADDITIONAL INFORMATION.........................................................................................     22
APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

1. DEFINITIONS


ACCUMULATION PERIOD -- Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day that falls on, or next follows, the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the Monthly Contract Anniversary immediately prior to the last day of that Accumulation Period.



ANNUITANT -- The person upon whose life continuation of any annuity payment depends.


ANNUITY STARTING DATE -- Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

BUSINESS DAY -- Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4.00 p.m. Eastern Time (or as of an earlier close of regular trading). A Business Day does not include a day on which the New York Stock Exchange is not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions.

CASH VALUE -- The Contract's Fund Value, less (1) any applicable Surrender Charge, (2) any outstanding debt, and (3) any applicable Market Value Adjustment.

CODE -- The Internal Revenue Code of 1986, as amended.

COMPANY -- MONY Life Insurance Company of America, the issuer of the Contract. "We," "us," and "our" also refers to the Company.


CONTRACT -- The individual flexible payment variable annuity contract under which the Guaranteed Interest Account with Market Value Adjustment is available as an allocation option.


CONTRACT ANNIVERSARY -- An anniversary of the Effective Date of the Contract.


CONTRACT YEAR -- Any period of twelve (12) months commencing on the Effective Date and each Contract Anniversary hereafter.


EFFECTIVE DATE -- The date the Contract begins as shown in the Contract.

FUND VALUE -- The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

GENERAL ACCOUNT -- The General Account of the Company, which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.


GOOD ORDER -- Instructions that we receive at the Operations Center within the prescribed time limits, if any, specified in the Contract for the transaction requested. The instructions must be on the appropriate form or in a form satisfactory to us that includes all the information necessary to execute the requested transaction, and must be signed by the individual authorized to make the transaction. To be in "Good Order," instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions and we must be able to execute the requisite orders.



GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT -- An account which is part of the General Account.


LOAN -- Available under a Contract issued under Section 401(k) of the Code, subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

LOAN ACCOUNT -- A part of the General Account where Fund Value is held as collateral for a Loan. An Owner may transfer Fund Value in the Subaccounts and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

MARKET VALUE ADJUSTMENT OR MVA -- An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for Contracts issued in certain states.

MONTHLY CONTRACT ANNIVERSARY -- The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

OWNER -- The person so designated in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

PURCHASE PAYMENT -- An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

SUBACCOUNT -- A division of MONY America Variable Account A, the separate account supporting the Contracts.

SURRENDER CHARGE -- A deferred sales load, expressed as a percentage of Fund Value surrendered.


2. SUMMARY

This summary provides you with a brief overview of the more important aspects of the Contract's Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that Contract. Before allocating your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment, We urge you to read both prospectuses carefully.


PURPOSE OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation
Period.


The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply an MVA. This adjustment may be positive, negative, or zero.



PURCHASE PAYMENTS

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.


THE ACCUMULATION PERIODS


There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")


Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified Interest Rates and the Accumulation Periods.")


CREDITING OF INTEREST

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the "Specified Interest Rate." It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified Interest Rates and the Accumulation Periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified Interest Rates and the Accumulation Periods.")


THE MARKET VALUE ADJUSTMENT

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon annuitization or upon payment of a death benefit. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.


TRANSFERS, SURRENDERS AND LOANS


When you request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source of Fund Value, by Accumulation Period, of amounts to be transferred, surrendered, loaned, or used to pay charges. We will not process the surrender unless you tell us the Accumulation Period(s) from which Fund Value should paid. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.



TRANSFERS

Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7 or 10 year Accumulation Period there will be a Market Value Adjustment for Contracts issued in most states. If the transfer request is received in Good Order within 30 days before the end of the Accumulation Period, no Market Value Adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with Fund Value must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.


SURRENDERS

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:


     -  on or before the Annuity Starting Date, and


     -  during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center in Good Order.


The amount of the surrender may be up to the Contract's Cash Value (a "full surrender"), which is its Fund Value less:


     (1)  any applicable Surrender Charge, and

     (2)  any applicable Market Value Adjustment.


The surrender may also be for a lesser amount than the Cash Value (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any Surrender Charge or any applicable Market Value Adjustment will be in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any Surrender Charge and any Market Value Adjustment, if applicable) reduced Fund Value.



A surrender will result in the cancellation of units of the particular Subaccounts and/or the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods, as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any Surrender Charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular Subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the end of the Business Day the surrender request is received in Good Order. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any Subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

     - there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a Subaccount to provide for the requested allocation against it, or

     - the request is incomplete or incorrect or otherwise not in Good Order.

Any Surrender Charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each Subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

The amount of any surrender, death benefit, or transfer payable from MONY America Variable Account A amount will be paid in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"). However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

     (1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

     (2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

     (3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the Company in Good Order. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a Surrender Charge.

The tax results of a surrender should be carefully considered. (See "Federal tax status.")

Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, Loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.


LOANS

Qualified Contracts issued under Section 401(k) plan under the Code will have a loan provision (except in the case of Contracts issued in Vermont) under which a Loan can be taken using the Contract as collateral for the Loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

     - The term of the Loan generally must be 5 years or less.

     - Repayments are required at least quarterly and must be substantially level.

     - The Loan amount is limited to certain dollar amounts as specified by the IRS.

The Owner (Plan Trustee) must certify that these conditions are satisfied. Loans could have tax consequences. (See "Federal tax status.")

In any event, the maximum outstanding Loan on a Contract is 50% of the Fund Value in the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a Loan, the Owner must specify the Subaccounts from which Fund Value equal to the amount of the Loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the Subaccounts is exhausted. If in order to provide the Owner with the amount of the Loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify Subaccounts and Accumulation Periods, the request for a Loan will be returned to the Owner.


Values are transferred to a Loan Account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding Loans will be 6% in arrears. Thus, the annual net cost of the loan is 2.50%. Any interest not paid when due will be added to the Loan and bear interest at the 6% annual rate.


Loan repayments must be specifically earmarked as loan repayment and will be allocated to the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a net Purchase Payment.


DEATH BENEFIT

Upon payment of a death benefit, if there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable Market Value Adjustment will be waived.


OTHER PROVISIONS OF THE CONTRACT

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for MONY America Variable Account A and to the Contract for the details of these provisions.


3. RISK FACTORS


Potential purchasers should carefully consider the Company's risk factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such Risk factors relate to the Company's claims-paying ability and financial strength, upon which payments from the Company's General Account depend. They include:


     (i)  the risk of losses on real estate and commercial mortgage loans,

     (ii) other risks relating to the Company's investment portfolio that could affect the profitability of the Company,

     (iii) the risk that interest rate changes could make certain of the Company's products less profitable to the Company or less attractive to customers,

     (iv) risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

     (v) the risk of increased surrenders of certain annuities as the Surrender Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company's liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

     (vi) risks associated with certain economic and market factors,

     (vii) the risk of variations in claims experience that could be different than the assumptions management used in pricing the Company's products,

     (viii) risks related to certain insurance regulatory matters -- i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

     (ix) risks of competition,

     (x) risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company's ability to compete,

     (xi) risks of potential adoption of new federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products, and


     (xii) In 2016, the Department of Labor issued a final rule that significantly expanded the definition of "investment advice" and increased the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). The Department of Labor also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that increased fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and applied more onerous disclosure and contract requirements to such transactions. The Department of Labor partially implemented the rule in June 2017. Full implementation of the rule is scheduled for July 2019 and may likely have an adverse impact on the level and type of services we provide. However, in March 2018 a federal appeals court issued a decision vacating the rule. The court's decision will not take effect until after the date of this prospectus, and there is a possibility that the Department of Labor may ask for a rehearing or appeal the decision. At this time, we do not currently plan any immediate changes to our approach to selling products and providing services to ERISA plans and IRAs.



4. DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE
ADJUSTMENT

GENERAL


The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The Contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the Contracts.


The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization or upon payment of a death benefit.


ALLOCATIONS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

     (1) an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

     (2) a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

     (3) amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their

Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.


SPECIFIED INTEREST RATES AND THE ACCUMULATION PERIODS

SPECIFIED INTEREST RATES

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. OWNERS BEAR THE RISK THAT THE SPECIFIED INTEREST RATE WILL NOT EXCEED THE GUARANTEED MINIMUM RATE.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the "Investment Period." All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent by calling the Company at the toll free telephone number: (800) 487-6669 or contacting your financial professional.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.


ACCUMULATION PERIODS

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2017 and an allocation is made to a 10 year Accumulation Period on August 15, 2017 and the funds for a new Purchase Payment are received in Good Order on that day, the Accumulation Period will begin on August 15, 2017 and end on August 10, 2027, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7 and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.


We reserve the right to change the Accumulation Periods offered.

END OF ACCUMULATION PERIODS

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

     (1) During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

     (2) During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

     (3) If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty-day period prior to the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.


THE MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MVA


A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to thirty-day period before the Maturity Date of that particular Accumulation Period will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor (see "The MVA Factor" below) by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our Operations Center in Good Order within 30 days before the end of the applicable Accumulation
Period.


The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.


THE MVA FACTOR

The formula for determining the MVA Factor is:

                         [(1+a)/(1+b)]/((n-t)/12)/-1

Where:

                a    =        the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or
                          Loan is to be taken;

                b    =        the Specified Interest Rate declared at the time a surrender or transfer is requested for an
                          Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the
                          Owner for a Loan) is requested, plus 0.25%;

                n    =        the Accumulation Period from which the surrender or transfer occurs in months; and

                t    =        the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closest available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.


CONTRACT CHARGES


The Contracts under which the Guaranteed Interest Account with Market Value Adjustment is made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.



Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the thirty-day period before the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.


Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.



GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT AT ANNUITIZATION


On the Annuity Starting Date, the Contract's Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. Because the Annuity Starting Date will always coincide with or follow the Maturity Date of any Guaranteed Interest Account with Market Value Adjustment, no Market Value Adjustment will apply at annuitization. For more information about annuitization and annuity options, please refer to the prospectus for MONY America Variable Account A and to the Contract.

5. FEDERAL TAX STATUS

INTRODUCTION

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address Federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contract. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

THE COMPANY'S TAX STATUS

The Company is taxed as a life insurance company under the Code. The assets underlying the Guaranteed Interest Account with Market Value Adjustment are owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL DURING ACCUMULATION PERIOD

Under existing provisions of the Code, except as described below, any increase in an Owner's Fund Value is generally not taxable to the Owner until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

NONNATURAL OWNER

As a general rule, Contracts held by "nonnatural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for nonnatural Owners. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

In addition, exceptions to the general rule for nonnatural Owners will apply with respect to:

     (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent;

     (2)  certain Qualified Contracts;

     (3) Contracts purchased by employers upon the termination of certain Qualified Plans;

     (4) certain Contracts used in connection with structured settlement agreements; and

     (5) Contracts purchased with a single purchase payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DELAYED ANNUITY PAYMENT DATES

If the date annuity payments start under the Contract occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (E.G., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.

The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

TAXATION OF SURRENDERS AND PARTIAL SURRENDERS

In the case of a partial surrender, amounts you receive are generally includable in income to the extent your "cash surrender value" before the partial surrender exceeds your "investment in the contract" (defined below). All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. Amounts received under an automatic withdrawal plan are treated for tax purposes as partial surrenders, not annuity payments. In the case of a surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes, the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includable in income.

As described elsewhere in this prospectus, the cost of the enhanced death benefit option is reflected in the mortality and expense risk charge. It is possible that the portion of the mortality and expense risk charge that represents the cost of the enhanced death benefit option could be treated for federal tax purposes as a partial surrender from the Contract. If the Contract has additional riders, charges (or some portion thereof) for such riders could be treated for federal tax purposes as partial surrenders from the Contract.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations. Similarly, if the Contract is issued with a Guaranteed Minimum Income Benefit Rider, the Guaranteed Annuitization Value might be used by the IRS for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. In that event, the amount treated as income could be higher.

Surrenders and partial surrenders may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Surrenders and partial surrenders may also be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

TAXATION OF ANNUITY PAYMENTS

Normally, the portion of each annuity income payment taxable as ordinary income equals the excess of the payment over the exclusion amount. The exclusion amount is determined by multiplying (1) the payment by (2) the ratio of the "investment in the contract" (defined above) you allocate to the settlement option, adjusted for any period certain or refund feature, to the total expected amount of annuity income payments for the term of the Contract (determined under Treasury Department regulations).

Once the total amount of the investment in the contract is excluded using the above formula, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. You should consult a tax advisor in those situations.

Annuity income payments may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

TAXATION OF PROCEEDS PAYABLE UPON DEATH

Prior to the date annuity payments start, we may distribute amounts from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such proceeds are includable in income as follows:

     (1) if distributed in a lump sum or under Settlement Option 1 (described herein), they are taxed in the same manner as a surrender, as described above; or

     (2) if distributed under Settlement Options 2, 3, 3A, or 4 (described herein), they are taxed in the same manner as annuity income payments, as described above.

After the date annuity payments start, if a guaranteed period exists under a life income settlement option and the payee dies before the end of that period, payments we make to the Beneficiary for the remainder of that period are includable in income as follows:

     (1) if received in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or

     (2) if distributed in accordance with the existing settlement option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includable in income.

Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

The Company may be liable for payment of the generation skipping transfer tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the proceeds.

ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Fund Value is treated for federal income tax purposes as a surrender of such amount or portion. If the entire Fund Value is assigned or pledged, subsequent increases in the Fund Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount includable as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be required to include in income the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's "investment in the contract" will increase to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

Where we have not issued the Contract in connection with a Qualified Plan, there generally is a 10% penalty tax on the amount of any payment from the Contract, E.G., surrenders, partial surrenders, annuity payments, death proceeds, assignments, pledges and gratuitous transfers, that is includable in income unless the payment is:

     (a)  received on or after the Owner reaches age 59 1/2;

     (b) attributable to the Owner's becoming disabled (as defined in the tax law);

     (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

     (d) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or

     (e) made under a Contract purchased with a single Purchase Payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Certain other exceptions to the 10% penalty tax not described herein also may apply. (Similar rules, discussed below, apply in the case of certain Qualified Contracts.)

AGGREGATION OF CONTRACTS

In certain circumstances, the IRS may determine the amount of an annuity income payment or a surrender from a Contract that is includable in income by combining some or all of the annuity contracts a person owns that were not issued in connection with Qualified Plans. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by the Company (or its affiliates), the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment that was not received as an annuity (including surrenders prior to the date annuity payments start) is includable in income. The effects of such aggregation are not always clear; however, it could affect the amount of a surrender or an annuity payment that is taxable and the amount which might be subject to the 10% penalty tax described above.

MEDICARE HOSPITAL INSURANCE TAX ON CERTAIN DISTRIBUTIONS

Effective for tax years beginning after December 31, 2012, a Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from nonqualified annuities. This tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.

LOSS OF INTEREST DEDUCTION WHERE CONTRACT IS HELD BY OR FOR THE BENEFIT OF CERTAIN NONNATURAL PERSONS

In the case of Contracts issued after June 8, 1997, to a nonnatural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that have purchased the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax adviser.

QUALIFIED RETIREMENT PLANS

IN GENERAL

The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income tax rules, and this prospectus does not describe any of these differences. THOSE WHO INTEND TO USE THE CONTRACT IN CONNECTION WITH QUALIFIED PLANS SHOULD SEEK COMPETENT ADVICE.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for surrenders, automatic withdrawals, partial surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that you and/or your employer may make, and the tax deduction or exclusion that you and/or your employer may claim for such contribution, are limited under Qualified Plans.

In the case of Qualified Contracts, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities (IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit and the Guaranteed Minimum Income Benefit Rider under your Contract and certain other benefits that the IRS may characterize as "other benefits" for purposes of the regulations under Code Section 401(a)(9), may increase the amount of the minimum required distribution that must be taken from your Contract.

As described earlier in this prospectus, certain Qualified Contracts issued under a Code Section 401(k) plan will have a loan provision under which a loan can be taken using the Contract as collateral for the loan. In general, loans from Qualified Contracts are taxable distributions unless certain requirements are satisfied. For example, the loan, by its terms, generally must be repaid within 5 years, repayments are required at least quarterly and must be substantially level, and the loan amount is limited to certain dollar amounts specified by the IRS. These dollar limits take into account other recent loans you have had under the plan. If these requirements are not satisfied when the loan is received or while the loan is outstanding, it could result in a taxable distribution from the Qualified Contract. The plan may also require the loan to be repaid upon severance from employment. PLEASE CONSULT YOUR PLAN ADMINISTRATOR AND/OR TAX ADVISER REGARDING THE TREATMENT OF LOANS IN THESE CIRCUMSTANCES.

There may be a 10% penalty tax on the taxable amount of payments from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment:

     (a)  received on or after the date the Owner reaches age 59 1/2;

     (b) received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

     (c) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and his designated beneficiary (as defined in the tax law).

These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under section 401, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases or for higher education expenses. You must meet special conditions to be eligible for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.

Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.

INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions must commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), you may "roll over" distributions from certain Qualified Plans on a tax-deferred basis into an IRA. Contracts may also be issued in connection with a "Simplified Employee Pension" or "SEP IRA" under Section 408(i) of the
Code.

However, you may not use the Contract in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, or a "Simple IRA" under Section 408(p) of the Code.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be either (1) made after the Owner attains the age of 59 1/2; (2) made after the Owner's death; (3) attributable to the Owner being disabled; or (4) a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code. In addition, distributions from Roth IRAs need not commence when the Owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) certain Qualified Plans of eligible individuals.

Special rules apply to rollovers to Roth IRAs from Qualified Plans and from designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.

IRA TO IRA ROLLOVERS AND TRANSFERS

A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.

A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.

If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution subject to an additional tax.

If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherited an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.

A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A "trustee-to-trustee" transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from direct rollovers from certain Qualified Plans to non-Roth IRAs and "qualified rollover contributions" to Roth IRAs, both of which are subject to special rules.

PENSION AND PROFIT-SHARING PLANS

Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change settlement options, to elect an automatic withdrawal option, or to make a partial or full surrender of the Contract.

DIRECT ROLLOVERS

If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

IN GENERAL

The Company will withhold and remit to the federal government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments (including surrenders prior to the date annuity payments start) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

STATUS FOR INCOME TAX PURPOSES; FATCA.



In order for the Company to comply with income tax withholding and information reporting rules which may apply to annuity contracts, the Company may request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If the Company does not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which the Company is required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, the Company may be required to report contract values and other information for certain contractholders. For this reason the Company may require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of distributee or recipient.


NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding federal withholding tax consequences to annuity contract owners or beneficiaries that are U.S. citizens or residents. Owners or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Owners or beneficiaries that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.



6. INVESTMENTS


Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable Annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.


7. CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of MONY America Variable Account
A. The offering of the Contracts is intended to be continuous.


AXA Advisors is an affiliate of the Company, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate of the Company. The Distributors are under the common control of AXA Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for the Company's life and annuity products.



The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with AXA Distributors ("Selling broker-dealers").


The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the Contract, see "Summary of the Contract" and "Charges and deductions" earlier in this prospectus.

COMPENSATION PAID TO THE DISTRIBUTORS The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 6.50% of total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the cash value of the Contracts ("asset-based compensation"). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. This compensation may be made in the form of a marketing allowance and may be calculated as a percentage of contributions, a percentage of assets under management or a flat fee. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company's Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of the Company's distribution agreements with AXA Distributors.

DIFFERENTIAL COMPENSATION PAID BY AXA ADVISORS. In an effort to promote the sale of the Company's products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company's contract than it pays for the sale of a Contract or other financial product issued by a company other than the Company. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing

"differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company's Contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company's Contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company's Contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the Company's Contract over a Contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company's products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the Contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to Contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain Selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company's products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain Selling broker-dealers in which the Selling broker-dealer agrees to sell certain Company contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company Contracts over Contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2017) received additional payments. These additional payments ranged from $2,068.25 to $5,709,995.36. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company's contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.



1st Global Capital Corp.


Allstate Financial Services, LLC


American Portfolios Financial Services


Ameriprise Financial Services


BBVA Securities, Inc.


Cambridge Investment Research


Capital Investment Group


Centaurus Financial, Inc.


CETERA Financial Group


Citigroup Global Markets, Inc.


Citizens Investment Services


Commonwealth Financial Network


CUNA Brokerage Services


CUSO Financial Services, L.P.


Equity Services Inc.

Farmer's Financial Solution


FTB Advisors, Inc.


Geneos Wealth Management


Gradient Securities, LLC


H.D. Vest Investment Securities, Inc.


Independent Financial Group, LLC


Infinex Investments Inc.


Investment Professionals, Inc.


Janney Montgomery Scott LLC


Kestra Investments, LLC


Key Investment Services LLC


Ladenburg Thalmann Advisor Network, LLC


Lincoln Financial Advisors Corp.


Lincoln Financial Securities Corp.


Lincoln Investment Planning


LPL Network


Lucia Securities, LLC


MML Investors Services, LLC


Morgan Stanley Smith Barney


Mutual of Omaha Investment Services, Inc.


National Planning Holding Corp.


PlanMember


PNC Investments


Primerica Financial Services, Inc.


Questar Capital Corporation


Raymond James


RBC Capital Markets Corporation


Robert W Baird & Company


Santander Securities Corp.


SIGMA Financial Corporation


Signator Investors, Inc.


The Advisor Group (AIG)


U.S. Bank Center


UBS Financial Services, Inc.


Valmark Securities, Inc.


Voya Financial


Wells Fargo



8. MONY LIFE INSURANCE COMPANY OF AMERICA


The Guaranteed Interest Account with Market Value Adjustment is issued by MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Equitable Holdings, Inc., which is an indirect majority owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the majority shareholder of the Company, AXA exercises significant influence over the operations and capital structure of the Company. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is solely responsible for paying all amounts owed to you under your Contract.



AXA Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $669.9 billion in assets as of December 31, 2017. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico. Our main administrative office is located at 525 Washington Blvd., Jersey City, NJ 07310.


On October 1, 2013, the Company entered into a reinsurance transaction with Protective Life Insurance Company ("Protective"), whereby Protective agreed to reinsure a substantial portion of the Company's life insurance and annuity business (the "Reinsured Business"). This policy is included in the Reinsured Business. Protective reinsures all of the insurance risks of the Reinsured Business and is responsible for customer service and administration for all contracts comprising the Reinsured Business. However, the Company remains the insurer of the policy and the terms, features, and benefits of the policy have NOT changed as a result of the transaction.

9. LEGAL PROCEEDINGS

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a Contract owner's interest in his or her Contract, nor would any of these proceedings be likely to have a material adverse effect upon our ability to meet our obligations under the contracts or the distribution of the contracts.


10. ADDITIONAL INFORMATION


Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Guaranteed Interest Account with Market Value Adjustment described in this prospectus fall within the exemption provided under Rule 12h-7. The Company relies on the exemption provided under Rule 12h-7 and does not file reports under the Exchange Act.



INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements of MONY Life Insurance Company of America at December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 are included herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to MONY Life Insurance Company of America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's office are located at 569 Brookwood Village, Suite 851, Birmingham, Alabama 35209 and 300 Madison Avenue, New York, New York 10017.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Table of Contents:
------------------                                                                      Page
Risk Factors..........................................................................   F-1
Description of Business...............................................................  F-21
Description of Property...............................................................  F-32
Legal Proceedings.....................................................................  F-33
Financial Statements and Notes to Financial Statements................................  F-34
Selected Financial Data...............................................................  F-76
Management's Discussion and Analysis of Financial Condition and Results of Operations.  F-77
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..  F-97
Quantitative and Qualitative Disclosures About Market Risk............................  F-98
Directors, Executive Officers, Promoters and Control Persons.......................... F-100
Executive Compensation................................................................ F-105
Security Ownership of Certain Beneficial Owners and Management........................ F-141
Transactions with Related Persons, Promoters and Certain Control Persons.............. F-142

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

RISK FACTORS

IN THE COURSE OF CONDUCTING OUR BUSINESS OPERATIONS, WE COULD BE EXPOSED TO A VARIETY OF RISKS. THIS "RISK FACTORS" SECTION PROVIDES A SUMMARY OF SOME OF THE SIGNIFICANT RISKS THAT HAVE AFFECTED AND COULD AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. IN THIS SECTION, THE TERMS "WE," "US" AND "OUR" REFER TO MONY LIFE INSURANCE COMPANY OF AMERICA, AND THE TERM "AB" REFERS TO ALLIANCEBERNSTEIN HOLDING L.P. AND ALLIANCEBERNSTEIN L.P. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THE "RISK FACTORS" ARE DEFINED IN THE "DESCRIPTION OF BUSINESS" THAT IMMEDIATELY FOLLOWS THIS SECTION.

RISKS RELATING TO OUR BUSINESS

RISKS RELATING TO CONDITIONS IN THE FINANCIAL MARKETS AND ECONOMY

CONDITIONS IN THE GLOBAL CAPITAL MARKETS AND THE ECONOMY COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy generally. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of economic growth in the U.S., equity market performance, continued low interest rates, uncertainty regarding the U.S. Federal Reserve's plans to further raise short-term interest rates, the strength of the U.S. dollar, the uncertainty created by the actions the Trump administration and Congress may pursue, global economic factors including quantitative easing or similar programs by major central banks or the unwinding of quantitative easing or similar programs, the United Kingdom's vote to exit from the European Union, and other geopolitical issues. Given our interest rate and equity market exposure in our investment and derivatives portfolios and certain of our products, these factors could have a material adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses. The value of our investments and derivatives portfolios may also be impacted by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses and have a material adverse effect on our business, results of operations or financial condition. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the General Account and Separate Accounts supporting them, which may fluctuate substantially depending on any of the foregoing conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency (the probability that a product will remain in force from one period to the next) and adversely affect profitability. Changing economic conditions or adverse public perception of financial institutions can influence customer behavior, which can result in, among other things, an increase or decrease in the levels of claims, lapses, deposits, surrenders and withdrawals in certain products, any of which could adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments in ways that could materially and adversely affect our profitability.

Accordingly, both market and economic factors may affect our business results by adversely affecting our business volumes, profitability, cash flow, capitalization and overall financial condition. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals and stagnation in the financial markets could also materially affect our financial condition (including our liquidity and capital levels) as a result of the impact of such events on our assets and liabilities.

EQUITY MARKET DECLINES AND VOLATILITY MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

The S&P 500, the Dow Jones Industrial Average and the Nasdaq Composite are on an eight-year bull market run and are at or near record high levels. A market correction or bear market could materially and adversely affect our business, results of operations or financial condition. Declines or volatility in the equity markets can negatively impact our investment returns as well as our business, results of operations or financial condition. For example, equity market declines or volatility could, among other things, decrease the account value ("AV") of our variable life contracts which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances

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to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products, lead to changes in estimates underlying our calculations of deferred acquisition costs ("DAC") that, in turn, could accelerate our DAC amortization and reduce our current earnings.

INTEREST RATE FLUCTUATIONS OR PROLONGED PERIODS OF LOW INTEREST RATES MAY MATERIALLY AND ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

We are affected by the monetary policies of the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Federal Reserve Bank of New York (collectively, with the Federal Reserve Board, the "Federal Reserve") and other major central banks, including the unwinding of quantitative easing programs, as such policies may adversely impact the level of interest rates and, as discussed below, the income we earn on our investments or the level of product sales.

Some of our life insurance products and our investment returns are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

   . changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies and contracts have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to quickly replace the assets in our General Account with higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

   . when interest rates rise rapidly, policy loans and surrenders and withdrawals of life insurance policies may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, or requiring us to accelerate the amortization of DAC;

   . a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

   . changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

   . changes in interest rates may adversely impact our liquidity and increase our costs of financing and the cost of some of our hedges;

   . our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment;

   . we may not be able to effectively mitigate, including through our hedging strategies, and we may sometimes choose based on economic considerations and other factors not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

   . for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

Recent periods have been characterized by low interest rates. A prolonged period during which interest rates remain at levels lower than those anticipated may result in greater costs associated with certain of our product features; higher costs for derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition, an extended period of declining interest rates or a prolonged period of low interest rates may also cause us to change our long-term view of the interest rates that we can earn on our investments. Such a change in our view would cause us to change the long-term interest rate that we assume in our calculation of insurance assets and liabilities under accounting principles generally accepted in the United States of America ("U.S. GAAP"). Any future revision would result in increased reserves, accelerated amortization of DAC and other unfavorable consequences. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates, and an extended period of low interest rates may increase

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the statutory capital we are required to hold and the amount of assets we must maintain to support statutory reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

We manage interest rate risk as part of our asset and liability management strategies, which include (i) maintaining an investment portfolio with diversified maturities that has a weighted average duration that is within an acceptable range of the duration of our estimated liability cash flow profile given our risk appetite and (ii) our hedging programs. For certain of our liability portfolios, it is not possible to invest assets to the full liability duration, thereby creating some asset/liability mismatch. Where a liability cash flow may exceed the maturity of available assets, as is the case with certain retirement products, we may support such liabilities with equity investments, derivatives or interest rate mismatch strategies. We take measures to manage the economic risks of investing in a changing interest rate environment, but we may not be able to mitigate the interest rate risk of our fixed income investments relative to our interest sensitive liabilities. Widening credit spreads, if not offset by equal or greater declines in the risk-free interest rate, would also cause the total interest rate payable on newly issued securities to increase, and thus would have the same effect as an increase in underlying interest rates.

RISKS RELATING TO OUR OPERATIONS

FAILURE TO PROTECT THE CONFIDENTIALITY OF CUSTOMER INFORMATION OR PROPRIETARY BUSINESS INFORMATION COULD ADVERSELY AFFECT OUR REPUTATION AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Our business and relationships with customers are dependent upon our ability to maintain the confidentiality of our and our customers' proprietary business and confidential information (including customer transactional data and personal data about our customers and the employees and customers of our customers). Pursuant to federal laws, various federal regulatory and law enforcement agencies have established rules protecting the privacy and security of personal information. In addition, most states have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information.

Our confidential information is retained on AXA Equitable's and certain third parties' information systems and in cloud-based systems (including customer transactional data and personal information about our customers, the employees and customers of our customers, and our own employees). AXA Equitable relies on commercial technologies and third parties to maintain the security of those systems. Anyone who is able to circumvent these security measures and penetrate these information systems or cloud-based systems, could access, view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. It is possible that an employee, contractor or representative could, intentionally or unintentionally, disclose or misappropriate personal information or other confidential information. AXA Equitable's employees, our distribution partners and other vendors may use portable computers or mobile devices which may contain similar information to that in our information systems, and these devices have been and can be lost, stolen or damaged. In addition, an increasing number of states require that customers be notified if a security breach results in the inappropriate disclosure of personally identifiable customer information. Any compromise of the security of these information systems or cloud-based systems, through cyber-attacks or for any other reason that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our reputation, business, results of operations or financial condition.

OUR OWN OPERATIONAL FAILURES OR THOSE OF SERVICE PROVIDERS ON WHICH WE RELY, INCLUDING FAILURES ARISING OUT OF HUMAN ERROR, COULD DISRUPT OUR BUSINESS, DAMAGE OUR REPUTATION AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Weaknesses or failures in our internal processes or systems could lead to disruption of our operations, liability to clients, exposure to disciplinary action or harm to our reputation. Our business is highly dependent on our ability to process, on a daily basis, large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards.

Weaknesses or failures within a vendor's internal processes or systems, or inadequate business continuity plans, can materially disrupt our business operations. In addition, vendors may lack the necessary infrastructure or resources to effectively safeguard our confidential data. If we are unable to effectively manage the risks associated with such third-party relationships, we may suffer fines, disciplinary action and reputational damage.

Our obligations to clients require us to exercise skill, care and prudence in performing our services. The large number of transactions we process makes it highly likely that errors will occasionally occur. If we make a mistake in performing our services that causes financial harm to

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a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

OUR INFORMATION SYSTEMS MAY FAIL OR THEIR SECURITY MAY BE COMPROMISED, WHICH COULD MATERIALLY AND ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Our business is highly dependent upon the effective operation of AXA Equitable's and certain third parties' information systems. We also have arrangements in place with outside vendors and other service providers through which we share and receive information. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and third-party distribution firms, performing actuarial analyses and modeling, hedging, performing operational tasks (E.G., processing transactions and calculating net asset value) and maintaining financial records. AXA Equitable's information systems and those of our outside vendors and service providers may be vulnerable to physical or cyber-attacks, computer viruses or other computer related attacks, programming errors and similar disruptive problems. In some cases, such physical and electronic break-ins, cyber-attacks or other security breaches may not be immediately detected. In addition, we could experience a failure of one or these systems, AXA Equitable's employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner, or AXA Equitable's employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or implementing modifications to an existing system. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, results of operations or financial condition. In addition, a failure of these systems could lead to the possibility of litigation or regulatory investigations or actions, including regulatory actions by state and federal governmental authorities. While we take preventative measures to avoid cyber-attacks and other security breaches, we cannot guarantee that such measures will successfully prevent an attack or breach.

Many of the software applications that we use in our business are licensed from, and supported, upgraded and maintained by, vendors. A suspension or termination of certain of these licenses or the related support, upgrades and maintenance could cause temporary system delays or interruptions. Additionally, technology rapidly evolves and we cannot guarantee that our competitors may not implement more advanced technology platforms for their products and services, which may place us at a competitive disadvantage and materially and adversely affect our results of operations and business prospects.

Our service providers, including service providers to whom we outsource certain of our functions, are also subject to the risks outlined above, any one of which could result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, results of operations or financial condition.

Central banks in Europe and Japan have in recent years begun to pursue negative interest rate policies, and the Federal Open Market Committee has not ruled out the possibility that the Federal Reserve would adopt a negative interest rate policy for the United States, at some point in the future, if circumstances so warranted. Because negative interest rates are largely unprecedented, there is uncertainty as to whether the technology used by financial institutions, including us, could operate correctly in such a scenario. Should negative interest rates emerge, our hardware or software, or the hardware or software used by our contractual counterparties and financial services providers, may not function as expected or at all. In such a case, our business, results of operations or financial condition could be materially and adversely affected.

WE FACE COMPETITION FROM OTHER INSURANCE COMPANIES, BANKS AND OTHER FINANCIAL INSTITUTIONS, WHICH MAY ADVERSELY IMPACT OUR MARKET SHARE AND RESULTS OF OPERATIONS.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. As a result, this competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. As with any highly competitive market, competitive pricing structures are important. If competitors charge lower fees for similar products or strategies, we may decide to reduce the fees on our own products or strategies (either directly on a gross basis or on a net basis through fee waivers) in order to retain or attract customers. Such fee reductions, or other effects of competition, could have a material adverse effect on our business, results of operations or financial condition.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We may also face competition from new market entrants or non-traditional or online competitors, which may have a material adverse effect on our business.

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Our ability to compete is dependent on numerous factors including, among others, our financial strength as evidenced, in part, by our financial and claims-paying ratings; new regulations or different interpretations of existing regulations; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; the tax-favored status certain of our products receive under current federal and state laws; and, with respect to variable insurance products, investment options, flexibility and investment management performance.

Many of our competitors also have been able to increase their distribution systems through mergers, acquisitions, partnerships or other contractual arrangements. Furthermore, larger competitors may have lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. These competitive pressures could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitability. In addition, if our financial strength and credit ratings are lower than our competitors, we may experience increased surrenders or a significant decline in sales. The competitive landscape in which we operate may be further affected by government sponsored programs or regulatory changes in the United States and similar governmental actions outside of the United States. Competitors that receive governmental financing, guarantees or other assistance, or that are not subject to the same regulatory constraints, may have or obtain pricing or other competitive advantages. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

We may also face competition from new entrants into our markets, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies, including us, by providing new services or creating new distribution channels.

THE INABILITY OF AXA ADVISORS AND AXA NETWORK TO RECRUIT, MOTIVATE AND RETAIN EXPERIENCED AND PRODUCTIVE FINANCIAL PROFESSIONALS AND AXA EQUITABLE'S INABILITY TO RECRUIT, MOTIVATE AND RETAIN KEY EMPLOYEES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Financial professionals associated with AXA Advisors and AXA Network, LLC ("AXA Network") and AXA Equitable's key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. Companies compete for financial professionals principally with respect to compensation policies, products and sales support. Competition is particularly intense in the hiring and retention of experienced financial professionals. Our ability to incentivize our employees and financial professionals may be adversely affected by tax reform. We cannot provide assurances that AXA Equitable, AXA Advisors or AXA Network will be successful in their respective efforts to recruit, motivate and retain key employees and top financial professionals, and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

We also rely upon the knowledge and experience of AXA Equitable's employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and U.S. GAAP and statutory financial statements and operation of internal controls. A loss of such employees, including as a result of shifting AXA Equitable's real estate footprint away from the New York metropolitan area, could adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal control over financial reporting.

MISCONDUCT BY AXA EQUITABLE'S EMPLOYEES COULD EXPOSE US TO SIGNIFICANT LEGAL LIABILITY AND REPUTATIONAL HARM.

Past or future misconduct by AXA Equitable's employees could result in violations of law, regulatory sanctions or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. AXA Equitable employs controls and procedures designed to monitor its employees' business decisions and to prevent AXA Equitable from taking excessive or inappropriate risks, including with respect to information security, but its employees may take such risks regardless of such controls and procedures. AXA Equitable's compensation policies and practices are reviewed by it as part of its overall risk management program, but it is possible that such compensation policies and practices could inadvertently incentivize excessive or inappropriate risk taking. If AXA Equitable's employees take excessive or inappropriate risks, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.

WE MAY ENGAGE IN STRATEGIC TRANSACTIONS THAT COULD POSE RISKS AND PRESENT FINANCIAL, MANAGERIAL AND OPERATIONAL CHALLENGES.

We may consider potential strategic transactions, including acquisitions, dispositions, mergers, consolidations, joint ventures and similar transactions, some of which may be material. These transactions may not be effective and could result in decreased earnings and harm to our

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competitive position. In addition, these transactions, if undertaken, may involve a number of risks and present financial, managerial and operational challenges, including:

   . adverse effects on our earnings if acquired intangible assets or goodwill become impaired;

   . unanticipated difficulties integrating operating facilities technologies and new technologies;

   .   higher than anticipated costs related to integration;

   . existence of unknown liabilities or contingencies that arise after closing; and

   .   potential disputes with counterparties.

Acquisitions also pose the risk that any business we acquire may lose customers or employees or could underperform relative to expectations. Additionally, the loss of investment personnel poses the risk that we may lose the AUM we expected to manage, which could materially and adversely affect our business, results of operations or financial condition. Furthermore, strategic transactions may require us to increase our leverage or, if we issue shares to fund an acquisition, would dilute the holdings of the existing stockholders. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.

OUR BUSINESS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY THE OCCURRENCE OF A CATASTROPHE, INCLUDING NATURAL OR MAN-MADE DISASTERS.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have an adverse effect on our business in several respects:

..   we could experience long-term interruptions in our service and the services provided by our significant vendors due to the effects of catastrophic events. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data;

..   the occurrence of a pandemic disease could have a material adverse effect on our liquidity and operating results due to increased mortality and, in certain cases, morbidity rates;

..   the occurrence of any pandemic disease, natural disaster, terrorist attacks or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service;

..   a localized catastrophic event that affects the location of one or more of our corporate-owned or employer sponsored life insurance customers could cause a significant loss due to the corresponding mortality claims; and

..   a terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio, including loss of AUM and losses due to significant volatility, and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

In the event of a disaster, such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyber-attack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Our ability to conduct business may be adversely affected by a disruption in the infrastructure that supports our operations and the communities in which they are located. This may include a disruption involving electrical, communications, transportation or other services we may use or third parties with which we conduct business. If a disruption occurs in one location and our employees in that location are unable to occupy our offices or communicate with or travel to other locations, our ability to conduct business with and on behalf of our clients may suffer, and we may not be able to successfully implement contingency plans that depend on communication or travel. Furthermore, unauthorized access to our systems as a result of a security breach, the failure of our systems, or the loss of data could give rise to legal proceedings or regulatory penalties under laws protecting the privacy of personal information, disrupt operations and damage our reputation.

Our operations require experienced, professional staff. Loss of a substantial number of such persons or an inability to provide properly equipped places for them to work may, by disrupting our operations, adversely affect our business, results of operations or financial condition. In addition, our property and business interruption insurance may not be adequate to compensate us for all losses, failures or breaches that may occur.

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WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND MAY BE SUBJECT TO
INFRINGEMENT CLAIMS BY A THIRD PARTY.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

THE INSURANCE THAT WE MAINTAIN MAY NOT FULLY COVER ALL POTENTIAL EXPOSURES.

We maintain property, business interruption, cyber, casualty and other types of insurance, but such insurance may not cover all risks associated with the operation of our business. Our coverage is subject to exclusions and limitations, including higher self-insured retentions or deductibles and maximum limits and liabilities covered. In addition, from time to time, various types of insurance may not be available on commercially acceptable terms or, in some cases, at all. We are potentially at additional risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. In the future, we may not be able to obtain coverage at current levels, if at all, and our premiums may increase significantly on coverage that we maintain. We can make no assurance that a claim or claims will be covered by our insurance policies or, if covered, will not exceed the limits of available insurance coverage, or that our insurers will remain solvent and meet their obligations. Currently, we are party to certain joint insurance arrangements with AXA; accordingly, if AXA ceases to own a majority of Holdings' outstanding common stock, we may need to obtain stand-alone insurance coverage, which may be at a higher price for the same coverage, which would increase our costs and may materially and adversely affect our business, results of operations or financial condition.

DURING THE COURSE OF PREPARING OUR FINANCIAL STATEMENTS, WE IDENTIFIED TWO MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING. IF OUR REMEDIATION OF THESE MATERIAL WEAKNESSES IS NOT EFFECTIVE, WE MAY BE UNABLE TO REPORT OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS ACCURATELY OR ON A TIMELY BASIS.

We have identified two material weaknesses in the design and operation of our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our management has concluded that we do not (i) maintain effective controls to timely validate actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance timely reviews of assumptions and data have occurred, and, as a result, errors were identified in future policyholders' benefits and deferred policy acquisition costs balances; and (ii) maintain sufficient experienced personnel to prepare the Company's financial statements and to verify adjusting journal entries were completely and accurately recorded to the appropriate accounts and, as a result, errors were identified in the Company's financial statements.

These material weaknesses resulted in revisions in the Company's previously issued annual financial statements as of and for the years ended December 31, 2016 and 2015, that were not considered material. Additionally, these material weaknesses could result in a misstatement of the Company's financial statements or disclosures that would result in a material misstatement to the Company's annual financial statements that would not be prevented or detected.

Since identifying the material weakness related to our actuarial models, we have been, and are currently in the process of, remediating by taking steps to validate all existing actuarial models and valuation systems as well as to improve controls and processes around our assumption and data process. These steps include verifying inputs and unique algorithms, ensuring alignment with documented accounting standards and verifying assumptions used in our models are consistent with documented assumptions and data is reliable. The remediation efforts are being performed by our internal model risk team (which is separate from our modeling and valuation teams), as supported by third party firms. We will continue to enhance controls to ensure our models, including assumptions and data, are revalidated on a fixed calendar schedule and that new model changes and product features are tested through our internal model risk team prior to adoption within our models and systems. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate when the remediation will be completed.

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Since identifying the material weakness related to our journal entry process, we have been, and are currently in the process of, remediating by taking steps to strengthen the control function related to our financial closing process. These steps include recruiting additional personnel, retaining external expert resources, further automating entries where possible, enhancing the design of certain management review controls and providing training regarding internal control processes. We will continue to enhance controls to ensure the financial closing process is effectively implemented. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate when the remediation will be completed.

If we fail to remediate effectively these material weaknesses or if we identify additional material weaknesses in our internal control over financial reporting, we may be unable to report our financial condition or financial results accurately or report them within the timeframes required by the Securities and Exchange Commission (the "SEC"). If this were the case, we could become subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, failure to report our financial condition or financial results accurately or report them within the timeframes required by the SEC could cause us to curtail or cease sales of certain variable insurance products. In addition, if we are unable to determine that our internal control over financial reporting or our disclosure controls and procedures are effective, users of our financial statements may lose confidence in the accuracy and completeness of our financial reports, we may face reduced ability to obtain financing and restricted access to the capital markets, and we may be required to curtail or cease sales of our products.

CHANGES IN ACCOUNTING STANDARDS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Our financial statements are prepared in accordance with U.S. GAAP, the principles of which are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board ("FASB"). In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our business, results of operations or financial condition.

FASB is working on several projects which could result in significant changes in U.S. GAAP, including how we account for our insurance contracts and financial instruments and how our financial statements are presented. The changes to U.S. GAAP could affect the way we account for and report significant areas of our business, could impose special demands on us in the areas of governance, employee training, internal controls and disclosure and will likely affect how we manage our business.

In addition, AXA, our parent company, prepares consolidated financial statements in accordance with International Financial Reporting Standards ("IFRS"). From time to time, AXA may be required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the International Accounting Standards Board. In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on AXA's business, results of operations or financial condition which could impact the way we conduct our business (including, for example, which products we offer), our competitive position, our hedging program and the way we manage capital.

CERTAIN OF OUR ADMINISTRATIVE OPERATIONS ARE LOCATED INTERNATIONALLY, SUBJECTING US TO VARIOUS INTERNATIONAL RISKS AND INCREASED COMPLIANCE AND REGULATORY RISKS AND COSTS.

Certain of our administrative operations are located in India and, in the future, we may seek to expand operations in India or other countries. As a result of these operations, we may be exposed to economic, operating, regulatory and political risks in those countries, such as foreign investment restrictions, substantial fluctuations in economic growth, high levels of inflation, volatile currency exchange rates and instability, including civil unrest, terrorist acts or acts of war, which could have an adverse effect on our business, financial condition or results of operations. The political or regulatory climate in the United States could also change such that it would no longer be lawful or practical for us to use international operations in the manner in which they are currently conducted. If we had to curtail or cease operations in India and transfer some or all of these operations to another geographic area, we would incur significant transition costs as well as higher future overhead costs that could adversely affect us.

In many foreign countries, particularly in those with developing economies, it may be common to engage in business practices that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA") and similar anti-bribery laws. Any violations of the FCPA or other anti-bribery laws by us, our employees, subsidiaries or local agents, could have a material adverse effect on our business and reputation and result in substantial financial penalties or other sanctions.

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FOLLOWING THE HOLDINGS IPO, WE MAY FAIL TO REPLICATE OR REPLACE FUNCTIONS,
SYSTEMS AND INFRASTRUCTURE PROVIDED BY AXA OR CERTAIN OF ITS AFFILIATES (INCLUDING THROUGH SHARED SERVICE CONTRACTS) OR LOSE BENEFITS FROM AXA'S GLOBAL CONTRACTS, AND AXA AND ITS AFFILIATES MAY FAIL TO PERFORM THE SERVICES PROVIDED FOR IN A TRANSITIONAL SERVICES AGREEMENT WITH HOLDINGS.

Historically, we have received services from AXA, including information technology services, services that support financial transactions and budgeting, risk management and compliance services, human resources services, insurance, operations and other support services, primarily through shared services contracts with various third-party service providers. Following the Holdings IPO, AXA and its affiliates will have no obligation to provide any support to us other than the services that will be provided pursuant to a transitional services agreement with Holdings (the "Transitional Services Agreement"). Under the Transitional Services Agreement, AXA will continue to provide certain services, either directly or on a pass-through basis, and AXA Financial Group companies will continue to provide AXA with certain services, either directly or on a pass-through basis. The Transitional Services Agreement will not continue indefinitely.

We will work to replicate or replace the services that we will continue to need in the operation of our business that are provided currently by AXA or its affiliates through shared service contracts they have with various third-party providers and that will continue to be provided under the Transitional Services Agreement for applicable transitional periods. We cannot assure you that we will be able to obtain the services at the same or better levels or at the same or lower costs directly from third-party providers. As a result, when AXA or its affiliates cease providing these services to us, either as a result of the termination of the Transitional Services Agreement or individual services thereunder or a failure by AXA or its affiliates to perform their respective obligations under the Transitional Services Agreement, our costs of procuring these services or comparable replacement services may increase, and the cessation of such services may result in service interruptions and divert management attention from other aspects of our operations.

There is a risk that an increase in the costs associated with replicating and replacing the services provided to us under the Transitional Services Agreement and the diversion of management's attention to these matters could have a material adverse effect on our business, results of operations or financial condition. We may fail to replicate the services we currently receive from AXA on a timely basis or at all. Additionally, we may not be able to operate effectively if the quality of replacement services is inferior to the services we are currently receiving. Furthermore, once we are no longer an affiliate of AXA, we will no longer receive certain group discounts and reduced fees that we are eligible to receive as an affiliate of AXA. The loss of these discounts and reduced fees could increase our expenses and have a material adverse effect on our business, results of operations or financial condition.

COSTS ASSOCIATED WITH ANY REBRANDING THAT HOLDINGS AND ITS SUBSIDIARIES EXPECT TO UNDERTAKE AFTER AXA CEASES TO OWN AT LEAST A MAJORITY OF HOLDINGS' OUTSTANDING COMMON STOCK COULD BE SIGNIFICANT.

Prior to the Holdings IPO, certain AXA Financial Group companies have marketed their products and services using the "AXA" brand name and logo together with the "Equitable" brand. They expect to continue to use the "AXA" brand name and logo following settlement of the Holdings IPO. We, as a group, have benefited, and will continue to benefit, from trademarks licensed in connection with the AXA brand. We believe the association with AXA provides us with preferred status among our customers, vendors and other persons due to AXA's globally recognized brand, reputation for high quality products and services and strong capital base and financial strength. Any rebranding we undertake could adversely affect our ability to attract and retain customers, which could result in reduced sales of our products. We cannot accurately predict the effect that any rebranding we undertake will have on our business, customers or employees. We expect to incur significant costs, including marketing expenses, in connection with any rebranding of our business. Any adverse effect on our ability to attract and retain customers and any costs could have a material adverse effect on our business, results of operations or financial condition.

RISKS RELATING TO CREDIT, COUNTERPARTIES AND INVESTMENTS

OUR COUNTERPARTIES' REQUIREMENTS TO PLEDGE COLLATERAL OR MAKE PAYMENTS RELATED TO DECLINES IN ESTIMATED FAIR VALUE OF DERIVATIVE CONTRACTS EXPOSES US TO COUNTERPARTY CREDIT RISK AND MAY ADVERSELY AFFECT OUR LIQUIDITY.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition. Additionally, the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and other regulations may increase the need for liquidity and for the amount of collateral assets in excess of current levels.

WE MAY BE MATERIALLY AND ADVERSELY AFFECTED BY CHANGES IN THE ACTUAL OR PERCEIVED SOUNDNESS OR CONDITION OF OTHER FINANCIAL INSTITUTIONS AND MARKET PARTICIPANTS.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. The failure of any financial institution could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the

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commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as "systemic risk" and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry. Regulatory changes implemented to address systemic risk could also cause market participants to curtail their participation in certain market activities, which could decrease market liquidity and increase trading and other costs.

LOSSES DUE TO DEFAULTS, ERRORS OR OMISSIONS BY THIRD PARTIES, INCLUDING OUTSOURCING RELATIONSHIPS, COULD MATERIALLY AND ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivatives contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries. Defaults by one or more of these parties on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other factors, or even rumors about potential defaults by one or more of these parties, could have a material adverse effect on our business, results of operations or financial condition.

We also depend on third parties and affiliates in other contexts, including as distribution partners. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We rely on various counterparties and other vendors to augment our existing investment, operational, financial and technological capabilities, but the use of a vendor does not diminish our responsibility to ensure that client and regulatory obligations are met. Default rates, credit downgrades and disputes with counterparties as to the valuation of collateral increase significantly in times of market stress. Disruptions in the financial markets and other economic challenges may cause our counterparties and other vendors to experience significant cash flow problems or even render them insolvent, which may expose us to significant costs and impair our ability to conduct business.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially and adversely impact our business, results of operations and financial condition.

We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses or adversely affect our ability to use those securities or obligations for liquidity purposes. While in many cases we are permitted to require additional collateral from counterparties that experience financial difficulty, disputes may arise as to the amount of collateral we are entitled to receive and the value of pledged assets. Our credit risk may also be exacerbated when the collateral we hold cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivatives exposure that is due to us, which is most likely to occur during periods of illiquidity and depressed asset valuations, such as those experienced during the financial crisis. The termination of contracts and the foreclosure on collateral may subject us to claims for the improper exercise of rights under the contracts. Bankruptcies, downgrades and disputes with counterparties as to the valuation of collateral tend to increase in times of market stress and illiquidity.

GROSS UNREALIZED LOSSES ON FIXED MATURITY SECURITIES MAY BE REALIZED OR RESULT IN FUTURE IMPAIRMENTS, RESULTING IN A REDUCTION IN OUR NET INCOME (LOSS).

Fixed maturity securities classified as available-for-sale are reported at fair value. Unrealized gains or losses on available-for-sale securities are recognized as a component of other comprehensive income (loss) and are, therefore, excluded from net income (loss). Our gross unrealized losses on fixed maturity securities at December 31, 2017 were approximately $4 million. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net income (loss) when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net income (loss) in a particular quarterly or annual period.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting issuers or guarantors of particular securities we hold, or similar trends that could worsen the credit quality of issuers, such as the corporate issuers of securities in our investment portfolio, could also have a similar effect. With economic uncertainty, credit quality of issuers or guarantors could be adversely affected. Similarly, a ratings downgrade affecting a

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security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our RBC level. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

SOME OF OUR INVESTMENTS ARE RELATIVELY ILLIQUID AND MAY BE DIFFICULT TO SELL, OR TO SELL IN SIGNIFICANT AMOUNTS AT ACCEPTABLE PRICES, TO GENERATE CASH TO MEET OUR NEEDS.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities and alternative investments. In the past, even some of our very high-quality investments experienced reduced liquidity during periods of market volatility or disruption. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

RISKS RELATING TO OUR REINSURANCE AND HEDGING PROGRAMS

OUR REINSURANCE AND HEDGING PROGRAMS MAY BE INADEQUATE TO PROTECT US AGAINST THE FULL EXTENT OF THE EXPOSURE OR LOSSES WE SEEK TO MITIGATE.

Certain of our products contain minimum crediting rates. Downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance and hedging programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be effective in reducing such risks. For example, in the event that reinsurers, derivatives or other counterparties or central clearinghouses do not pay balances due or do not post the required amount of collateral as required under our agreements, we still remain liable for the guaranteed benefits.

REINSURANCE. We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products with regard to mortality. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. For example, a material amount of liabilities were reinsured to Protective Life Insurance Company ("Protective Life") in October 2013. Given our significant concentration of reinsurance with Protective Life, if Protective Life fails to perform its obligations under the reinsurance treaty, such a failure could have a material adverse impact on our results of operations and financial condition. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our results of operations and financial condition.

We are continuing to use reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Some of our reinsurance contracts contain provisions that limit the reinsurer's ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates that it charges on a block of in-force business, in some instances, we will not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks. While in recent years, we have faced a number of rate increase actions on in-force business, to date they have not had a material effect on our business, results of operations or financial condition. However, there can be no assurance that the outcome of future rate increase actions would have no material effect. In addition, market conditions beyond our control determine the availability and cost of reinsurance for new business. If reinsurers raise the rates that they charge on new business, we may be forced to raise our premiums, which could have a negative impact on our competitive position.

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HEDGING PROGRAMS. We hedge crediting rates to mitigate certain risks associated with certain of our products and investment options that permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while we absorb, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers. In certain cases, however, we may not be able to apply these techniques to effectively hedge these risks because the derivative markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, fund performance, market volatility, interest rates and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact results of operations and financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our results of operations and financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition.

For further discussion, see below " -- Risks Relating to Estimates, Assumptions and Valuations -- Our risk management policies and procedures may not be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks, which could negatively affect our business, results of operations or financial condition."

OUR REINSURANCE ARRANGEMENTS MAY BE ADVERSELY IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS REGARDING THE USE OF CAPTIVES.

We had ceded to our affiliate, AXA RE Arizona Company, a captive reinsurance company established by AXA Financial in 2003 ("AXA RE Arizona"), the no lapse guarantee riders contained in certain variable and interest sensitive life policies. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re Company ("EQ AZ Life Re"), a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings.

In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the "Standard"), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life insurance ("XXX") business and universal life with secondary guarantees ("AXXX") business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer's use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer's future obligations. The NAIC implemented the framework through an actuarial guideline ("AG 48"), which requires the actuary of the ceding insurer that opines on the insurer's reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our current and future Arizona captives. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state's adoption of the model regulation. The NAIC left for future action the application of the Standard to captives that assume variable annuity business.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture this business and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see "Description of Business -- Reinsurance and Hedging" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATING TO THE PRODUCTS WE OFFER, OUR STRUCTURE AND PRODUCT DISTRIBUTION

OUR PRODUCTS CONTAIN NUMEROUS FEATURES AND ARE SUBJECT TO EXTENSIVE REGULATION AND FAILURE TO ADMINISTER OR MEET ANY OF THE COMPLEX PRODUCT REQUIREMENTS MAY ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among

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others, state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority, Inc. ("FINRA"), the U.S. Department of Labor (the "DOL") and the Internal Revenue Service (the "IRS").

For example, U.S. federal income tax law imposes requirements relating to insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code of 1986, as amended (the "Code"). Additionally, state and federal securities and insurance laws impose requirements relating to insurance product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our business, results of operations or financial condition.

Many of our products and services are complex and are frequently sold through intermediaries. In particular, we rely on intermediaries to describe and explain our products to potential customers. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could adversely affect our reputation and business, as well as lead to potential regulatory actions or litigation.

THE AMOUNT OF STATUTORY CAPITAL THAT WE HAVE AND THE AMOUNT OF STATUTORY CAPITAL WE MUST HOLD TO MEET OUR STATUTORY CAPITAL REQUIREMENTS AND OUR FINANCIAL STRENGTH AND CREDIT RATINGS CAN VARY SIGNIFICANTLY FROM TIME TO TIME.

Statutory accounting standards and capital and reserve requirements for MLOA are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in interest rates, changes to existing RBC formulas, changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels and the value and credit rating of certain fixed income and equity securities in our investment portfolio, including our investment in AB, which could in turn reduce our statutory capital. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in our RBC ratio, whether or not it results in a failure to meet applicable RBC requirements could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

CHANGES IN STATUTORY RESERVE OR OTHER REQUIREMENTS OR THE IMPACT OF ADVERSE MARKET CONDITIONS COULD RESULT IN CHANGES TO OUR PRODUCT OFFERINGS THAT COULD MATERIALLY AND ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances may cause us to modify and/or eliminate certain features of various products, including our universal life products among others, and could cause the suspension or cessation of sales of certain products in the future. Any modifications to products that we may make could result in certain of our products being less attractive and/or competitive. This could adversely impact sales which could negatively impact AXA Advisors' ability to retain its sales personnel and our ability to maintain our distribution relationships. This, in turn, may negatively impact our business and results of operations and financial condition.

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A DOWNGRADE IN OUR FINANCIAL STRENGTH AND CLAIMS-PAYING RATINGS COULD ADVERSELY
AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies' opinions regarding an insurance company's ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Holdings or AXA Financial could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital. Upon announcement of AXA's plan to pursue the Holdings IPO, MLOA's and AXA Financial's ratings were downgraded by AM Best, Moody's and Fitch and AXA Financial's ratings were downgraded by AM Best, S&P, Moody's and Fitch. We may face additional downgrades as a result of the Holdings IPO or future sales of Holdings' common stock by AXA.

As rating agencies continue to evaluate the financial services industry, it is possible that rating agencies will heighten the level of scrutiny that they apply to financial institutions, increase the frequency and scope of their credit reviews, request additional information from the companies that they rate and potentially adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels. It is possible that the outcome of any such review of us would have additional adverse ratings consequences, which could have a material adverse effect on our business, results of operations or financial condition. We may need to take actions in response to changing standards or capital requirements set by any of the rating agencies which could cause our business and operations to suffer. We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies.

AXA FINANCIAL COULD SELL INSURANCE PRODUCTS THROUGH ANOTHER ONE OF ITS INSURANCE SUBSIDIARIES WHICH WOULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND TOTAL REVENUES.

We are an indirect, wholly owned subsidiary of AXA Financial, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, AXA Financial could sell insurance products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues. This in turn would negatively impact our business, results of operations and financial condition.

THE ABILITY OF FINANCIAL PROFESSIONALS ASSOCIATED WITH AXA ADVISORS AND AXA NETWORK TO SELL OUR COMPETITORS' PRODUCTS COULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND REVENUES.

Most of the financial professionals associated with AXA Advisors and AXA Network are permitted to sell products from competing unaffiliated insurance companies. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitor's products instead of ours. To the extent the financial professionals sell our competitors' products rather than our products, we may experience reduced sales and revenues.

A LOSS OF, OR SIGNIFICANT CHANGE IN, KEY PRODUCT DISTRIBUTION RELATIONSHIPS COULD MATERIALLY AND ADVERSELY AFFECT SALES.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these distribution intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the breadth of our product offerings, the strength of our brand, our perceived stability and financial strength ratings, and the marketing and services we provide to, and the strength of the relationships we maintain with, individual third-party distributors. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

Furthermore, an interruption in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operations or financial condition. The sale of shares by AXA in the Holdings IPO could prompt some third parties to re-price, modify or terminate their distribution or vendor relationships with us due to a perceived uncertainty related to the Holdings IPO or our business. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operations or financial

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condition. Distributors may elect to suspend, alter, reduce or terminate their distribution relationships with us for various reasons, including uncertainty related to the Holdings IPO, changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks.

We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers.

Because our products are distributed through unaffiliated firms, we may not be able to monitor or control the manner of their distribution despite our training and compliance programs. If our products are distributed by such firms in an inappropriate manner, or to customers for whom they are unsuitable, we may suffer reputational and other harm to our business.

CONSOLIDATION OF THIRD-PARTY DISTRIBUTORS OF INSURANCE PRODUCTS MAY ADVERSELY AFFECT THE INSURANCE INDUSTRY AND THE PROFITABILITY OF OUR BUSINESS.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. An increase in the consolidation activity of bank and other financial services companies may create firms with even stronger competitive positions, negatively impact the industry's sales, increase competition for access to third-party distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. We may also face competition from new market entrants or non-traditional or online competitors, which may have a material adverse effect on our business. Consolidation of third-party distributors or other industry changes may also increase the likelihood that third-party distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

RISKS RELATING TO ESTIMATES, ASSUMPTIONS AND VALUATIONS

OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY NOT BE ADEQUATE TO IDENTIFY, MONITOR AND MANAGE RISKS, WHICH MAY LEAVE US EXPOSED TO UNIDENTIFIED OR UNANTICIPATED RISKS, WHICH COULD NEGATIVELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods will not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of terrorism or pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our various hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. As U.S. GAAP accounting differs from the methods used to determine regulatory reserves and rating agency capital requirements, our hedging program tends to create earnings volatility in our U.S. GAAP financial statements. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.

OUR RESERVES COULD BE INADEQUATE DUE TO DIFFERENCES BETWEEN OUR ACTUAL EXPERIENCE AND MANAGEMENT'S ESTIMATES AND ASSUMPTIONS.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder

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elections (I.E., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions at least annually and update assumptions when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could materially and adversely impact our business, results of operations or financial condition.

OUR PROFITABILITY MAY DECLINE IF MORTALITY, LONGEVITY OR PERSISTENCY OR OTHER EXPERIENCE DIFFER SIGNIFICANTLY FROM OUR PRICING EXPECTATIONS OR RESERVE ASSUMPTIONS.

We set prices for our insurance products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality, longevity and morbidity could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, technologies and treatments for disease or disability, the economic environment or other factors. The long-term profitability of our insurance products depends upon how our actual mortality rates, and to a lesser extent actual morbidity rates, compare to our pricing assumptions. In addition, prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers might not offer coverage at all. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would have to accept an increase in our net risk exposures, revise our pricing to reflect higher reinsurance premiums, or otherwise modify our product offering.

Pricing of our insurance products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products and policyholder perception of us, which may be negatively impacted by adverse publicity.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. For example, if policyholder elections differ from the assumptions we use in our pricing, our profitability may decline. Actual persistency that is lower than our persistency assumptions could have an adverse effect on profitability, especially in the early years of a policy, primarily because we would be required to accelerate the amortization of expenses we defer in connection with the acquisition of the policy. Actual persistency that is higher than our persistency assumptions could have an adverse effect on profitability in the later years of a block of business because the anticipated claims experience is higher in these later years. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy, the adjustments permitted under the terms of the policies may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance, including life settlements or "viaticals" and investor owned life insurance, and to a lesser extent third party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business.

WE MAY BE REQUIRED TO ACCELERATE THE AMORTIZATION OF DAC, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

DAC represents policy acquisition costs that have been capitalized. Capitalized costs associated with DAC are amortized in proportion to actual and estimated gross profits, gross premiums or gross revenues depending on the type of contract. On an ongoing basis, we test the DAC recorded on our balance sheets to determine if the amount is recoverable under current assumptions. In addition, we regularly review the estimates and assumptions underlying DAC. The projection of estimated gross profits, gross premiums or gross revenues requires the use of certain assumptions, principally related to Separate Account fund returns in excess of amounts credited to policyholders, policyholder behavior such as surrender, lapse and annuitization rates, interest margin, expense margin, mortality, future impairments and hedging costs. Estimating future gross profits, gross premiums or gross revenues is a complex process requiring considerable judgment and the forecasting of events well into the future. If these assumptions prove to be inaccurate, if an estimation technique used to estimate future gross profits, gross premiums or gross revenues is changed, or if significant or sustained equity market declines occur or persist, we could be required to accelerate the amortization of DAC, which would result in a charge to earnings. Such adjustments could have a material adverse effect on our business, results of operations or financial condition.

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WE USE FINANCIAL MODELS THAT RELY ON A NUMBER OF ESTIMATES, ASSUMPTIONS AND
PROJECTIONS THAT ARE INHERENTLY UNCERTAIN AND WHICH MAY CONTAIN ERRORS.

We use models in our hedging programs and many other aspects of our operations, including but not limited to product development and pricing, capital management, the estimation of actuarial reserves, the amortization of DAC and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could result in a negative impact to our results of operations and financial position.

THE DETERMINATION OF THE AMOUNT OF ALLOWANCES AND IMPAIRMENTS TAKEN ON OUR INVESTMENTS IS SUBJECTIVE AND COULD MATERIALLY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management's judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Furthermore, additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition.

We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, we estimate fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management's estimation and judgment. Valuations may result in estimated fair values which vary significantly from the amount at which the investments may ultimately be sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.

LEGAL AND REGULATORY RISKS

WE MAY BE MATERIALLY AND ADVERSELY IMPACTED BY U.S. FEDERAL AND STATE LEGISLATIVE AND REGULATORY ACTION AFFECTING FINANCIAL INSTITUTIONS.

Regulatory changes, and other reforms globally, could lead to business disruptions, could adversely impact the value of assets we have invested on behalf of clients and policyholders and could make it more difficult for us to conduct certain business activities or distinguish ourselves from competitors. Any of these factors could materially and adversely affect our business, results of operations or financial condition.

DODD-FRANK ACT. The Dodd-Frank Act established the Financial Stability Oversight Council ("FSOC"), which has the authority to designate non-bank systemically important financial institutions ("SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve Board, including enhanced risk-based capital requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, capital planning and stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. If the FSOC were to determine that Holdings is a non-bank SIFI, we, as a subsidiary of Holdings, would become subject to certain of these enhanced prudential standards. Other regulators, such as state insurance regulators, may also determine to adopt new or heightened regulatory safeguards as a result of actions taken by the Federal Reserve Board in connection with its supervision of non-bank SIFIs. There can be no assurance that Holdings will not be designated as a non-bank SIFI, that such new or enhanced regulation will not apply to Holdings in the future, or, to the extent such regulation is adopted, that it would not have a material impact on our operations.

In addition, if Holdings were designated a SIFI, it could potentially be subject to capital charges or other restrictions with respect to activities it engages in that are limited by Section 619 of the Dodd-Frank Act, commonly referred to as the "Volcker Rule," which places limitations on the ability of banks and their affiliates to engage in proprietary trading and limits the sponsorship of, and investment in, covered funds by banking entities and their affiliates.

Title II of the Dodd-Frank Act provides that certain financial companies, including Holdings, may be subject to a special resolution regime outside the federal bankruptcy code, which is administered by the Federal Deposit Insurance Corporation as receiver, and is applied to a covered financial company upon a determination that the company presents a risk to U.S. financial stability. U.S. insurance subsidiaries of any

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such covered financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. We cannot predict how rating agencies, or our creditors, will evaluate this potential or whether it will impact our financing or hedging costs.

The Dodd-Frank Act also established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury, which has the authority, on behalf of the United States, to participate in the negotiation of "covered agreements" with foreign governments or regulators, as well as to collect information and monitor about the insurance industry. While not having a general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance, including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

While the Trump administration has indicated its intent to modify various aspects of the Dodd-Frank Act, it is unclear whether or how such modifications will be implemented or the impact any such modifications would have on our businesses.

Title VII of the Dodd-Frank Act creates a new framework for regulation of the over-the-counter ("OTC") derivatives markets. As a result of the adoption of final rules by federal banking regulators and the U.S. Commodity Futures Trading Commission ("CFTC") in 2015 establishing margin requirements for non-centrally cleared derivatives, the amount of collateral we may be required to pledge in support of such transactions may increase under certain circumstances and will increase as a result of the requirement to pledge initial margin on non-centrally cleared derivatives commencing in 2020. Notwithstanding the broad categories of non-cash collateral permitted under the rules, higher capital charges on non-cash collateral applicable to our bank counterparties may significantly increase pricing of derivatives and restrict or eliminate certain types of eligible collateral that we have available to pledge, which could significantly increase our hedging costs, adversely affect the liquidity and yield of our investments, affect the profitability of our products or their attractiveness to our customers, or cause us to alter our hedging strategy or change the composition of the risks we do not hedge.

REGULATION OF BROKER-DEALERS. The Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide), will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act").

GENERAL. From time to time, regulators raise issues during examinations or audits of us and regulated subsidiaries that could, if determined adversely, have a material impact on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. We are also subject to other regulations and may in the future become subject to additional regulations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our business, results of operations or financial condition.

WE ARE HEAVILY REGULATED, AND CHANGES IN REGULATION AND IN SUPERVISORY AND ENFORCEMENT POLICIES MAY LIMIT OUR GROWTH AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

We are subject to a wide variety of insurance and other laws and regulations. See "Description of Business -- Regulation." State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

State insurance guaranty associations have the right to assess insurance companies doing business in their state in order to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, liabilities we have currently established for these potential assessments may not be adequate.

State insurance regulators, the NAIC and other regulatory bodies regularly reexamine existing laws and regulations applicable to insurance companies and their products. For example, the NAIC as well as state regulators are currently considering implementing regulations that would apply an impartial conduct standard similar to the Department of Labor's fiduciary rule to recommendations made in connection with certain annuities and life insurance policies. For example, in December 2017, the New York Department of Financial Services proposed regulations that would adopt a "best interest" standard for the sale of life insurance and annuity products in New York. If the Arizona Department of Insurance or other state insurance regulators were to propose and adopt similar regulations, it could have significant adverse effects on our business and results of operations. Generally, changes in laws and regulations, or in interpretations thereof, including potentially rescinding prior product approvals, are often made for the benefit of the consumer at the expense of the insurer and could materially and adversely affect our business, results of operations or financial condition.

Insurance regulators have implemented, or begun to implement significant changes in the way in which insurers must determine statutory reserves and capital, particularly for products with contractual guarantees, such as variable annuities and universal life policies, and are

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considering further potentially significant changes in these requirements. The
NAIC's principle-based reserves ("PBR") approach for life insurance policies became effective on January 1, 2017, and has a three-year phase-in period. We are currently assessing the impact of, and appropriate implementation plan for, the PBR approach for life policies. The timing and extent of further changes to statutory reserves and reporting requirements are uncertain.

THE TAX REFORM ACT COULD HAVE ADVERSE OR UNCERTAIN IMPACTS ON SOME ASPECTS OF OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the "Tax Reform Act"), a broad overhaul of the Code that changes long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While we expect the Tax Reform Act to have a net positive economic impact on us, it contains measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition.

The Tax Reform Act reduces the federal corporate income tax rate to 21% beginning in 2018. On a U.S. GAAP basis, the reduction in the tax rate generally should have a positive impact on our earnings, but resulted in a reduction in the value of our deferred tax assets and an associated one-time earnings impact in 2017.

On a statutory basis, we recorded a reduction in our admitted deferred tax assets reported in 2017. The NAIC could also, as a result of the Tax Reform Act, revise certain items indirectly linked to the federal corporate tax rate in the RBC formula and CTE calculations. Such revisions could have a negative impact on our RBC level and CTE calculations, depending on the implementation. We continue to monitor potential regulatory changes following the Tax Reform Act.

The Tax Reform Act includes provisions that modify the calculation of the dividends received deduction ("DRD"), change how deductions are determined for insurance reserves, increase the amount of policy acquisition expense (also called tax "DAC") that must be capitalized and amortized for federal income tax purposes, limit the use of net operating losses ("NOLs") and limit deductions for net interest expense. These provisions could adversely affect our business, results of operations or financial condition, notwithstanding the lower corporate income tax rate. These provisions could also impact our investments and investment strategies.

We are assessing the overall impact that the Tax Reform Act is expected to have on our business, results of operations and financial condition.

FUTURE CHANGES IN U.S. TAX LAWS AND REGULATIONS OR INTERPRETATIONS THEREOF COULD REDUCE OUR EARNINGS AND NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, INCLUDING BY MAKING OUR PRODUCTS LESS ATTRACTIVE TO CONSUMERS.

Future changes in U.S. tax laws could have a material adverse effect on our business, results of operations or financial condition. We anticipate that, following the recently enacted Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the DRD, tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.

Many of the products that we sell benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, life insurance contracts currently allow policyholders to defer the recognition of taxable income earned within the contract. While the Tax Reform Act does not change these rules, a future change in law that modifies or eliminates this tax-favored status could reduce demand for our products. Such changes could reduce our earnings and negatively impact our business.

LEGAL AND REGULATORY ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR REPUTATION, BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life and health insurers in the jurisdictions in which we do business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payment of death benefits and the reporting and escheatment of unclaimed property alleged breach of fiduciary duties, discrimination, alleged mismanagement of client funds and other general business related matters. Some of these matters have resulted in the award of substantial fines and judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

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We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. Our results of operations or financial position could be materially and adversely affected by defense and settlement costs and any unexpected material adverse outcomes in such matters, as well as in other material actions and proceedings pending against us. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. For information regarding certain legal proceedings pending against us, see Note 12 of Notes to Financial Statements.

In addition, examinations by federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, FINRA, state attorneys general and other state insurance regulators and other regulators could result in adverse publicity, sanctions, fines and other costs. We have provided and, in certain cases, continue to provide information and documents to the SEC, FINRA, state attorneys general, Arizona Department of Insurance and other state insurance departments and other regulators on a wide range of issues. On March 30, 2018, we received a copy of an anonymous letter containing general allegations relating to the preparation of our financial statements. The audit committee of AXA Financial, with the assistance of independent outside counsel, has reviewed these matters and concluded that the allegations were not substantiated and accordingly did not present any issue material to our financial statements. At this time, management cannot predict what actions the SEC, FINRA and other regulators may take or what the impact of such actions might be.

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DESCRIPTION OF BUSINESS

As used herein, the terms "MLOA," "we," "our," "us" and the "Company" refer to MONY Life Insurance Company of America, an Arizona stock life insurance corporation. The term "AXA Financial" refers to AXA Financial, Inc., a Delaware corporation. The term "AXA Financial Group" refers to AXA Financial and its consolidated subsidiaries, including AXA Equitable Life Insurance Company ("AXA Equitable"), a New York life insurance corporation. The term "Holdings" refers to AXA Equitable Holdings, Inc., a Delaware corporation. The term "AXA" refers to AXA S.A., a societe anonyme organized under the laws of France. The term "General Account" refers to the assets held in the general account of MLOA and all of the investment assets held in certain of MLOA's separate accounts on which MLOA bears the investment risk. The term "Separate Accounts" refers to the separate account investment assets of MLOA excluding the assets held in those separate accounts on which MLOA bears the investment risk. Unless otherwise defined herein, capitalized terms used in the "Description of Business" are defined in the "Risk Factors" that immediately precede this section.

OVERVIEW

MLOA, established in the state of Arizona in 1969, is a direct, wholly-owned subsidiary of AXA Equitable Financial Services, LLC ("AEFS"). AEFS is a direct, wholly-owned subsidiary of AXA Financial, Inc. ("AXA Financial," and collectively with its consolidated subsidiaries, "AXA Financial Group"). AXA Financial is a direct wholly-owned subsidiary of AXA Equitable Holdings, Inc. ("Holdings"). Holdings is an indirect wholly-owned subsidiary of AXA S.A. ("AXA"), a French holding company for the AXA Group, a worldwide leader in life, property and casualty and health insurance and asset management.

Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-sized businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

On May 10, 2017, AXA announced its intention to pursue the sale of a minority stake in our indirect parent, Holdings, through a proposed initial public offering (the "Holdings IPO") in the first half of 2018. On November 13, 2017, Holdings filed a Form S-1 registration statement with the Securities and Exchange Commission (the "SEC"). The completion of the proposed Holdings IPO will depend on, among other things, the SEC filing and review process and customary regulatory approvals, as well as market conditions. There can be no assurance that the proposed Holdings IPO will occur on the anticipated timeline or at all.

PRODUCTS

As part of AXA Financial's ongoing efforts to efficiently manage capital among its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, most sales of indexed universal life insurance to policyholders located outside of New York are being issued through MLOA. We expect that AXA Financial will continue to issue newly developed life and employee benefit insurance products to policyholders located outside of New York through MLOA. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. See "Risk Factors."

LIFE INSURANCE

Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer, as well as corporate planning solutions. We target select segments of the life insurance market: permanent life insurance, including indexed universal life ("IUL") and variable universal life ("VUL") products and term insurance. As part of a strategic shift over the past several years, we evolved our product design to be less capital-intensive and more accumulation-focused.

PERMANENT LIFE INSURANCE. Our permanent life insurance offerings are built on the premise that all clients expect to receive a benefit from the policy. The benefit may take the form of a life insurance death benefit paid at time of death no matter the age or duration of the policy or the form of access to cash that has accumulated in the policy on a tax-favored basis. In each case, the value to the client comes from access to a broad spectrum of investments that accumulate the policy value at attractive rates of return.

We have three permanent life insurance offerings built upon a universal life ("UL") insurance framework: IUL, VUL and corporate-owned life insurance targeting the small and medium-sized business market, which is a subset of VUL products. Universal life policies offer flexible premiums, and generally offer the policyholder the ability to choose one of two death benefit options: a level benefit equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy AV. Our universal life insurance products include single-life products and second-to-die (I.E., survivorship) products, which pay death benefits following the death of both insureds.

IUL. IUL uses an equity-linked approach for generating policy investment returns. The equity linked options provide upside return based on an external equity based index (E.G., S&P 500) subject to a cap. In exchange for this cap on investment returns, the policy provides downside protection in that annual investment returns are guaranteed to never be less than zero, even if the relevant index is down. In addition, there is

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an option to receive a higher cap on certain investment returns in exchange for a fee. As noted above, the performance of any universal life insurance policy also depends on the level of policy charges. For further discussion, see " -- Pricing and Fees."

VUL. VUL uses a series of investment options to generate the investment return allocated to the cash value. The subaccounts are similar to retail mutual funds: a policyholder can invest premiums in one or more underlying investment options offering varying levels of risk and growth potential. These provide long-term growth opportunities, tax-deferred earnings and the ability to make tax-free transfers among the various subaccounts. In addition, the policyholder can invest premiums in a guaranteed interest option, as well as an investment option we call the Market Stabilizer Option ("MSO"), which provides downside protection from losses in the index up to a specified percentage. We also offer corporate-owned life insurance, which is a VUL insurance product tailored specifically to support executive benefits in the small business market.

We work with our affiliate, AXA Equitable Funds Management Group, LLC ("AXA Equitable FMG"), to identify and include appropriate underlying investment options in our variable life products, as well as to control the costs of these options. AXA Equitable FMG also offers our product designers access to initial due diligence and contract negotiations for outside variable investment portfolios that may be offered within the product.

TERM LIFE. Term life provides basic life insurance protection for a specified period of time, and is typically a client's first life insurance purchase due to its relatively low cost. Life insurance benefits are paid if death occurs during the term period, as long as required premiums have been paid. The required premiums are guaranteed not to increase during the term period, otherwise known as a level pay or fixed premium. Our term products include competitive conversion features that allow the policyholder to convert their term life insurance policy to permanent life insurance within policy limits and the ability to add certain riders. Our term life portfolio includes 1, 10, 15 and 20-year term products.

OTHER BENEFITS. We offer a portfolio of riders to provide clients with additional flexibility to protect the value of their investments and overcome challenges. Our Long Term Care Services Rider provides an acceleration of the policy death benefit in the event of a chronic illness. The MSO, referred to above and offered via a policy rider on our variable life products, provides policyholders with the opportunity to manage volatility. The return of premium rider provides a guarantee that the death benefit payable will be no less than the amount invested in the policy.

EMPLOYEE BENEFITS

We currently offer a suite of insurance products to small and medium-sized businesses. Our primary employee benefit product offerings include:

DENTAL. We have partnered with a leading national PPO network to provide flexible, comprehensive dental coverage, as well as access to an extensive network with approximately 200,000 dental access points and over 80,000 unique dental providers. Our plans cover routine cleanings, fillings and major dental procedures, as well as optional orthodontia and teeth whitening benefits.

VISION. We have partnered with a leading vision network with over 71,000 access points and nearly 4,500 participating retail chain locations. Our plans cover eye exams, glasses, and contact lenses as well as discounts on laser vision correction surgery.

LIFE INSURANCE. Life insurance can provide security and help offset financial burdens in the event of death. Additional benefits options can include supplemental life, voluntary life, or family protection.

SHORT AND LONG-TERM DISABILITY. Disability insurance provides partial replacement of lost earnings for insured employees who become disabled, as defined by their plan provisions. Our products include both short and long-term disability coverage options.

DEDUCTIBLE INSURANCE. Deductible insurance provides employees with access to additional coverage that can relieve the expenses of high out-of-pocket medical costs and help cover deductibles, coinsurance and copays.

HOSPITAL-PLUS. Hospital Plus (a.k.a. Hospital Indemnity) provides employees with coverage for a variety of expenses, including hospital stays, emergency room visits, rehabilitation and even childcare during hospitalization.

CRITICAL ILLNESS. Critical illness coverage protects employees from expenses that can arise from a serious illness, such as a heart attack, stroke, or cancer. Payments are made directly to employees and can be used for items not covered by their medical plans, such as paying for childcare or making necessary modifications to their home.

Employee benefit products accounted for 88% of total first year premiums in 2017.

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MARKETS

We are focused on targeted segments of the market, particularly affluent and high net worth individuals, as well as small and medium-sized businesses. We focus on creating value for our customers through the differentiated features and benefits we offer on our products. Our employee benefit product suite is targeted to small and medium-sized businesses seeking simple, technology-driven employee benefits management.

DISTRIBUTION

We primarily distribute life insurance through two channels: our affiliate, AXA Advisors, LLC ("AXA Advisors"), and third-party firms. To supplement our sales through AXA Advisors, distribution through third-party firms provides efficient access to independent producers on a largely variable cost basis. Brokerage general agencies, producer groups, banks, wirehouses, independent broker-dealers and registered investment advisers are all important partners who distribute our products today. We also have a competitive strength serving specialty markets including professional athletes, entertainers and foreign national residents.

We distribute our employee benefits products through AXA Advisors and through a growing network of third-party firms, including private exchanges, health plans and professional employer organizations.

COMPETITION

The life insurance industry consists of many companies with no single company dominating the market for all products. We selectively compete with large, well-established life insurance companies in a mature market, where product features, price and service are key drivers. We primarily compete with others based on these drivers as well as distribution channel relationships, brand recognition, financial strength ratings and financial stability. We are selective in our markets of interest and will continue to focus deeply in those areas that align to our offering.

The employee benefits marketplace is a fast-moving, competitive environment. The main factors of competition include price, quality of customer service and claims management, technological capabilities, quality of distribution and financial strength ratings. In this market, we compete with several companies offering similar products. In addition, there is competition in attracting brokers to actively market our products. Key competitive factors in attracting brokers include product offerings and features, financial strength, support services and compensation.

UNDERWRITING

Our life insurance underwriting process, built around extensive underwriting guidelines, is designed to assign prospective insureds to risk classes in a manner that is consistent with our business and financial objectives, including our risk appetite and pricing expectations.

As part of making an underwriting decision, our underwriters evaluate information disclosed as part of the application process as well as information obtained from other sources after the application. This information includes, but is not limited to, the insured's age and sex, results from medical exams and financial information.

We continue to research and develop guideline changes to increase the efficiency of our underwriting process (E.G., through the use of predictive models), both from an internal cost perspective and our customer experience perspective. We manage changes to our underwriting guidelines though a robust governance process that ensures that our underwriting decisions continue to align with our business and financial objectives, including risk appetite and pricing expectations. We continuously monitor our underwriting decisions through internal audits and other quality control processes, to ensure accurate and consistent application of our underwriting guidelines.

We use reinsurance to manage our mortality risk and volatility. Our reinsurer partners regularly review our underwriting practices and mortality and lapse experience through audits and experience studies, the outcome of which have consistently validated the high-quality underwriting process and decisions.

We manage the employee benefits underwriting process to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is continuously monitored through internal underwriting audits to achieve high standards of underwriting and consistency.

PRICING AND FEES

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements. The primary

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source of revenue from our life insurance business is premiums, investment income, asset-based fees (including investment management and 12b-1 fees) and policy charges (expense loads, surrender charges, mortality charges and other policy charges).

Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We set appropriate plans for the group based on demographic information and, for larger groups, also evaluate the experience of the group. The claims experience is reviewed at time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

RISK MANAGEMENT

We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.

REINSURANCE

We use reinsurance to mitigate a portion of the risk and optimize the capital efficiency and operating returns of our in-force life insurance portfolio. As part of our risk management function, we continuously monitor the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.

NON-AFFILIATE REINSURANCE. In October 2013, we entered into a reinsurance agreement (the "Reinsurance Agreement") with Protective Life pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by MLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million, in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective Life whereby Protective Life will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Notes 7 and 8 of Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

For business not reinsured with Protective Life, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. We generally obtain reinsurance for the portion of a life insurance policy that exceeds $4 million. For amounts in excess of our retention limits, we use both affiliate and non-affiliate reinsurance.

For our employee benefits business, Group Reinsurance Plus provides reinsurance on our short and long-term disability products. Our current arrangement provides quota share reinsurance at 50% for disability products.

CAPTIVE REINSURANCE. In addition to non-affiliated reinsurance, we had ceded to our affiliate, AXA RE Arizona, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re, a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings.

For additional information, see "Risk Factors" and Notes 7 and 8 of Notes to Financial Statements.

REINSURANCE ASSUMED

We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 7 and 8 of Notes to Financial Statements.

HEDGING

We hedge crediting rates to mitigate certain risks associated with certain of our products and investment options that permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while we absorb, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers.

For additional information about reinsurance and hedging strategies, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 3, 7 and 8 of Notes to Financial Statements.

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AXA EQUITABLE FMG

AXA Equitable FMG oversees our variable funds and offers benefits throughout our organization. AXA Equitable FMG helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising an attractive array of proprietary investment portfolios (each, a "Portfolio," and together, the "Portfolios"), AXA Equitable FMG brings investment acumen, financial controls and economies of scale to the construction of high-quality, economical underlying investment options for our products. Finally, AXA Equitable FMG is able to negotiate favorable terms for investment services, operations, trading and administrative function for the Portfolios.

AXA Equitable FMG provides investment management and administrative services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance products. AXA Equitable FMG is registered as an investment adviser under the Investment Advisers Act. AXA Equitable FMG serves as the investment adviser to three investment companies that are registered under the Investment Company Act of 1940, as amended -- EQ Advisors Trust ("EQAT"), AXA Premier VIP Trust ("VIP Trust") and 1290 Funds (each, a "Trust" and collectively, the "Trusts") -- and to two private investment trusts established in the Cayman Islands. Each of the investment companies and private investment trusts is a "series" type of trust with multiple Portfolios. AXA Equitable FMG provides discretionary investment management services to the Portfolios, including, among other things,
(1) portfolio management services for the Portfolios; (2) selecting investment sub-advisers and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. AXA Equitable FMG also provides administrative services to the Portfolios. AXA Equitable FMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

AXA Equitable FMG has a variety of responsibilities for the general management and administration of its investment company clients. One of AXA Equitable FMG's primary responsibilities is to provide clients with portfolio management and investment advisory evaluation services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser's performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, AXA Equitable FMG has entered into sub-advisory agreements with more than 40 different sub-advisers, including AB and other AXA affiliates. Another primary responsibility of AXA Equitable FMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients. The administrative services that AXA Equitable FMG provides to the Portfolios include, among others, coordination of each Portfolio's audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily net asset value accounting; risk management; and oversight of proxy voting procedures and anti-money laundering program.

REGULATION

INSURANCE REGULATION

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent licensing, approval of policy forms and, for certain lines of insurance, approval or filing of rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see "Risk Factors."

Supervisory agencies in each of the jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts, and make requests for particular information from us. Periodic financial examinations of the books, records, accounts and business practices of insurers domiciled in their states are generally conducted by such supervisory agencies every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state

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insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risk, see "Risk Factors -- Legal and Regulatory Risks."

We are required to file detailed annual financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The NAIC has approved a series of uniform statutory accounting principles ("SAP") that have been adopted, in some cases with minor modifications, by all state insurance regulators. As a basis of accounting, SAP was developed to monitor and regulate the solvency of insurance companies. In developing SAP, the insurance regulators were primarily concerned with assuring an insurer's ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer's domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are usually different from those reflected in financial statements prepared under SAP.

HOLDING COMPANY AND SHAREHOLDER DIVIDEND REGULATION. Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, if material, typically require prior notice and approval or non-disapproval by the state's insurance regulator.

The insurance holding company laws and regulations generally also require a controlled insurance company (insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. States generally require the ultimate controlling person of a U.S. insurer to file an annual enterprise risk report with the lead state of the insurance holding company system identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

State insurance holding company regulations also regulate changes in control. State laws generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of such insurance company's domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired "control" of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that "control" exists in circumstances in which a person owns or controls less than 10% of voting securities.

The laws and regulations regarding acquisition of control transactions may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

NAIC. The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC provides standardized insurance industry accounting and reporting guidance through its Accounting Practices and Procedures Manual (the "Manual"). However, statutory accounting principles have been, or may be, modified by individual state laws, regulations and permitted practices. Changes to the Manual or modifications by the various state insurance departments may impact our statutory capital.

In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act ("ORSA"), which has been enacted by Arizona. ORSA requires that insurers maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer's material risks in normal and stressed environments. The assessment is documented in a confidential annual summary report, a copy of which must be made available to regulators as required or upon request.

In December 2012, the NAIC approved a new valuation manual containing a principles-based approach to life insurance company reserves. Principles-based reserving is designed to better address reserving for products, including the current generation of products for which the current formulaic basis for reserve determination does not work effectively. The principles-based reserving approach became effective for new business as of January 1, 2017 in Arizona, with a three-year phase-in period.

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CAPTIVE REINSURER REGULATION. As described above, we use a captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators have been scrutinizing insurance companies' use of affiliated captive reinsurers or offshore entities.

In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the "Standard"), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life insurance ("XXX") business and universal life with secondary guarantees ("AXXX") business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer's use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer's future obligations. The NAIC implemented the framework through an actuarial guideline ("AG 48"), which requires the actuary of the ceding insurer that opines on the insurer's reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our current and future Arizona captives. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state's adoption of the model regulation. The NAIC left for future action the application of the Standard to captives that assume variable annuity business.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture the business reinsured to any captive reinsurer and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see "Description of Business -- Risk Management -- Reinsurance," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SURPLUS AND CAPITAL; RISK BASED CAPITAL ("RBC"). Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the licensing of insurance companies, to limit or prohibit an insurer's sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS. Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

SECURITIES LAWS

We and certain policies and contracts offered by us are subject to regulation under the Federal securities laws administered by the SEC, self-regulatory organizations and under certain state securities laws. These regulators may conduct regular examinations of our operations, and from time to time makes requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are

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registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

We have provided, and in certain cases continue to provide, information and documents to the SEC, FINRA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business.

DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to subject non-bank financial companies, including insurers, to supervision by the Federal Reserve and enhanced prudential standards if the FSOC determines that a non-bank financial institution could pose a threat to U.S. financial stability. The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates (potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements. In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO's approval will be required to subject an insurer or a company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer's domiciliary state regulator.

Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:

HEIGHTENED STANDARDS AND SAFEGUARDS. The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.

OVER-THE-COUNTER DERIVATIVES REGULATION. The Dodd-Frank Act includes a framework of regulation of the OTC derivatives markets. Regulations approved to date require clearing of previously uncleared transactions and will require clearing of additional OTC transactions in the future. In addition, recently approved regulations impose margin requirements on OTC transactions not required to be cleared. As a result of these regulations, our costs of risk mitigation have and may continue to increase under the Dodd-Frank Act. For example, margin requirements, including the requirement to pledge initial margin for OTC cleared transactions entered into after June 10, 2013 and for OTC uncleared transactions entered into after the phase-in period, which would be applicable to us in 2019, have increased. In addition, restrictions on securities that will qualify as eligible collateral will require increased holdings of cash and highly liquid securities with lower yields causing a reduction in income. Centralized clearing of certain OTC derivatives exposes us to the risk of a default by a clearing member or clearinghouse with respect to our cleared derivatives transactions. We use derivatives to mitigate certain risks associated with our products. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of the Dodd-Frank Act.

Although many of the regulations implementing portions of the Dodd-Frank Act have been promulgated, we are still unable to predict how this legislation may be interpreted and enforced or the full extent to which implementing regulations and policies may affect us. Also, the Trump administration and Congressional majority have indicated that the Dodd-Frank Act will be under further scrutiny and some of the provisions of the Dodd-Frank Act may be revised, repealed or amended. For example, President Trump has issued an executive order that calls for a comprehensive review of the Dodd-Frank Act and requires the Secretary of the Treasury to consult with the heads of the member

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agencies of FSOC to identify any laws, regulations or requirements that inhibit federal regulation of the financial system in a manner consistent with the core principles identified in the executive order. In addition, on June 8, 2017, the U.S. House of Representatives passed the Financial CHOICE Act of 2017, which proposes to amend or repeal various sections of the Dodd-Frank Act. There is considerable uncertainty with respect to the impact the Trump administration and Congressional majority may have, if any, on the Dodd-Frank Act and any changes likely will take time to unfold. We cannot predict the ultimate content, timing or effect of any reform legislation or the impact of potential legislation on us.

INTERNATIONAL REGULATION

Regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the International Association of Insurance Supervisors ("IAIS") published an initial assessment methodology for designating global systemically important insurers ("GSIIs"), as part of the global initiative launched by the G20 with the assistance of the Financial Stability Board (the "FSB") to identify those insurers whose distress or disorderly failure, because of their size, complexity and interconnectedness, would cause significant disruption to the global financial system and economic activity.

On July 18, 2013, the FSB published its initial list of nine GSIIs, which included AXA. The GSII list is intended to be updated annually following consultation with the IAIS and respective national supervisory authorities. AXA remained on the list as updated in November 2014, 2015 and 2016. However, the FSB announced in November 2017 that it, in connection with the IAIS and national authorities, has decided not to publish a new list of GSIIs for 2017. The policy measures for GSIIs, published by the IAIS in July 2013, include
(i) the introduction of new capital requirements; a "basic" capital requirement ("BCR") applicable to all GSII activities which serves as a basis for an additional level of capital, called "Higher Loss Absorbency" ("HLA") required from GSIIs in relation to their systemic activities, (ii) greater regulatory oversight over holding companies, (iii) various measures to promote the structural and financial "self-sufficiency" of group companies and reduce group interdependencies including restrictions on intra-group financing and other arrangements, and (iv) in general, a greater level of regulatory scrutiny for GSIIs (including a requirement to establish a Systemic Risk Management Plan ("SRMP"), a Liquidity Risk Management Plan ("LRMP") and a Recovery and Resolution Plan ("RRP") which have entailed significant new processes, reporting and compliance burdens and costs. The contemplated policy measures include the constitution of a Crisis Management Group ("CMG") by the group-wide supervisor, the preparation of the above-mentioned documents (SRMP, LRMP and RRP) and the development and implementation of the BCR in 2014, while other measures are to be phased in more gradually, such as the HLA (the first version of which was endorsed by the FSB in October 2015 but which is expected to be revised before its implementation in at least 2019).

On June 16, 2016, the IAIS published an updated assessment methodology, applicable to the 2016 designation process, which is yet to be endorsed by the FSB. To support some adjustments proposed by the revised assessment methodology, the IAIS also published a paper on June 16, 2016, describing the "Systemic Features Framework" that the IAIS intends to employ in assessing whether certain contractual features and other factors are likely to expose an insurer to a greater degree of systemic risk, focusing specifically on two sets of risks: macroeconomic exposure and substantial liquidity risk. Also, the IAIS stated that the 2016 assessment methodology, along with the Systemic Features Framework, will lead to a change in HLA design and calibration. In addition, the IAIS is in the process of developing an activities-based approach to systemic risk in the insurance sector and published a consultation paper on this approach in December 2017. The development of this activities-based approach may have significant implications for the identification of GSIIs and the policy measures to which they are expected to be subject.

As part of its efforts to create a common framework for the supervision of internationally active insurance groups ("IAIGs"), the IAIS has also been developing a comprehensive, group-wide international insurance capital standard (the "ICS") to be applied to both GSIIs and IAIGs, although it is not expected to be finalized until 2019 at the earliest, and is not expected to be fully implemented, if at all, until at least five years thereafter. AXA currently meets the parameters set forth to define an IAIG. Although the BCR and HLA are more developed than the ICS at present, the IAIS has stated that it intends to revisit both standards following development and refinement of the ICS, and that the BCR will eventually be replaced by the ICS.

These measures could have far reaching regulatory and competitive implications for AXA in the event they are implemented by its group supervisors, which in turn, to the extent we are deemed to be controlled by AXA at the time the measures are implemented, or we independently meet the criteria for being an IAIG and the measures are adopted by U.S. group supervisors, could materially affect our competitive position, results of operations, financial condition, liquidity and how we operate our business.

FEDERAL TAX LEGISLATION, REGULATION, AND ADMINISTRATION

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

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ENACTED LEGISLATION. At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as "inside build-up") until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. As an example, the American Taxpayer's Relief Act increased individual tax rates for higher-income taxpayers. Higher tax rates increase the benefits of tax deferral on inside build-up and, correspondingly, tend to enhance the attractiveness of life insurance and annuity products to consumers that are subject to those higher tax rates. The recently enacted Tax Reform Act reduced individual tax rates, which could reduce demand for our products. The modification or elimination of this tax-favored status could reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

THE TAX REFORM ACT. The Tax Reform Act is a broad overhaul of the U.S. Internal Revenue Code that changes long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While we expect the Tax Reform Act to have a net positive economic impact on us, it contains measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition. We are assessing the overall impact that the Tax Reform Act is expected to have on our business, results of operations and financial condition.

FUTURE CHANGES IN U.S. TAX LAWS. We anticipate that, following the recently enacted Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the DRD, tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.

REGULATORY AND OTHER ADMINISTRATIVE GUIDANCE FROM THE TREASURY DEPARTMENT AND THE IRS. Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of "principles based" approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

PRIVACY AND SECURITY OF CUSTOMER INFORMATION

We are subject to federal and state laws and regulations that require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices to be followed by members of the AXA Financial Group relating to the collection, disclosure and protection of customer information. As required by law, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others if there is a situation in which customer information is intentionally or accidentally disclosed to and/or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.

ENVIRONMENTAL CONSIDERATIONS

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an "owner" or "operator," for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental

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liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

INTELLECTUAL PROPERTY

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. AXA Financial has entered into a licensing arrangement with AXA concerning the use by AXA Financial Group of the "AXA" name. Since 2014, AXA Financial Group companies have been using AXA as the single brand for AXA Financial's advice, retirement and life insurance lines of business. As a result, we have simplified our brand in the U.S. marketplace to "AXA." We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements and "Transactions with Related Persons, Promoters and Certain Control Persons."

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DESCRIPTION OF PROPERTY

MLOA does not lease or own space for its operations. Facilities are provided to MLOA for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 8 of Notes to Financial Statements and "Transactions with Related Persons, Promoters and Certain Control Persons" included elsewhere herein.

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LEGAL PROCEEDINGS

The matters set forth in Note 12 of Notes to Financial Statements for the year ended December 31, 2017 are incorporated herein by reference.

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                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                    MONY LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm.................................. F-35

Financial Statements:
 Balance Sheets, December 31, 2017 and December 31, 2016................................. F-36
 Statements of Income (Loss), Years Ended December 31, 2017, 2016 and 2015............... F-37
 Statements of Comprehensive Income (Loss), Years Ended December 31, 2017, 2016 and 2015. F-38
 Statements of Shareholder's Equity, Years Ended December 31, 2017, 2016 and 2015........ F-39
 Statements of Cash Flows, Years Ended December 31, 2017, 2016 and 2015.................. F-40
 Notes to Financial Statements........................................................... F-41
   Note 1: Organization.................................................................. F-41
   Note 2: Significant Accounting Policies............................................... F-43
   Note 3: Investments................................................................... F-53
   Note 4: Deferred Acquisition Cost and Value of Business Acquired...................... F-61
   Note 5: Fair Value Disclosures........................................................ F-62
   Note 6: Liabilities for Unpaid Claims and Claim Expenses.............................. F-67
   Note 7: Reinsurance................................................................... F-68
   Note 8: Related Party Transactions.................................................... F-69
   Note 9: Share-based Compensation...................................................... F-70
   Note 10: Income Taxes................................................................. F-70
   Note 11: Accumulated Other Comprehensive Income....................................... F-72
   Note 12: Litigation................................................................... F-72
   Note 13: Statutory Financial Information.............................................. F-72
   Note 14: Subsequent Events............................................................ F-73

Financial Statements Schedules:
   Schedule I - Summary of Investments - Other than Investments in Related Parties....... F-74
   Schedule IV - Reinsurance............................................................. F-75

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            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of MONY Life Insurance Company of America:

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheets of MONY Life Insurance Company of America as of December 31, 2017 and 2016 and the related statements of income (loss), comprehensive income (loss), shareholder's equity and cash flows for each of the three years in the period ended December 31, 2017, including the related notes and financial statement schedules listed in the accompanying index (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York

April 23, 2018

We have served as the Company's auditor since at least 1998. We have not determined the specific year we began serving as auditor of the Company.

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                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                BALANCE SHEETS
                          DECEMBER 31, 2017 AND 2016

                                                     2017       2016
                                                   --------   --------
                                                   (IN MILLIONS, EXCEPT
                                                    SHARE AMOUNTS)
ASSETS:
Investments:
  Fixed maturities available for sale, at fair
   value (amortized cost $1,425 and $1,099)....... $  1,451   $  1,109
  Mortgage loans on real estate...................       17         17
  Policy loans....................................      185        176
  Other invested assets...........................       63         68
                                                     --------  --------
   Total investments..............................    1,716      1,370
Cash and cash equivalents.........................       44        138
Amounts due from reinsurers.......................    1,325      1,390
Deferred policy acquisition costs.................      383        353
Deferred cost of reinsurance......................       50         57
Current and deferred income tax receivables.......       22         24
Other assets......................................       29         29
Separate Accounts assets..........................    2,015      1,747
                                                     --------  --------

TOTAL ASSETS...................................... $  5,584   $  5,108
                                                     ========  ========

LIABILITIES
Policyholders' account balances................... $  2,631   $  2,377
Future policy benefits and other
  policyholders' liabilities......................      358        347
Amounts due to reinsurers.........................      132        131
Other liabilities.................................       72         77
Separate Accounts liabilities.....................    2,015      1,747
                                                     --------  --------
   Total liabilities..............................    5,208      4,679
                                                     --------  --------

Commitments and contingent liabilities (Note 2, 5, 8, 9 and 12)

SHAREHOLDER'S EQUITY
Common Stock, $1.00 par value; 5.0 million shares
  authorized, 2.5 million issued and outstanding..        2          2
Capital in excess of par value....................      326        323
Retained earnings.................................       36         97
Accumulated other comprehensive income (loss).....       12          7
                                                     --------  --------
   Total shareholder's equity.....................      376        429
                                                     --------  --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY........ $  5,584   $  5,108
                                                     ========  ========

                      See Notes to Financial Statements.

                                     F-36
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                          STATEMENTS OF INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

                                                    2017    2016    2015
                                                   ------  ------  ------
                                                        (IN MILLIONS)
REVENUES
Policy charges and fee income..................... $  180  $  188  $  153
Premiums..........................................     23       4       1
Net derivative gains (losses).....................     (6)     (2)     (3)
Net investment income (loss)......................     48      42      38
Investment gains (losses), net:
  Total other-than-temporary impairment losses....     --      (3)     (1)
  Other investment gains (losses), net............     --      (1)     --
                                                   ------  ------  ------
  Total investment gains (losses), net............     --      (4)     (1)
                                                   ------  ------  ------
Equity in income (loss) of AllianceBernstein......      6       6       5
Other income (loss)...............................      7       8       9
                                                   ------  ------  ------
     Total revenues...............................    258     242     202
                                                   ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits...........................     54      29      41
Interest credited to policyholders'
  account balances................................     41      43      35
Compensation and benefits.........................     51      59      36
Commissions.......................................    120     114     121
Amortization of deferred policy acquisition
  costs, net......................................    (38)     (2)    (76)
Amortization of deferred cost of reinsurance......      7       7       8
Other operating costs and expenses................     91      86      58
                                                   ------  ------  ------
     Total benefits and other deductions..........    326     336     223
                                                   ------  ------  ------
Income (loss) from operations, before income taxes    (68)    (94)    (21)
Income tax (expense) benefit......................      7      35      10
                                                   ------  ------  ------

Net Income (Loss)................................. $  (61) $  (59) $  (11)
                                                   ======  ======  ======

                      See Notes to Financial Statements.

                                     F-37
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                   STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

                                                        2017    2016    2015
                                                       ------  ------  ------
                                                            (IN MILLIONS)
COMPREHENSIVE INCOME (LOSS)
  Net Income (Loss)................................... $  (61) $  (59) $  (11)
                                                       ------  ------  ------

   Other comprehensive income (loss), net of
     income taxes:
     Change in unrealized gains (losses), net of
       reclassification adjustments (Note 11).........      5       2     (12)
                                                       ------  ------  ------
       Total other comprehensive income (loss),
         net of income taxes..........................      5       2     (12)
                                                       ------  ------  ------

Comprehensive Income (Loss)........................... $  (56) $  (57) $  (23)
                                                       ======  ======  ======

                      See Notes to Financial Statements.

                                     F-38
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                      STATEMENTS OF SHAREHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

                                                    2017    2016    2015
                                                   ------  ------  ------
                                                        (IN MILLIONS)
SHAREHOLDER'S EQUITY
  Common stock, at par value, beginning and end
   of year........................................ $    2  $    2  $    2
                                                   ------  ------  ------
  Capital in excess of par value, beginning
   of year........................................    323     320     317
  Changes in capital in excess of par value.......      3       3       3
                                                   ------  ------  ------
  Capital in excess of par value, end of year.....    326     323     320
                                                   ------  ------  ------
  Retained earnings, beginning of year............     97     156     167
  Net income (loss)...............................    (61)    (59)    (11)
                                                   ------  ------  ------
  Retained earnings, end of year..................     36      97     156
                                                   ------  ------  ------
  Accumulated other comprehensive income (loss),
   beginning of year..............................      7       5      17
  Other comprehensive income (loss)...............      5       2     (12)
                                                   ------  ------  ------
  Accumulated other comprehensive income (loss),
   end of year....................................     12       7       5
                                                   ------  ------  ------
TOTAL SHAREHOLDER'S EQUITY, END OF YEAR........... $  376  $  429  $  483
                                                   ======  ======  ======

                      See Notes to Financial Statements.

                                     F-39
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                           STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

                                               2017    2016    2015
                                              ------  ------  ------
                                                   (IN MILLIONS)
Net income (loss)............................ $  (61) $  (59) $  (11)
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Interest credited to policyholders'
   account balances..........................     41      43      35
  Policy charges and fee income..............   (180)   (188)   (153)
  Net derivative gains (losses)..............      6       2       3
  Investment (gains) losses, net.............     --       4       1
  Dividends from AB Units....................      6       5       5
  Equity in (income ) loss from AB...........     (6)     (6)     (5)
  Amortization of deferred reinsurance costs.      7       7       8
Changes in:
  Deferred policy acquisition costs, net.....    (38)     (2)    (76)
  Future policy benefits.....................     10      (9)     12
  Current and deferred income taxes..........      2     (28)    (10)
  Other, net.................................     67      40      --
                                              ------  ------  ------

Net cash provided by (used in)
  operating activities.......................   (146)   (191)   (191)
                                              ------  ------  ------

Cash flows from investing activities:
  Proceeds from the
   sale/maturity/prepayment of:
  Fixed maturities, available for sale.......    388     128     105
  Payment for the purchase/origination of:...
  Fixed maturities, available for sale.......   (714)   (333)   (153)
  Mortgage loans on real estate..............     --     (17)     --
  Cash settlement related to
   derivative instruments....................     28     (13)     (7)
  Change in policy loans.....................     (9)    (17)     (9)
  Other, net.................................     --      (3)     (3)
                                              ------  ------  ------

Net cash provided by (used in)
  investing activities.......................   (307)   (255)    (67)
                                              ------  ------  ------

Cash flows from financing activities:
  Policyholders' account balances:
  Deposits...................................    599     455     445
  Withdrawals................................   (199)    (59)    (20)
  Transfers (to) from Separate Accounts......    (80)    (20)    (38)
  Change in collateralized
   pledged liabilities.......................     39      32      --
                                              ------  ------  ------

Net cash provided by (used in)
  financing activities.......................    359     408     387
                                              ------  ------  ------

Change in cash and cash equivalents..........    (94)    (38)    129
Cash and cash equivalents, beginning of year.    138     176      47
                                              ------  ------  ------

Cash and Cash Equivalents, End of Year....... $   44  $  138  $  176
                                              ======  ======  ======

Schedule of non-cash financing activities:
  Non-cash asset acquisition................. $   --  $    7  $   --
                                              ======  ======  ======
  Share-based Programs (Note 9).............. $    3  $    3  $    3
                                              ======  ======  ======
  Income taxes refunded (paid)............... $    8  $    7  $   (1)
                                              ======  ======  ======

                      See Notes to Financial Statements.

                                     F-40
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                         NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION

   MONY Life Insurance Company of America ("MLOA") is an Arizona stock life insurance corporation. MLOA's primary business is providing life insurance and employee benefit products to both individuals and businesses. MLOA is a direct, wholly-owned subsidiary of AXA Equitable Financial Services, LLC ("AEFS"). AEFS is a direct, wholly-owned subsidiary of AXA Financial, Inc. ("AXA Financial," and collectively with its consolidated subsidiaries, "AXA Financial Group"). AXA Financial is a direct wholly-owned subsidiary of AXA Equitable Holdings, Inc. ("Holdings"). Holdings is an indirect wholly-owned subsidiary of AXA S.A. ("AXA"), a French holding company for the AXA Group, a worldwide leader in life, property and casualty and health insurance and asset management.

   On May 10, 2017, AXA announced its intention to pursue the sale of a minority stake in our indirect parent, Holdings, through a proposed initial public offering (the "Holdings IPO") in the first half of 2018. On November 13, 2017, Holdings filed a Form S-1 registration statement with the Securities and Exchange Commission (the "SEC"). The completion of the proposed Holdings IPO will depend on, among other things, the SEC filing and review process and customary regulatory approvals, as well as market conditions. There can be no assurance that the proposed Holdings IPO will occur on the anticipated timeline or at all.

   Revision of Prior Period Financial Statements

   In 2017, management identified errors in its previous financial statements. These errors primarily related to the calculation of policyholders' benefit reserves, interest credited to policyholders' account balances and deferred policy acquisition costs ("DAC") amortization for certain variable and interest sensitive life products and misclassification of an intangible asset for business acquired from a third party. Management evaluated the impact of these errors and concluded they were not material to any previously reported annual financial statements. In order to improve the consistency and comparability of the financial statements, management revised the balance sheet as of December 31, 2016 and the related statements of income (loss), comprehensive income (loss), shareholder's equity and cash flows for the years ended December 31, 2016 and 2015 to include the revisions presented below.

                                                                        IMPACT OF
                                               AS PREVIOUSLY REPORTED   REVISIONS      AS REVISED
                                               ---------------------- -------------  --------------
                                                    DECEMBER 31,       DECEMBER 31,   DECEMBER 31,
                                               ---------------------- -------------  --------------
                                                        2016               2016           2016
                                               ---------------------- -------------  --------------
                                                                  (IN MILLIONS)
ASSETS
INVESTMENTS:
  Other invested assets....................... $                   75 $          (7) $           68
                                                                      -------------
  Total investments...........................                  1,377            (7)          1,370
  Deferred policy acquisition costs...........                    374           (21)            353
  Current and deferred income tax receivables.                     27            (3)             24
  Other assets................................                     22             7              29
                                                                      -------------
  Total Assets................................ $                5,132 $         (24) $        5,108
                                                                      -------------
LIABILITIES:
  Policyholders' account balances............. $                2,403 $         (26) $        2,377
  Future policy benefits and other
   policyholders' liabilities.................                    351            (4)            347
                                                                      -------------
Total Liabilities.............................                  4,709           (30)          4,679
EQUITY:
  Retained earnings...........................                     91             6              97
  Total shareholder's equity..................                    423             6             429
                                                                      -------------
  Total Liabilities and Shareholder's Equity.. $                5,132 $         (24) $        5,108
                                                                      -------------

                                     F-41
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                 AS PREVIOUSLY     IMPACT OF
                                                   REPORTED        REVISIONS      AS REVISED
                                               ----------------  ------------  ----------------
                                                  YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                 DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                               ----------------  ------------  ----------------
                                                 2016     2015    2016   2015    2016     2015
                                               -------  -------  -----  -----  -------  -------
                                                                 (IN MILLIONS)
STATEMENTS OF INCOME (LOSS):
  Revenues:
   Policy charges and fee income.............. $   196  $   152  $  (8) $   1  $   188  $   153
                                                                 -----  -----
     Total revenues...........................     250      201     (8)     1      242      202
                                                                 -----  -----
  Benefits and other deductions:
   Policyholders' benefits....................      34       39     (5)     2       29       41
   Interest credited to policyholders'
     account balances.........................      49       42     (6)    (7)      43       35
   Amortization of deferred policy
     acquisition costs, net...................     (10)     (73)     8     (3)      (2)     (76)
                                                                 -----  -----
     Total benefits and other deductions......     339      231     (3)    (8)     336      223
  Income (loss) from operations, before
   income taxes...............................     (89)     (30)    (5)     9      (94)     (21)
  Income tax (expense) benefit................      33       13      2     (3)      35       10
                                                                 -----  -----
  Net Income (Loss)........................... $   (56) $   (17) $  (3) $   6  $   (59) $   (11)
                                                                 -----  -----

STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
  Net Income (loss)........................... $   (56) $   (17) $  (3) $   6  $   (59) $   (11)
                                                                 -----  -----
  Comprehensive Income (Loss)................. $   (54) $   (29) $  (3) $   6  $   (57) $   (23)
                                                                 -----  -----

                                                 AS PREVIOUSLY     IMPACT OF
                                                   REPORTED        REVISIONS      AS REVISED
                                               ----------------  ------------  ----------------
                                                  YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                 DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                               ----------------  ------------  ----------------
                                                 2016     2015    2016   2015    2016     2015
                                               -------  -------  -----  -----  -------  -------
                                                                 (IN MILLIONS)
STATEMENTS OF SHAREHOLDER'S EQUITY:
  Retained earnings, beginning of year........ $   147  $   164  $   9  $   3  $   156  $   167
  Net income (loss)...........................     (56)     (17)    (3)     6      (59)     (11)
                                                                 -----  -----
  Retained earnings, end of year..............      91      147      6      9       97      156
                                                                 -----  -----
  Total Shareholder's Equity, End of Year..... $   423  $   474  $   6  $   9  $   429  $   483
                                                                 -----  -----

STATEMENTS OF CASH FLOWS:
  CASH FLOW FROM OPERATING ACTIVITIES:
   Net income (loss).......................... $   (56) $   (17) $  (3) $   6  $   (59) $   (11)
   Adjustments to reconcile net income
     (loss) to net cash provided by (used
     in) operating activities:................
   Interest credited to policyholders'
     account balances.........................      49       42     (6)    (7)      43       35
   Policy charges and fee income..............    (196)    (152)     8     (1)    (188)    (153)
   Changes in:
   Deferred policy acquisition costs, net.....     (10)     (73)     8     (3)      (2)     (76)
   Future policy benefits.....................      (4)      10     (5)     2       (9)      12
   Current and deferred income taxes..........     (26)     (13)    (2)     3      (28)     (10)
                                                                 -----  -----
   Net cash provided by (used in) operating
     activities............................... $  (191) $  (191) $  --  $  --  $  (191) $  (191)
                                                                 -----  -----

                                     F-42
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2) SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The accompanying financial statements reflect all adjustments necessary in the opinion of management for a fair presentation of the financial position of MLOA and its results of operations and cash flows for the periods presented.

   The years "2017" , "2016" and "2015" refer to the years ended December 31, 2017, 2016 and 2015, respectively. Certain reclassifications have been made in the amounts presented for prior periods to conform those periods to the current presentation. Reclassifications primarily relate to our presentation of embedded derivatives, value of business acquired ("VOBA") and ceded policy loan balances. The reclassifications impacted the Net derivative gains (losses), Interest credited to policyholders' account balances, Amortization of DAC, net and Other operating costs and expenses on the statements of income (loss) and Amounts due from reinsurers and Amounts due to reinsurers on the balance sheets.

   Adoption of New Accounting Pronouncements

   In January 2017, the Financial Accounting Standard Board ("FASB") issued new guidance that amends the definition of a business to provide a more robust framework for determining when a set of assets and activities is a business. The definition primarily adds clarity for evaluating whether certain transactions should be accounted for as acquisitions/dispositions of assets or businesses, the latter subject to guidance on business combinations, but also may interact with other areas of accounting where the defined term is used, such as in the application of guidance on consolidation and goodwill impairment. The new guidance is effective for fiscal years ended
   December 31, 2018. MLOA elected to early adopt the new guidance for the year ended December 31, 2016. Adoption of this guidance did not have a material impact on MLOA's financial statements.

   In October 2016, the FASB issued updated guidance on consolidation of interests held through related parties that are under common control, which alters how a decision maker needs to consider indirect interests in a VIE held through an entity under common control. The guidance amends the recently adopted consolidation guidance analysis. Under the new guidance, if a decision maker is required to evaluate whether it is the primary beneficiary of a VIE, it will need to consider only its proportionate indirect interest in the VIE held through a common control party. MLOA adopted the revised guidance effective January 1, 2017. Adoption of this guidance did not have a material impact on the MLOA's financial statements.

   In March 2016, the FASB issued new guidance simplifying the transition to the equity method of accounting. The amendment eliminates the requirement for an investor to retroactively adjust the basis of a previously held interest in an investment that subsequently qualifies for use of the equity method. Additionally, the amendment requires any unrealized holding gain or loss recognized in Accumulated Other Comprehensive Income ("AOCI") to be realized in earnings at the date an available-for-sale ("AFS") security qualifies for use of the equity method. MLOA adopted the revised guidance effective January 1, 2017. Adoption of this guidance did not have a material impact on MLOA's financial statements.

   In March 2016, the FASB issued new guidance on improvements to employee share-based payment accounting. The amendment includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements, including income tax effects of share-based payments, minimum statutory tax withholding requirements and forfeitures. MLOA adopted the revised guidance effective January 1, 2017. Adoption of this guidance did not have a material impact on MLOA's financial statements.

   In February 2015, the FASB issued a new consolidation standard that makes targeted amendments to the VIE assessment, including guidance specific to the analysis of fee arrangements and related party relationships, modifies the guidance for the evaluation of limited partnerships and similar entities for consolidation to eliminate the presumption of general partner control, and ends the deferral that had been granted to certain investment companies for applying previous VIE guidance. MLOA adopted this guidance beginning January 1, 2016 and continuously updates its analysis as circumstances change or new entities are formed. Adoption of this guidance did not have a material impact on MLOA's financial statements.

   In August 2014, the FASB issued new guidance which requires management to evaluate whether there is "substantial doubt" about the reporting entity's ability to continue as a going concern and provide related footnote disclosures about those uncertainties, if they exist. The new guidance was effective for annual periods, ending after December 15, 2016 and interim periods thereafter. MLOA adopted the guidance effective December 31, 2016. Adoption of this guidance did not have a material impact on MLOA's financial statements.

                                     F-43
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Future Adoption of New Accounting Pronouncements

   In February 2018, the FASB issued new guidance that will permit, but not require, entities to reclassify to retained earnings tax effects "stranded" in AOCI resulting from the change in federal tax rate enacted by the Tax Cuts and Jobs Act (the "Act") on December 22, 2017. An entity that elects this option must reclassify these stranded tax effects for all items in AOCI, including, but not limited to, AFS securities and employee benefits. Tax effects stranded in AOCI for other reasons, such as prior changes in tax law, may not be reclassified. While the new guidance provides entities the option to reclassify these amounts, new disclosures are required regardless of whether entities elect to do so. The new guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted for periods for which financial statements have not yet been issued or made available for issuance, including in the period the Act was signed into law (i.e., the reporting period including December 22, 2017). Election can be made either to apply the new guidance retrospectively to each period in which the effect of the Act is recognized or in the period of adoption. Management currently is evaluating the options provided for adopting this guidance and the potential impacts on MLOA's financial statements.

   In August 2017, the FASB issued new guidance on accounting for hedging activities, intended to more closely align the financial statement reporting of hedging relationships to the economic results of an entity's risk management activities. In addition, the new guidance makes certain targeted modifications to simplify the application of current hedge accounting guidance. The new guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years, with early application permitted. The effect of adoption should be reflected as of the beginning of the fiscal year of adoption (that is, the initial application date). All transition requirements and elections should be applied to derivatives positions and hedging relationships existing on the date of adoption. Management currently is evaluating the impact that adoption of this guidance will have on MLOA's financial statements.

   In May 2017, the FASB issued guidance on share-based payments. The amendment provides clarity intended to reduce diversity in practice and the cost and complexity of accounting for changes to the terms or conditions of share-based payment awards. The new guidance is effective for interim and annual periods beginning after December 15, 2017, requires prospective application to awards modified on or after the date of adoption, and permits early adoption. This amendment is not expected to have a material impact on MLOA's financial statements.

   In March 2017, the FASB issued guidance that requires certain premiums on callable debt securities to be amortized to the earliest call date and is intended to better align interest income recognition with the manner in which market participants price these instruments. The new guidance is effective for interim and annual periods beginning after December 15, 2018 with early adoption permitted and is to be applied on a modified retrospective basis. Management currently is evaluating the impact that adoption of this guidance will have on MLOA's financial statements.

   In March 2017, the FASB issued new guidance on the presentation of net periodic pension and post-retirement benefit costs that requires disaggregation of the service cost component from the other components of net benefit costs on the income statement. The service cost component will be presented with other employee compensation costs in "income from operations," and the remaining components will be reported separately outside of income from operations. While this standard does not change the rules for how benefits costs are measured, it limits the amount eligible for capitalization to the service cost component and, therefore, may require insurers and other entities that establish deferred assets related to the acquisition of new contracts to align its capitalization policies/practices with that limitation. The new guidance is effective for interim and annual periods beginning after December 15, 2017 with early adoption permitted and is to be applied retrospectively for changes in the income statement presentation of net benefit cost and prospectively for changes in capitalization eligibility. The guidance permits the use of amounts previously disclosed for the various components of net benefits cost as the basis for the retrospective change in the income statement presentation, and use of that approach must be disclosed as a "practical expedient" to determining how much of the various components of net benefits costs actually was reflected in historical income statements a result of capitalization and subsequent amortization. MLOA expects to utilize the practical expedient for adopting the retrospective change in its income statement presentation of net benefits costs. Based on the assessments performed to-date, adoption of this new guidance in first quarter 2018 is not expected to have a material impact on MLOA's financial statements.

   In August 2016, the FASB issued new guidance to simplify elements of cash flow classification. The new guidance is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The new guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied using a retrospective transition method. Adoption of this new guidance in first quarter 2018 is not expected to have a material impact on MLOA's financial condition or results of operations.

   In June 2016, the FASB issued new guidance related to the accounting for credit losses on financial instruments. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The new guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted for annual periods beginning after December 15, 2018. Management is currently evaluating the impact that adoption of this guidance will have on the MLOA's financial statements.

                                     F-44
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   In January 2016, the FASB issued new guidance related to the recognition and measurement of financial assets and financial liabilities. The new guidance primarily affects the accounting for equity investments, financial liabilities under the fair value option, and presentation and disclosure requirements for financial instruments. In addition, the FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on AFS debt securities. The new guidance will require equity investments in unconsolidated entities, except those accounted for under the equity method, to be measured at fair value through earnings, thereby eliminating the AFS classification for equity securities with readily determinable fair values for which changes in fair value currently are reported in AOCI. Adoption of this new guidance is required in interim and annual periods beginning after December 15, 2017 and is to be applied on a modified retrospective basis. At December 31, 2017, MLOA has no common stock securities designated as AFS for which a cumulative effect adjustment to opening retained earnings would be required at January 1, 2018 to reclassify from AOCI the related net unrealized investment gains/(losses), net of income tax. MLOA's investment assets held in the form of equity interests in unconsolidated entities, such as limited partnerships and limited liability companies, including hedge funds, private equity funds, and real estate-related funds, generally are accounted for under the equity method and will not be impacted by this new guidance. MLOA does not currently report any of its financial liabilities under the fair value option. Adoption of this new guidance in first quarter 2018 is not expected to have a material impact on MLOA's financial condition or results of operations.

   In May 2014, the FASB issued new guidance that revises the recognition criteria for revenue arising from contracts with customers to provide goods or services, except when those revenue streams are from insurance contracts, leases, rights and obligations that are in the scope of certain financial instruments (i.e., derivative contracts) and guarantees other than product or service warranties. The new standard's core principle is that revenue should be recognized when "control" of promised goods or services is transferred to customers and in an amount that reflects the consideration to which it expects to be entitled in exchange. Applying the new revenue recognition criteria generally will require more judgments and estimates than under current guidance in order to identify contractual performance obligations to customers, assess the roles of intermediaries in fulfilling those obligations, determine the amount of variable consideration to include in the transaction price, and allocate the transaction price to distinct performance obligations in bundled contracts. The new guidance is effective for interim and annual periods, beginning after December 15, 2017, with early adoption permitted. Transition to the new standard requires a retrospective approach but application is permitted either on a full or modified basis, the latter by recognition of a cumulative-effect adjustment to opening equity in the period of initial adoption. Revenues within the scope of this standard and subject to MLOA's analysis largely relate to ceded commission and fees from the business reinsured with Protective Life. MLOA will adopt the new revenue recognition guidance on a modified retrospective basis beginning January 1, 2018, and its future financial statements will include required additional disclosures. Based on the assessments performed to-date, MLOA does not expect adoption of this new guidance to have a material impact on its financial condition or results of operations.

   Investments

   The carrying values of fixed maturities classified as AFS are reported at fair value. Changes in fair value are reported in Other comprehensive income ("OCI"). The amortized cost of fixed maturities is adjusted for impairments in value deemed to be other than temporary which are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include real estate investment trusts ("REIT"), perpetual preferred stock and redeemable preferred stock. These securities may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

   MLOA determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment.

   MLOA's management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews AFS securities with unrealized losses for other-than-temporary impairments ("OTTI"). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Investments Under Surveillance ("IUS") Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in income (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present

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   value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Policy loans represent funds loaned to policyholders up to the cash surrender value of the associated insurance policies and are carried at the unpaid principal balances due to MLOA from the policyholders. Interest income on policy loans is recognized in net investment income at the contract interest rate when earned. Policy loans are fully collateralized by the cash surrender value of the associated insurance policies.

   Equity securities, are carried at fair value and are included in Other invested assets with changes in fair value reported in OCI.

   Units in AllianceBernstein L.P. ("AB"), a subsidiary of Holdings, are carried on the equity method and reported in Other invested assets.

   Short-term investments are reported at amortized cost that approximates fair value and would be included in Other invested assets.

   All securities owned, including United States government and agency securities and mortgage-backed securities, are reported in the financial statements on a trade date basis.

   Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

   Derivatives

   Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns, and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by MLOA include equity options and may be exchange-traded or contracted in the over-the-counter market. All derivative positions are carried in the balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.

   Freestanding derivative contracts are reported in the balance sheets either as assets within Other invested assets or as liabilities within Other liabilities. MLOA nets the fair value of all derivative financial instruments with counterparties for which a standardized "ISDA Master Agreement" and related Credit Support Annex ("CSA") have been executed. MLOA uses derivatives to manage asset/liability risk but has not designated those economic relationships under the criteria to qualify for hedge accounting treatment. All changes in the fair value of MLOA freestanding derivative positions, including net receipts and payments, are included in Net derivative gains (losses) without considering changes in the fair value of the economically associated assets or liabilities.

   MLOA is a party to financial instruments and other contracts that contain "embedded" derivative instruments. At inception, MLOA assesses whether the economic characteristics of the embedded instrument are "clearly and closely related" to the economic characteristics of the remaining component of the "host contract" and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When those criteria are satisfied, the resulting embedded derivative is bifurcated from the host contract, carried in the balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the statements of income (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, MLOA instead may elect to carry the entire instrument at fair value.

   Commercial Mortgage Loans on Real Estate:

   Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

   For commercial mortgage loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management's judgment in determining allowance for credit losses include the following:

      . Loan-to-value ratio -- Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the loan-to-value ratio is in excess of 100%. In the case where the loan-to-value is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

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      .   Debt service coverage ratio -- Derived from actual operating earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

      . Occupancy -- Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

      . Lease expirations --The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

      . Maturity -- Mortgage loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower's ability to refinance the debt and/or pay off the balloon balance.

      . Borrower/tenant related issues -- Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

      . Payment status (current vs. delinquent) -- A history of delinquent payments may be a cause for concern.

      . Property condition -- Significant deferred maintenance observed during lenders annual site inspections.

      . Other -- Any other factors such as current economic conditions may call into question the performance of the loan.

   Mortgage loans also are individually evaluated quarterly by MLOA's IUS Committee for impairment, including an assessment of related collateral value. Commercial mortgages 60 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages are also identified, consisting of mortgage loans not currently classified as problem mortgages but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

   For problem mortgage loans, a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for mortgage loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan-specific portion of the loss allowance is based on MLOA's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

   Impaired mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

   Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is doubtful. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan has been restructured to where the collection of interest is considered likely.

   Net Investment Income (Loss), Investment Gains (Losses), Net and Unrealized Investment Gains (Losses)

   Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the valuation allowances are included in Investment gains (losses), net.

   Unrealized investment gains (losses) on fixed maturities and equity securities designated as AFS held by MLOA are accounted for as a separate component of AOCI, net of related deferred income taxes and amounts attributable to DAC and VOBA related to variable life and investment-type products.

   Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any changes in fair value of policyholders' account balances and future policy benefits.

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   Fair Value of Financial Instruments

   Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1 Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3 Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity's own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

   MLOA defines fair value as the unadjusted quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time MLOA's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

   Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, MLOA often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, MLOA either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

   Recognition of Insurance Income and Related Expenses

   Deposits related to universal life ("UL"), variable universal life and investment-type contracts are reported as increases to policyholders' account balances. Revenues from these contracts consist of fees assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders' account balances.

   Premiums from non-participating traditional life and annuity policies with life contingencies generally are recognized in income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of DAC.

   For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided, premiums are recorded as revenue when due with any excess profit deferred and recognized in income in a constant relationship to insurance in-force or, for annuities, the amount of expected future benefit payments.

   Premiums from individual health contracts are recognized as income over the period to which the premiums relate in proportion to the amount of insurance protection provided.

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   DAC and VOBA

   DAC. Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed each period end using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to income.

   VOBA. VOBA, which arose from MLOA's 2004 acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. VOBA was amortized over the expected life of the contracts (up to 50 years from the date of issue) according to the type of contract using the methods described below as applicable. Amortization of VOBA is reported in Other operating costs and expenses in the statements of income (loss).

   AMORTIZATION POLICY. For UL and investment type products, DAC and VOBA are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC and VOBA of updates to estimated gross profits or assessments is reflected in net income (loss) in the period such estimated gross profits or assessments are updated. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC asset that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholder's equity as of the balance sheet dates.

   A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean ("RTM") approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC and VOBA amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. Based upon management's current expectations of interest rates and future fund growth, MLOA updated its RTM assumption from 9.0% to 7.0%. The average gross long term return measurement start date was also updated to December 31, 2014. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2017, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 7.0% (5.63% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.63%, net of product weighted average Separate Account fees) and 0.0% ((1.37)%, net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC amortization.

   In addition, projections of future mortality assumptions related to variable and interest-sensitive life products are based on a long-term average of actual experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in

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   future periods from that currently projected would result in future deceleration of DAC. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC amortization.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

   For some products, policyholders can elect to modify product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. These transactions are known as internal replacements. If such modification substantially changes the contract, the associated DAC is written off immediately through income and any new deferrable costs associated with the replacement contract are deferred. If the modification does not substantially change the contract, the DAC amortization on the original contract will continue and any acquisition costs associated with the related modification are expensed.

   Deferred Cost of or Gain on Reinsurance

   MLOA currently cedes an in-force book of life insurance and annuity policies written primarily prior to 2004 to Protective Life Insurance Company ("Protective Life"). As a result of the reinsurance agreement MLOA recorded a deferred cost of reinsurance asset. The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying reinsured policies in accordance with the reinsurance agreement, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

   Policyholders' Account Balances and Future Policy Benefits

   MLOA uses actuarial methods and assumptions that are consistently applied each reporting period and recognizes the best estimate of the ultimate liability.

   Policyholders' account balances for variable life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

   MLOA had issued certain variable annuity products with a guaranteed minimum death benefit ("GMDB") feature. MLOA also had issued certain variable annuity products that contained a guaranteed minimum income benefit ("GMIB") feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a RTM approach, consistent with that used for DAC and VOBA amortization. There can be no assurance that actual experience will be consistent with management's estimates. MLOA's variable annuity contracts with GMDB and GMIB features in-force that guarantee one of the following:

      . Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

      . Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

      . Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

      . Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit which may include a five-year or an annual reset.

   In connection with the reinsurance agreement with Protective Life, MLOA has reinsured 100% of the risk associated with variable annuity products with GMDB and GMIB features.

   Individual health benefit liabilities for active lives are estimated using the net level premium method and assumptions as to future morbidity, withdrawals and interest.

   Reinsurance recoverable balances were calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

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   For non-participating traditional life insurance policies, future policy benefit liabilities are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on MLOA's experience that, together with interest and expense assumptions, includes a margin for adverse deviation. Benefit liabilities for traditional annuities during the accumulation period are equal to accumulated policyholders' fund balances and, after annuitization, are equal to the present value of expected future payments.

   When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future policy benefits and expenses for that product, DAC and VOBA are written off and thereafter, if required, a premium deficiency reserve is established by a charge to income.

   Liabilities for unpaid claims and claim adjustment expenses are established for MLOA's employee benefits products which includes the following Group products: long-term and short-term disability, life insurance, vision, and dental. Unpaid claim and claim adjustment expenses consist of (1) claim reserves for known claims that are unpaid as of the balance sheet date;
   (2) Incurred But Not Reported reserves for claims where the insured event occurred but has not yet been reported to MLOA or the insured has not yet satisfied elimination period to be eligible for the benefits; and (3) claim adjustment expense reserves for settling these claims. MLOA determines Incurred But Not Reported reserves using loss ratio and completion factors methods. The claim reserves for the long-term disability claims are provided by a third party managing the claims on MLOA's behalf and the claim reserves methodology is a present value of future benefits over the expected disability period determined using actuarial assumptions. The claim adjustment expense reserves are set based on the anticipated cost associated with claim administration expenses on the run-out of business. Interest is accreted and recognized in Policyholders' benefits in MLOA's statement of income.

      . For long-term disability ("LTD") the claim reserves for the reported claims are calculated as the present value of the net monthly LTD benefits (Social Security and other offsets may be estimated if unknown) and the best estimate probabilities of the claimant remaining disabled for a given benefit payment which are based on a termination rates table adjusted for experience. Should the offsets be estimated, they are estimated using the claimant's salary, duration of disability and the probability of the offset award.

       The disability termination rates vary based on the insured's age at disability, gender, elimination period, the duration of disability, social security status and the number of months remaining in the benefit period. The rates account for the probabilities of both recovery and death. The reserves vary with plan provisions such as monthly benefit, offsets, own occupation period, benefit duration, cost of living adjustment ("COLA"), and minimum and maximum benefits. The discount rate assumptions for these liabilities are set annually and are based on projected investment returns for the asset portfolios. The interest rate is locked in for each claimant based on the year of disability.

      . For short-term and long-term disability and group life liabilities the incurred but not reported reserves are determined using the expected loss ratio method, where the expected loss ratio is applied to the underwritten premiums to determine ultimate liabilities.

      . For dental and vision this liability is primarily calculated using completion factors, where these factors complete paid-to-date claims to the ultimate liability based on past experience. For short-term and long-term disability and group life liabilities the incurred but not reported reserves are determined using the expected loss ratio method, where the expected loss ratio is applied to the underwritten premiums to determine ultimate liabilities.

   Separate Accounts

   Generally, Separate Accounts established under Arizona State Insurance Law are not chargeable with liabilities that arise from any other business of MLOA. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Accounts represent the net deposits and accumulated net investment income (loss) less fees, held primarily for the benefit of policyholders, and for which MLOA does not bear the investment risk. Separate Accounts' assets and liabilities are shown on separate lines in the balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to policyholders of such Separate Accounts are offset within the same line in the statements of income (loss). For 2017, 2016 and 2015, investment results of such Separate Accounts were gains (losses) of $308 million, $52 million and $(12) million, respectively.

   Deposits to Separate Accounts are reported as increases in Separate Accounts assets and liabilities and are not reported in revenues. Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

                                     F-51
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MLOA reports the General Account's interests in Separate Accounts as Other invested assets in the balance sheets.

   Income Taxes

   AXA Financial and certain of its consolidated subsidiaries and affiliates, including MLOA, file a consolidated federal income tax return. MLOA provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Current federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized.

   Under accounting for uncertainty in income taxes guidance, MLOA determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

   As required under accounting for income taxes, MLOA determined reasonable estimates for certain effects of the Tax Cuts and Jobs Act enacted on December 22, 2017 and recorded those estimates as provisional amounts in the 2017 MLOA financial statements. In accordance with SEC Staff Accounting Bulletin No. 118 ("SAB 118"), MLOA may make additional adjustments during 2018 (the measurement period) to the income tax balance sheet and income statement accounts as the U.S. Department of the Treasury issues further guidance and interpretations.

   Assumption Updates and Model Changes

   In 2017, MLOA made several assumption updates and model changes, including the following: (1) updated premium funding assumptions for certain UL and variable UL products with secondary guarantees; (2) completed its periodic review and updated its long term mortality assumption for universal, variable universal and traditional life products; (3) updated the assumption for long term General Account spread and yield assumptions in the DAC amortization and loss recognition testing calculations for UL, variable UL and deferred annuity business lines; (4) updated our maintenance expense assumption for UL and variable UL products; and (5) refined our calculation used to estimate the future costs of certain long term care benefit acceleration riders on our UL and variable UL products. The net impact of assumption changes in 2017 decreased policyholders' benefits by $7 million, increased the amortization of DAC by $21 million, and increased policy charges and fee income by $4 million. This resulted in an increase in Loss from operations, before income taxes of $10 million and increased Net loss by $7 million.

   In 2016, MLOA made several assumption updates and model changes including the following (1) updates to calculate the amortization of DAC for indexed universal life ("IUL") products on a specific product specification basis rather than using one product as the basis to calculate the amortization of DAC; (2) updated the premium funding assumption used in setting variable life policyholder benefit reserves, which increased interest sensitive life policyholder benefit reserves; (3) updated its mortality assumption for certain variable interest-sensitive life ("VISL") products as a result of unfavorable mortality experience; and (4) updated the General Account spread assumption for certain VISL products to reflect lower expected investment yields.

   The net impact of these model changes and assumption updates in 2016 decreased policyholders' benefits by $15 million, increased the amortization of DAC by $67 million and increased policy charges and fee income by $30 million, resulting in a net increase to the 2016 Loss from operations, before income taxes and Net loss of approximately $22 million and $14 million, respectively.

   In 2015, based upon management's then current expectations of interest rates and future fund growth, MLOA updated its RTM assumption used to calculate VISL and amortization of DAC from 9.0% to 7.0%. The impact of this assumption update in 2015 was an increase in VISL reserves of $4 million and an increase in amortization of DAC of $8 million, resulting in a net increase to the 2015 Loss from operations, before income taxes and Net loss of approximately $12 million and $8 million, respectively.

                                     F-52
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

3) INVESTMENTS

   FIXED MATURITIES

   The following table provides information relating to fixed maturities classified as AFS:

                AVAILABLE-FOR-SALE SECURITIES BY CLASSIFICATION

                                                           GROSS      GROSS
                                              AMORTIZED  UNREALIZED UNREALIZED   FAIR       OTTI
                                                COST       GAINS      LOSSES     VALUE   IN AOCI/(1)/
                                              ---------- ---------- ---------- --------- -----------
                                                                  (IN MILLIONS)
DECEMBER 31, 2017:
------------------
Fixed Maturity Securities:
  Public corporate........................... $      888  $      21  $       2 $     907   $      --
  Private corporate..........................        284          8          1       291          --
  U.S. Treasury, government and agency.......        232          1          1       232          --
  States and political subdivisions..........          5         --         --         5          --
  Commercial mortgage-backed.................         --         --         --        --          --
  Residential mortgage-backed................         --         --         --        --
  Asset-backed/(2)/..........................         12         --         --        12
  Redeemable preferred stock.................          4         --         --         4          --
                                              ----------  ---------  --------- ---------   ---------

Total at December 31, 2017................... $    1,425  $      30  $       4 $   1,451   $      --
                                              ==========  =========  ========= =========   =========

December 31, 2016:
------------------
Fixed Maturity Securities:
  Public corporate........................... $      819  $      16  $       8 $     827   $      --
  Private corporate..........................        205          5          2       208          --
  U.S. Treasury, government and agency.......         36         --          1        35          --
  States and political subdivisions..........          6         --         --         6          --
  Commercial mortgage-backed.................         24          7          7        24           1
  Redeemable preferred stock.................          9         --         --         9          --
                                              ----------  ---------  --------- ---------   ---------

Total at December 31, 2016................... $    1,099  $      28  $      18 $   1,109   $       1
                                              ==========  =========  ========= =========   =========

  /(1)/Amounts represent OTTI losses in AOCI, which were not included in income
       (loss) in accordance with current accounting guidance.
  /(2)/Includes credit-tranched securities collateralized by sub-prime mortgages and other asset types and credit tenant loans.

   The contractual maturities of AFS fixed maturities at December 31, 2017 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                 AVAILABLE-FOR-SALE FIXED MATURITY SECURITIES
                  CONTRACTUAL MATURITIES AT DECEMBER 31, 2017

                                              AMORTIZED
                                                COST    FAIR VALUE
                                              --------- ----------
                                                 (IN MILLIONS)
Due in one year or less...................... $      19  $      19
Due in years two through five................       228        235
Due in years six through ten.................       798        813
Due after ten years..........................       364        368
                                              ---------  ---------
   Subtotal..................................     1,409      1,435
Asset-backed.................................        12         12
Redeemable preferred stock...................         4          4
                                              ---------  ---------
Total........................................ $   1,425  $   1,451
                                              =========  =========

                                     F-53
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table shows proceeds from sales, gross gains (losses) from sales and OTTI for AFS fixed maturities during 2017, 2016 and 2015:

                                                  December 31,
                                              --------------------
                                               2017    2016   2015
                                              ------  -----  -----
                                                  (IN MILLIONS)
Proceeds from sales.......................... $  325  $  49  $  19
                                              ======  =====  =====
Gross gains on sales......................... $   10  $   1  $  --
                                              ======  =====  =====
Gross losses on sales........................ $   (7) $  --  $  --
                                              ======  =====  =====
Total OTTI................................... $   --  $  (3) $  (1)
                                              ------  -----  -----
Credit losses recognized in net income (loss) $   --  $  (3) $  (1)
                                              ======  =====  =====

   The following table sets forth the amount of credit loss impairments on fixed maturity securities held by MLOA at the dates indicated and the corresponding changes in such amounts.

            FIXED MATURITY SECURITIES -- CREDIT LOSS IMPAIRMENTS

                                               2017   2016
                                              -----  ------
                                              (IN MILLIONS)
Balances at January 1,....................... $ (32) $  (42)
Previously recognized impairments on
  securities that matured, paid, prepaid or
  sold.......................................    28      13
Impairments recognized this period on
  securities not previously impaired.........    --      (3)
                                              -----  ------
Balances at December 31,..................... $  (4) $  (32)
                                              =====  ======

   Net unrealized investment gains (losses) on fixed maturities and equity securities classified as AFS are included in the balance sheets as a component of AOCI. The table below presents these amounts as of the dates indicated:

                                               December 31,
                                               -------------
                                               2017   2016
                                               -----  -----
                                               (IN MILLIONS)
AFS Securities:
  Fixed maturity securities:
   With OTTI loss............................. $  --  $   4
   All other..................................    26      6
                                                -----  -----
Net Unrealized (Gains) Losses................. $  26  $  10
                                                =====  =====

                                     F-54
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Changes in net unrealized investment gains (losses) recognized in AOCI include reclassification adjustments to reflect amounts realized in Net income (loss) for the current period that had been part of OCI in earlier periods. The tables that follow below present a rollforward of net unrealized investment gains (losses) recognized in AOCI, split between amounts related to fixed maturity securities on which an OTTI loss has been recognized, and all other:

  NET UNREALIZED GAINS (LOSSES) ON FIXED MATURITY SECURITIES WITH OTTI LOSSES

                                                                                 AOCI GAIN
                                                                                   (LOSS)
                                               NET UNREALIZED     DEFERRED       RELATED TO
                                                   GAINS           INCOME      NET UNREALIZED
                                                (LOSSES) ON       TAX ASSET      INVESTMENT
                                                INVESTMENTS      (LIABILITY)   GAINS(LOSSES)
                                              ----------------  ------------  ---------------
                                                               (IN MILLIONS)
BALANCE, JANUARY 1, 2017..................... $              4  $         (2) $             2
Net investment gains (losses) arising during
  the period.................................               (4)           --               (4)
Reclassification adjustment for OTTI losses:
   Included in Net income (loss).............               --            --               --
Impact of net unrealized investment gains
  (losses) on:
   Deferred income taxes.....................               --            --               --
                                              ----------------  ------------  ---------------
BALANCE, DECEMBER 31, 2017................... $             --  $         (2) $            (2)
                                              ================  ============  ===============

BALANCE, JANUARY 1, 2016..................... $              4  $         (2) $             2
Net investment gains (losses) arising during
  the period.................................               (1)           --               (1)
Reclassification adjustment for OTTI losses:
   Included in Net income (loss).............                1            --                1
Impact of net unrealized investment gains
  (losses) on:
   Deferred income taxes.....................               --            --               --
                                              ----------------  ------------  ---------------
BALANCE, DECEMBER 31, 2016................... $              4  $         (2) $             2
                                              ================  ============  ===============

          ALL OTHER NET UNREALIZED INVESTMENT GAINS (LOSSES) IN AOCI

                                                                                 AOCI GAIN (LOSS)
                                              NET UNREALIZED         DEFERRED       RELATED TO
                                                  GAINS               INCOME      NET UNREALIZED
                                               (LOSSES) ON           TAX ASSET   INVESTMENT GAINS
                                               INVESTMENTS     DAC  (LIABILITY)      (LOSSES)
                                              --------------  ----  -----------  ----------------
                                                                 (IN MILLIONS)
BALANCE, JANUARY 1, 2017.....................  $           6  $ --    $      (1)  $             5
Net investment gains (losses) arising during
  the period.................................             20    --           --                20
Reclassification adjustment for OTTI losses:
   Included in Net income (loss).............             --    --           --                --
Impact of net unrealized investment gains
  (losses) on:
   DAC.......................................             --    (8)          --                (8)
   Deferred income taxes.....................             --    --           (4)               (4)
                                               -------------  ----    ---------   ---------------
BALANCE, DECEMBER 31, 2017...................  $          26  $ (8)   $      (5)  $            13
                                               =============  ====    =========   ===============

BALANCE, JANUARY 1, 2016.....................  $           4  $ (2)   $      --   $             2
Net investment gains (losses) arising during
  the period.................................             (1)   --           --                (1)
Reclassification adjustment for OTTI losses:
   Included in Net income (loss).............              3    --           --                 3
Impact of net unrealized investment gains
  (losses) on:
   DAC.......................................             --     2           --                 2
   Deferred income taxes.....................             --    --           (1)               (1)
                                               -------------  ----    ---------   ---------------
BALANCE, DECEMBER 31, 2016...................  $           6  $ --    $      (1)  $             5
                                               =============  ====    =========   ===============

                                     F-55
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following tables disclose the fair values and gross unrealized losses of the 112 issues at December 31, 2017 and the 168 issues at December 31, 2016 of fixed maturities that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

                                               LESS THAN 12 MONTHS   12 MONTHS OR LONGER          TOTAL
                                              --------------------- --------------------- ---------------------
                                                           GROSS                 GROSS                 GROSS
                                                         UNREALIZED            UNREALIZED            UNREALIZED
                                              FAIR VALUE   LOSSES   FAIR VALUE   LOSSES   FAIR VALUE   LOSSES
                                              ---------- ---------- ---------- ---------- ---------- ----------
                                                                        (IN MILLIONS)
DECEMBER 31, 2017
-----------------
Fixed Maturity Securities:
  Public corporate...........................  $     135  $       1   $     29  $       1  $     164  $       2
  Private corporate..........................         45         --         23          1         68          1
  U.S. Treasury, government and agency.......         50          1          6         --         56          1
  Asset-backed...............................          7         --         --         --          7         --
  Redeemable preferred stock.................          2         --         --         --          2         --
                                               ---------  ---------   --------  ---------  ---------  ---------

Total........................................  $     239  $       2   $     58  $       2  $     297  $       4
                                               =========  =========   ========  =========  =========  =========
December 31, 2016
-----------------
Fixed Maturity Securities:
  Public corporate...........................  $     292  $       8   $     12  $      --  $     304  $       8
  Private corporate..........................         61          2         --         --         61          2
  U.S. Treasury, government and agency.......         21          1         --         --         21          1
  Commercial mortgage-backed.................          1         --         10          7         11          7
  Redeemable preferred stock.................          9         --         --         --          9         --
                                               ---------  ---------   --------  ---------  ---------  ---------

Total........................................  $     384  $      11   $     22  $       7  $     406  $      18
                                               =========  =========   ========  =========  =========  =========

   MLOA's investments in fixed maturity securities do not include concentrations of credit risk of any single issuer greater than 10% of the shareholder's equity of MLOA, other than securities of the U.S. government, U.S. government agencies and certain securities guaranteed by the U.S. government. MLOA maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 2.1% of total investments. The largest exposures to a single issuer of corporate securities held at December 31, 2017 and 2016 were $25 million and $15 million, respectively. Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the National Association of Insurance Commissioners ("NAIC") designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2017 and 2016, respectively, approximately $20 million and $37 million, or 1.4% and 3.4%, of the $1,425 million and $1,099 million aggregate amortized cost of fixed maturities held by MLOA were considered to be other than investment grade. These securities had net unrealized losses of $0 million and $0 million at December 31, 2017 and 2016, respectively. At December 31, 2017 and 2016, respectively, the $2 million and $7 million of gross unrealized losses of twelve months or more were concentrated in corporate and commercial mortgage-backed securities. In accordance with the policy described in Note 2, MLOA concluded that an adjustment to income for OTTI for these securities was not warranted at either December 31, 2017 or 2016. At December 31, 2017, MLOA did not intend to sell the securities nor will it likely be required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.

   At December 31, 2017, the carrying value of fixed maturities that were non-income producing for the twelve months preceding that date was $0 million.

   MORTGAGE LOANS

   In 2016, MLOA issued $17 million of commercial mortgage loans, representing approximately 1.0% of 2017 invested assets. These mortgage loans were issued for apartment complex properties located in the Mid-Atlantic region. At December 31, 2017 these mortgage loans had an outstanding value of $17 million with a loan to value ratio between 0%-50% and a debt coverage service ratio greater than 2.0x. There are no valuation allowances for commercial mortgage loans for 2017, 2016, and 2015.

                                     F-56
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   EQUITY METHOD INVESTMENTS

   The following table presents MLOA's investment in 2.6 million units of AB (approximately 0.95% ownership) with a fair value of $65 million and $61 million at December 31, 2017 and 2016, respectively. MLOA's investment in AB, an affiliate, is included in Other invested assets:

                                               2017   2016
                                              -----  -----
                                              (IN MILLIONS)
Balance at January 1,........................ $  64  $  63
Equity in net income (loss)..................     6      6
Dividends received...........................    (6)    (5)
                                              -----  -----
Balance at December 31,...................... $  64  $  64
                                              =====  =====

   The tables below detail the condensed balance sheets and statements of income (loss) of AB and MLOA's equity investment and equity in income (loss) of AB.

                                                DECEMBER 31,
                                              -----------------
                                                2017     2016
                                              -------- --------
                                                (IN MILLIONS)
BALANCE SHEETS:
Total Assets................................. $  9,295 $  8,740
                                              ======== ========
Total Liabilities............................    4,630    4,279
Redeemable non-controlling interest..........      602      393
Total Partners' Capital......................    4,063    4,068
                                              -------- --------
  Total Liabilities and Partners' Capital.... $  9,295 $  8,740
                                              ======== ========
MLOA's Equity investment in AB............... $     64 $     64
                                              ======== ========

                                                2017     2016     2015
                                              -------- -------- --------
                                                    (IN MILLIONS)
STATEMENTS OF INCOME (LOSS):
Total Revenues............................... $  3,299 $  3,029 $  3,021
                                              -------- -------- --------
Total Expenses...............................    2,525    2,306    2,390
                                              -------- -------- --------
  Net Income (Loss).......................... $    721 $    695 $    587
                                              ======== ======== ========
MLOA's Equity in income (loss) of AB......... $      6 $      6 $      5
                                              ======== ======== ========

   DERIVATIVES AND OFFSETTING ASSETS AND LIABILITIES

   MLOA hedges crediting rates in the Market Stabilizer Option(R) ("MSO") in the variable life insurance products and in the Indexed Universal Life ("IUL") insurance products. The MSO and IUL products permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while MLOA absorbs, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, MLOA enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers.

                                     F-57
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                      DERIVATIVE INSTRUMENTS BY CATEGORY

                                                              FAIR VALUE
                                                       -------------------------
                                                                                 GAINS (LOSSES)
                                              NOTIONAL    ASSET      LIABILITY    REPORTED IN
                                               AMOUNT  DERIVATIVES  DERIVATIVES  INCOME (LOSS)
                                              -------- ------------ ------------ --------------
AT OR FOR THE YEAR ENDED, DECEMBER 31, 2017:                    (IN MILLIONS)
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options.................................... $  1,058 $        119 $         30 $           66
  Collateral.................................       --           --           90             --
NET INVESTMENT INCOME (LOSS).................                                                66
                                                                                 --------------

EMBEDDED DERIVATIVES:
MSO and IUL indexed features/(2) (3)/........       --           --           88            (72)
                                              -------- ------------ ------------ --------------

Balances, December 31, 2017.................. $  1,058 $        119 $        208 $           (6)
                                              ======== ============ ============ ==============

At or For the Year Ended, December 31, 2016:
Freestanding derivatives:
Equity contracts:/(1)/
  Options.................................... $    776 $         76 $         20 $           18
  Collateral.................................       --           --           58             --
Net investment income (loss).................                                                18

Embedded derivatives:
MSO and IUL indexed features/(2) (3)/........       --           --           53            (20)
                                              -------- ------------ ------------ --------------
Balances, December 31, 2016.................. $    776 $         76 $        131 $           (2)
                                              ======== ============ ============ ==============

  /(1)/Reported in Other invested assets in MLOA's balance sheets.
  /(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.
  /(3)/Reported in Net derivative gains (losses) in the statements of income
       (loss)

   For 2017, 2016 and 2015 Net derivative gains (losses) included $42 million, $(2) million and $6 million of realized gains (losses) on contracts closed during those periods and $24 million, $20 million and $(15) million of unrealized gains (losses) on derivative positions at year end.

   CREDIT RISK

   Although notional amount is the most commonly used measure of volume in the derivatives market, it is not used as a measure of credit risk. A derivative with positive fair value (a derivative asset) indicates existence of credit risk because the counterparty would owe money to MLOA if the contract were closed at the reporting date. Alternatively, a derivative contract with negative fair value (a derivative liability) indicates MLOA would owe money to the counterparty if the contract were closed at the reporting date. To reduce credit exposures in OTC derivative transactions MLOA generally enters into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements as further described below under "ISDA Master Agreements." MLOA further controls and minimizes its counterparty exposure through a credit appraisal and approval process.

   ISDA MASTER AGREEMENTS

   NETTING PROVISIONS. The standardized "ISDA Master Agreement" under which MLOA conducts its OTC derivative transactions includes provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, MLOA will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net

                                     F-58
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA payable or receivable with that counterparty. In the event of default, insolvency, or other similar event pre-defined under the ISDA Master Agreement that would result in termination of OTC derivatives transactions before their maturity, netting procedures would be applied to calculate a single net payable or receivable with the counterparty.

   COLLATERAL ARRANGEMENTS. MLOA generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies. These CSAs are bilateral agreements that require collateral postings by the party "out-of-the-money" or in a net derivative liability position. Various thresholds for the amount and timing of collateralization of net liability positions are applicable. Consequently, the credit exposure of MLOA's OTC derivative contracts is limited to the net positive estimated fair value of those contracts at the reporting date after taking into consideration the existence of netting agreements and any collateral received pursuant to CSAs. Derivatives are recognized at fair value in the balance sheets and are reported either as assets in Other invested assets, except for embedded insurance-related derivatives as described above. MLOA nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed.

   At December 31, 2017 and 2016, respectively, MLOA held $90 million and
   $58 million in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. This unrestricted cash collateral is reported in Cash and cash equivalents. The aggregate fair value of all collateralized derivative transactions that were in a liability position at December 31, 2017 and 2016 was not material.

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2017.

   OFFSETTING OF FINANCIAL ASSETS AND LIABILITIES AND DERIVATIVE INSTRUMENTS
                             AT DECEMBER 31, 2017

                                                GROSS    GROSS AMOUNTS    NET AMOUNTS
                                               AMOUNTS   OFFSET IN THE  PRESENTED IN THE
                                              RECOGNIZED BALANCE SHEETS  BALANCE SHEETS
                                              ---------- -------------- ----------------
                                                             (IN MILLIONS)
ASSETS
DESCRIPTION
Derivatives:
Equity contracts............................. $      119 $           30 $             89
Collateral...................................         --             90              (90)
                                              ---------- -------------- ----------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................        119            120               (1)
Other financial assets.......................         64             --               64
                                              ---------- -------------- ----------------
  Other invested assets...................... $      183 $          120 $             63
                                              ========== ============== ================

LIABILITIES
DESCRIPTION
Derivatives:
Equity contracts............................. $       30 $           30 $             --
Collateral...................................         90             90               --
                                              ---------- -------------- ----------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................        120            120               --
Other financial liabilities..................         72             --               72
                                              ---------- -------------- ----------------
  Other liabilities.......................... $      192 $          120 $             72
                                              ========== ============== ================

  /(1)/All derivatives were subject to ISDA Master Agreements at December 31,
       2017.

                                     F-59
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2017.

                COLLATERAL AMOUNTS OFFSET IN THE BALANCE SHEETS
                             AT DECEMBER 31, 2017

                                                             COLLATERAL (RECEIVED)/HELD
                                                            --------------------------
                                              FAIR VALUE OF  FINANCIAL                    NET
                                                 ASSETS     INSTRUMENTS      CASH       AMOUNTS
                                              ------------- -----------     ------      -------
                                                            (IN MILLIONS)
ASSETS
  Total derivatives..........................        $   89       $  --     $  (90)       $  (1)
Other financial assets.......................            64          --         --           64
                                                     ------       -----         ------    -----
  OTHER INVESTED ASSETS......................        $  153       $  --     $  (90)       $  63
                                                     ======       =====         ======    =====

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2016.

   Offsetting of Financial Assets and Liabilities and Derivative Instruments
                             At December 31, 2016

                                                Gross    Gross Amounts    Net Amounts
                                               Amounts   Offset in the  Presented in the
                                              Recognized Balance Sheets  Balance Sheets
                                              ---------- -------------- ----------------
                                                             (in millions)
ASSETS
Description
Derivatives:
Equity contracts.............................     $   76          $  20            $  56
Collateral...................................         --             58              (58)
                                                  ------          -----            -----
Total Derivatives, subject to an ISDA Master
  Agreement/(1)/.............................         76             78               (2)
Other financial instruments..................         70             --               70
                                                  ------          -----            -----
  Other invested assets......................     $  146          $  78            $  68
                                                  ======          =====            =====

LIABILITIES
Description
Derivatives:
Equity contracts.............................     $   20          $  20            $  --
                                                  ------          -----            -----
Total Derivatives, subject to an ISDA Master
  Agreement/(1)/.............................         78             78               --
Other financial liabilities..................         77             --               77
                                                  ------          -----            -----
  Other liabilities..........................     $  155          $  78            $  77
                                                  ======          =====            =====

  /(1)/All derivatives were subject to ISDA Master Agreements at December 31,
       2016.

                                     F-60
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2016.

           Gross Collateral Amounts Not Offset in the Balance Sheets
                             At December 31, 2016

                                                            Collateral (Received)/Held
                                                            -------------------------
                                              Fair Value of  Financial
                                                 Assets     Instruments      Cash       Net Amounts
                                              ------------- ----------- -------------  ------------
                                                                  (in millions)
ASSETS
  Total derivatives.......................... $          56 $        -- $         (58) $         (2)
Other financial assets.......................            70          --            --            70
                                              ------------- ----------- -------------  ------------
  Other invested assets...................... $         126 $        -- $         (58) $         68
                                              ============= =========== =============  ============

   Net Investment Income (Loss)

   The following table breaks out Net investment income (loss) by asset category:

                                               2017   2016   2015
                                              -----  -----  -----
                                                 (IN MILLIONS)
Fixed maturities............................. $  49  $  43  $  40
Mortgage loans on real estate................     1      1     --
Policy loans.................................     1      1      1
                                              -----  -----  -----
Gross investment income (loss)...............    51     45     41
Investment expenses..........................    (3)    (3)    (3)
                                              -----  -----  -----
  Net Investment Income (Loss)............... $  48  $  42  $  38
                                              =====  =====  =====

   Investment Gains (Losses), Net

   Investment gains (losses), net including changes in the valuation allowances and OTTI are as follows:

                                              2017   2016    2015
                                              ----- ------  ------
                                                  (IN MILLIONS)
Fixed maturities............................. $  -- $   (4) $   (1)
                                              ----- ------  ------
Investment Gains (Losses), Net............... $  -- $   (4) $   (1)
                                              ===== ======  ======

4) DEFERRED POLICY ACQUISITION COSTS AND VALUE OF BUSINESS ACQUIRED

   DAC

   Changes in deferred policy acquisition costs at December 31, 2017 and 2016 were as follows:

                                               DECEMBER 31,
                                              --------------
                                               2017    2016
                                              ------  ------
                                               (IN MILLIONS)

Balance, beginning of year................... $  353  $  351
Capitalization of commissions, sales and
  issue expenses.............................    109     103
Amortization.................................    (71)   (101)
Change in unrealized investment gains and
  losses.....................................     (8)     --
                                              ------  ------
Balance, End of Year......................... $  383  $  353
                                              ======  ======

                                     F-61
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   VOBA

   MLOA's VOBA asset amortized to $0 million in 2016. For 2017, 2016 and 2015, amortization expense related to VOBA was $0 million, $9 million and $0 million, respectively and reported in Other operating costs and expenses.

5) FAIR VALUE DISCLOSURES

   Assets and liabilities measured at fair value on a recurring basis are summarized below. At December 31, 2017 and 2016, no assets were required to be measured at fair value on a non-recurring basis. Fair value measurements are required on a non-recurring basis for certain assets, including goodwill and mortgage loans on real estate, only when an OTTI or other event occurs. When such fair value measurements are recorded, they must be classified and disclosed within the fair value hierarchy. MLOA recognizes transfers between valuation levels at the beginning of the reporting period.

                            FAIR VALUE MEASUREMENTS

                                                LEVEL 1   LEVEL 2  LEVEL 3   TOTAL
                                               --------- --------- ------- ---------
                                                           (IN MILLIONS)
DECEMBER 31, 2017
-----------------
ASSETS:
Investments:
  Fixed maturity securities,
  available-for-sale:
   Public corporate........................... $      -- $     907   $  -- $     907
   Private corporate..........................        --       285       6       291
   U.S. Treasury, government and agency.......        --       232      --       232
   States and political subdivisions..........        --         5      --         5
   Asset-backed...............................        --        12      --        12
   Redeemable preferred stock.................         4        --      --         4
                                               --------- ---------   ----- ---------
     Subtotal.................................         4     1,441       6     1,451
                                               --------- ---------   ----- ---------
  Trading securities..........................         1        --      --         1
  Options.....................................        --        89      --        89
Cash equivalents..............................        44        --      --        44
Separate Accounts assets......................     1,999        14      --     2,013
                                               --------- ---------   ----- ---------
   Total Assets............................... $   2,048 $   1,544   $   6 $   3,598
                                               ========= =========   ===== =========

LIABILITIES:
Contingent payment arrangements............... $      -- $      --   $   4 $       4
MSO and IUL indexed features' liability.......        --        88      --        88
                                               --------- ---------   ----- ---------
   Total Liabilities.......................... $      -- $      88   $   4 $      92
                                               ========= =========   ===== =========

                                     F-62
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            FAIR VALUE MEASUREMENTS

                                               LEVEL 1  LEVEL 2  LEVEL 3   TOTAL
                                               -------- -------- -------- --------
                                                          (IN MILLIONS)
December 31, 2016
-----------------
ASSETS:
Investments:
  Fixed maturity securities,
  available-for-sale:
   Public corporate........................... $     -- $    827 $     -- $    827
   Private corporate..........................       --      201        7      208
   U.S. Treasury, government and agency.......       --       35       --       35
   States and political subdivisions..........       --        6       --        6
   Commercial mortgage-backed.................       --       --       24       24
   Redeemable preferred stock.................        9       --       --        9
                                               -------- -------- -------- --------
     Subtotal.................................        9    1,069       31    1,109
                                               -------- -------- -------- --------
  Trading securities..........................        1       --       --        1
  Options.....................................       --       56       --       56
Cash equivalents..............................      109       --       --      109
Separate Accounts assets......................    1,732       14       --    1,746
                                               -------- -------- -------- --------
   Total Assets............................... $  1,851 $  1,139 $     31 $  3,021
                                               ======== ======== ======== ========

LIABILITIES:
Contingent payment arrangements............... $     -- $     -- $      7 $      7
MSO and IUL indexed features' liability.......       --       53       --       53
                                               -------- -------- -------- --------
   Total Liabilities.......................... $     -- $     53 $      7 $     60
                                               ======== ======== ======== ========

   At December 31, 2017 and 2016, respectively, the fair value of public fixed maturities is approximately $1,149 million and $888 million or approximately 31.9% and 29.4% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's public fixed maturity securities are generally based on prices obtained from independent valuation service providers and for which MLOA maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, MLOA ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturity securities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. If the pricing information received from independent valuation service providers is not reflective of market activity or other inputs observable in the market, MLOA may challenge the price through a formal process in accordance with the terms of the respective independent valuation service provider agreement. If, as a result, it is determined that the independent valuation service provider is able to reprice the security in a manner agreed as more consistent with current market observations, the security remains within Level 2. Alternatively, a Level 3 classification may result if the pricing information then is sourced from another vendor, non-binding broker quotes, or internally-developed valuations for which MLOA's own assumptions about market-participant inputs would be used in pricing the security.

   At December 31, 2017 and 2016, respectively, the fair value of private fixed maturities is approximately $302 million and $221 million or approximately 8.4% and 7.3% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's private fixed maturities, which primarily are comprised of investments in private placement securities generally are determined using a discounted cash flow model. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may also incorporate unobservable inputs, which reflect MLOA's own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

   At December 31, 2017 and 2016, respectively, investments classified as Level 1 comprise approximately 56.9% and 61.3% of assets measured at fair value on a recurring basis and primarily include redeemable preferred stock, cash equivalents and Separate Account assets.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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   Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities, and net asset values for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less, and are carried at cost as a proxy for fair value measurement due to their short-term nature.

   At December 31, 2017 and 2016, respectively, investments classified as Level 2 comprise approximately 42.9% and 37.7% of assets measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity.

   MLOA's IUL product and in the MSO investment option available in some life contracts offer investment options which permit the contract owner to participate in the performance of an index. These investment options, which depending on the product and on the index selected can currently have 1 or 3 year terms, provide for participation in the performance of specified indices, price movements up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g. holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are accounted for as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on prices obtained from independent valuation service providers.

   At December 31, 2017 and 2016, respectively, investments classified as Level 3 comprise approximately 0.2% and 1.0% of assets measured at fair value on a recurring basis and primarily include commercial mortgage-backed securities ("CMBS") and corporate debt securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. At December 31, 2017 and 2016, MLOA did not hold any fixed maturities, included in the Level 3 classification, with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data. MLOA applies various due-diligence procedures, as considered appropriate, to validate these non-binding broker quotes for reasonableness, based on its understanding of the markets, including use of internally-developed assumptions about inputs a market participant would use to price the security. In addition, approximately
   $0 million and $24 million of mortgage- and asset-backed securities, including CMBS, are classified as Level 3 at December 31, 2017 and 2016, respectively. MLOA utilizes prices obtained from an independent valuation service vendor to measure fair value of CMBS securities.

   MLOA's Level 3 liabilities include contingent payment arrangements associated with a Renewal Rights Agreement (the "Renewal Rights Agreement") that transitions certain group employee benefits policies beginning
   January 1, 2017 from an insurer exiting such business to MLOA. The fair value of the contingent payments liability associated with this transaction is measured and adjusted each reporting period through final settlement using projected premiums from these policies, net of potential surrenders and terminations, and applying a risk-adjusted discount factor (7% at December 31, 2017) to the resulting cash flows.

   In 2017 and 2016, there were no AFS fixed maturities were transferred from Level 2 into the Level 3 classification.

                                     F-64
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The table below presents a reconciliation for all Level 3 assets and liabilities at December 31, 2017, 2016 and 2015 respectively.

                              LEVEL 3 INSTRUMENTS
                            FAIR VALUE MEASUREMENTS

                                                               COMMERCIAL  CONTINGENT
                                                               MORTGAGE-     PAYMENT
                                                  CORPORATE      BACKED    ARRANGEMENT
                                                ------------  -----------  -----------
                                                             (IN MILLIONS)
BALANCE, JANUARY 1, 2017....................... $          7  $        24  $         7
Total gains (losses), realized and
  unrealized included in:
   Income (loss) as:
     Investment gains (losses), net............           --            1           --
Other comprehensive income (loss)..............           --           --           --
Purchases......................................           --           --           --
Sales..........................................           (1)         (25)          --
Change in estimate.............................           --           --           (3)
                                                ------------  -----------  -----------
BALANCE, DECEMBER 31, 2017..................... $          6  $        --  $         4
                                                ============  ===========  ===========

BALANCE, JANUARY 1, 2016....................... $          8  $        31  $        --
Total gains (losses), realized and
  unrealized included in:
   Income (loss) as:
     Investment gains (losses), net............           --           (4)          --
Other comprehensive income (loss)..............           --            1           --
Purchases......................................           --           --            7
Sales..........................................           (1)          (4)          --
                                                ------------  -----------  -----------
BALANCE, DECEMBER 31, 2016..................... $          7  $        24  $         7
                                                ============  ===========  ===========

BALANCE, JANUARY 1, 2015....................... $          8  $        26  $        --
Total gains (losses), realized and
  unrealized included in:
   Income (loss) as:
     Investment gains (losses), net............           --           (2)          --
     Other comprehensive income (loss).........           --            8           --
Sales..........................................           (1)          (1)          --
Transfers into Level 3/(1)/....................            1           --           --
                                                ------------  -----------  -----------
BALANCE, DECEMBER 31, 2015..................... $          8  $        31  $        --
                                                ============  ===========  ===========

   /(1)/Transfers into/out of Level 3 classification are reflected at beginning-of-period fair values.

                                     F-65
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The table below details changes in unrealized gains (losses) for 2017, 2016 and 2015 by category for Level 3 assets still held at December 31, 2017, 2016 and 2015, respectively.

                                                     OCI
                                                -------------
                                                (IN MILLIONS)
HELD AS OF DECEMBER 31, 2017:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Commercial mortgage-backed................  $         --
                                                 ------------
       Total...................................  $         --
                                                 ============

Held as of December 31, 2016:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Commercial mortgage-backed................  $          1
                                                 ------------
       Total...................................  $          1
                                                 ============

Held as of December 31, 2015:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Corporate.................................  $         (1)
                                                 ------------
       Commercial mortgage-backed..............             8
                                                 ------------
       Total...................................  $          7
                                                 ============

   At December 31, 2017 and 2016, MLOA had $6 million and $31 million, respectively, of investments classified as Level 3. The underlying quantitative inputs to measure the fair value of these investments are not developed by MLOA and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in MLOA's reporting significantly higher or lower fair value measurements for these Level 3 investments.

   The carrying values and fair values at December 31, 2017 and 2016 for financial instruments not otherwise disclosed in Note 3 are presented in the table below. Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts and pension and other postretirement obligations.

                                                                 FAIR VALUE
                                              CARRYING ------------------------------
                                               VALUE   LEVEL 1 LEVEL 2 LEVEL 3 TOTAL
                                              -------- ------- ------- ------- ------
                                                           (IN MILLIONS)
DECEMBER 31, 2017
-----------------
Mortgage loans on real estate................  $    17  $   --  $   --  $   17 $   17
Policy Loans.................................      185      --      --     224    224
Policyholders liabilities: Investment
  contracts..................................      153      --      --     156    156

December 31, 2016
-----------------
Mortgage loans on real estate................  $    17  $   --  $   --  $   16 $   16
Policy Loans.................................      176      --      --     210    210
Policyholders liabilities: Investment
  contracts..................................      168      --      --     170    170

   Fair values for commercial mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived from taking the appropriate U.S. Treasury rate with a like term to the remaining term of the loan and adding a spread reflective of the risk premium associated with the specific loan. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

                                     F-66
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. Treasury yield curve and historical loan repayment patterns.

   The fair values for MLOA's supplementary contracts not involving life contingencies and deferred annuities and certain annuities, which are included in Policyholder's account balances, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk.

6) LIABILITIES FOR UNPAID CLAIMS AND CLAIM EXPENSES

   The liability for unpaid claims and claim expenses as of December 31, 2017 is as follows, the liability for unpaid claims and claim expenses as of December 31, 2016 was not material. The liability for unpaid claims and claim expenses is recorded in Future policy benefits and other policyholders' liabilities in MLOA's balance sheet:

                                                  2017
                                              -------------
                                              (IN MILLIONS)
Group Employee Benefits......................  $        9.9

   The following table shows a rollforward of the liability for unpaid claims and claim expenses:

                                                  2017
                                              -------------
                                              (IN MILLIONS)
Gross Balance at January 1, 2017.............  $        1.1
Less Reinsurance.............................           0.1
                                               ------------
Net Balance at January 1, 2017...............  $        1.0
                                               ============
Incurred Claims (net) Related to:
  Current Year...............................  $       18.5
  Prior Year.................................          (0.7)
                                               ------------
Total Incurred...............................  $       17.8
                                               ============
Paid Claims (net) Related to:
  Current Year...............................  $       12.1
  Prior Year.................................           0.2
                                               ------------
Total Paid...................................  $       12.3
                                               ============
Net Balance at December 31, 2017.............  $        6.5
Add Reinsurance..............................           3.4
                                               ------------
Gross Balance at December 31, 2017...........  $        9.9
                                               ============

   Reinsurance in the table above reflects amounts due from reinsurer for the long-term and short-term disability unpaid claims and claim expenses liabilities.

   LONG-TERM DISABILITY DEVELOPMENT TABLES

   The table below presents information about incurred and paid claims development as of December 31, 2017, net of reinsurance, cumulative claims frequency, and total incurred but not reported liabilities ("IBNR") for MLOA's long-term disability business.

                  CUMULATIVE PAID CLAIMS, NET OF REINSURANCE

                                                  2017
                                              -------------
INCURRAL YEAR                                 (IN MILLIONS)
2017.........................................  $        0.1
                                               ------------
Cumulative long-term disability paid claims..  $        0.1
                                               ============

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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   INCURRED CLAIMS (UNDISCOUNTED RUNOUT, NET OF REINSURANCE)

                                                              CLAIM
                                               2017   IBNR  FREQUENCY
                                              ------ ------ ---------
INCURRAL YEAR                                 (IN MILLIONS)
2017......................................... $  2.1 $  0.7        56
                                              ------ ------
Cumulative long-term disability
   incurred claims........................... $  2.1 $  0.7
                                              ====== ======

   The claim frequency for long-term disability represents the number of unique claim events for which benefit payments have been made. Claim events are identified using a unique claimant identifier and incurral date (claim event date). Thus, if an individual has multiple claims for different disabling events (and thus different disability dates), each will be reported as a unique claim event. However, if an individual receives multiple benefits under more than one policy (for example, supplementary disability benefits in addition to the base policy), we treat it as a single claim occurrence because they are related to a single claim event. Claim frequency is expected to be lower for the most recent incurral year because claimants have to satisfy elimination period before being eligible for benefits.

   The historical claim payout pattern for the long-term disability for the years presented in the development table is not available because this is a relatively new line of business.

   MLOA discounts long-term disability liabilities as benefit payments are made over extended periods. Discount rate assumptions for these liabilities are based on projected investment returns for the asset portfolios. The discount rate is 3.6%.

   The following table reconciles the long-term disability net incurred and paid claims development table to the liability for unpaid claims and claim expenses in MLOA's balance sheet as of December 31, 2017.

                                                  2017
                                              -------------
                                              (IN MILLIONS)
LONG-TERM DISABILITY CLAIM DEVELOPMENT
TABLE, NET OF REINSURANCE
Undiscounted Incurred Claims, net
   of reinsurance............................  $        2.1
Subtract Cumulative Paid Claims, net
   of reinsurance............................          (0.1)
Subtract Impact of Discounting, net
   of reinsurance............................          (0.3)
                                               ------------
Liabilities for unpaid claim and claim
  expense, net of reinsurance................  $        1.7
                                               ------------

UNPAID CLAIMS AND CLAIM EXPENSES, NET OF
REINSURANCE
Liabilities for unpaid claim and claim
  expense, net
   of reinsurance............................  $        1.7
Other short-duration contracts, net of
  reinsurance................................           4.8
                                               ------------
Total liabilities for unpaid claim and claim
  expense, net
   of reinsurance............................  $        6.5
                                               ------------

REINSURANCE RECOVERABLE ON UNPAID CLAIMS
Long-term disability.........................  $        2.1
Other short-duration contracts...............           1.3
                                               ------------
Total Reinsurance Recoverable................  $        3.4
                                               ------------
TOTAL LIABILITY FOR UNPAID CLAIM AND CLAIM
  EXPENSE....................................  $        9.9
                                               ============

   The other short duration contracts include group life, short-term disability, dental, and vision. Liabilities for these products are typically complete within one year. Claim development on these liabilities are largely driven by completion factors and loss ratio assumptions.

7) REINSURANCE

   MLOA cedes and assumes reinsurance with other insurance companies. Since ceded reinsurance does not relieve the originating insurer of liability, MLOA evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table summarizes the effect of reinsurance:

                                                2017      2016      2015
                                              --------  --------  --------
                                                      (IN MILLIONS)
Direct policy charges and fee income......... $    243  $    249  $    207
Reinsurance assumed..........................       --        --        --
Reinsurance ceded............................      (63)      (61)      (54)
                                              --------  --------  --------
Policy charges and fee income................ $    180  $    188  $    153
                                              ========  ========  ========
Direct premiums.............................. $     59  $     38  $     39
Reinsurance assumed..........................        3         3         1
Reinsurance ceded............................      (39)      (37)      (39)
                                              --------  --------  --------
Premiums..................................... $     23  $      4  $      1
                                              ========  ========  ========
Direct policyholders' benefits............... $    163  $    139  $    189
Reinsurance assumed..........................        1         2         1
Reinsurance ceded............................     (110)     (112)     (149)
                                              --------  --------  --------
Policyholders' benefits...................... $     54  $     29  $     41
                                              ========  ========  ========

   On October 1, 2013, MLOA entered into an agreement with Protective Life to reinsure an in-force book of life insurance and annuity policies, written primarily prior to 2004. As of December 31, 2017 and 2016 included in MLOA's balance sheet were Amounts due from reinsurers of $1,287 million and $1,157 million, respectively, including $1,041 million and $1,092 million of Policyholder's account balances relating to the reinsurance agreement with Protective Life. During 2017, 2016 and 2015, respectively, total premiums ceded to Protective Life were $21 million, $20 million and $21 million and policyholder benefits ceded were $82 million, $79 million and $102 million. As of December 31, 2017, Protective Life is rated AA-. Included in the reinsured business to Protective Life were policies with GMDB and GMIB features which had a reserve balance of $5 million and $1 million at December 31, 2017, respectively and $6 million and $2 million at December 31, 2016, respectively. As a result of the reinsurance agreement Protective Life will receive all the benefits from and assumes all the risks from other reinsurance contracts to which MLOA was a party for the block of business reinsured.

   For business not reinsured with Protective Life, MLOA generally reinsures its variable life, UL and term life insurance policies on an excess of retention basis. MLOA generally retains up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate and indirect wholly-owned subsidiary of Holdings, up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits MLOA typically obtains reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount MLOA retained in exchange for an agreed-upon premium.

   At December 31, 2017 and 2016, respectively, amounts due from reinsurers related to insurance contracts amounted to $1,325 million and $1,390 million, of which $22 million and $27 million (not including Protective Life) related to one specific reinsurer, which is rated AA- with the remainder of the reinsurers rated AA- or not rated. A contingent liability exists with respect to reinsurance should the reinsurers be unable to meet their obligations.

   At December 31, 2017 and 2016, respectively, amounts due to reinsurers related to insurance contracts amounted to $132 million and $131 million, all related to ceded policy loans to Protective Life.

   For affiliated reinsurance agreements see Note 8, "Related Party
   Transactions."

8) RELATED PARTY TRANSACTIONS

   Under its service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred costs of $131 million, $129 million and $88 million for 2017, 2016 and 2015, respectively. At December 31, 2017, 2016, and 2015, respectively, MLOA reported a $42 million, $21 million, and $15 million payable to AXA Equitable in connection with its service agreement, recorded in other liabilities on the MLOA balance sheet.

   Various AXA affiliates cede a portion of their life, health and catastrophic insurance business through reinsurance agreements to AXA Global Life, an affiliate. In 2008, AXA Global Life in turn, began retroceding a quota share portion of these risks to MLOA on a one-year term basis.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Premiums assumed by MLOA from this reinsurance transaction during 2017, 2016 and 2015, were $2 million, $2 million and $1 million, respectively. Claims and expenses assumed under these agreements during 2017, 2016 and 2015 were $1 million, $2 million and $1 million, respectively.

   MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewable term basis, and, through April 10, 2018, reinsured the no lapse guarantee riders through AXA RE Arizona Company, an affiliate ("AXA RE Arizona"). On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re Company ("EQ AZ Life Re"), a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings. Premiums earned from the above mentioned affiliated reinsurance transactions during 2017, 2016 and 2015, were $3 million, $3 million and $2 million, respectively. There were no claims and expenses assumed under these agreements during 2017, 2016 and 2015.

   In 2017, 2016 and 2015, respectively, MLOA paid AXA Distribution Holding Corporation ("AXA Distribution") and its subsidiaries $103 million, $93 million and $84 million of commissions and fees for sales of insurance products.

   MLOA paid $43 million, $43 million and $57 million in commissions and fees for the sale of its insurance products to AXA Distributors, LLC ("AXA Distributors") a broker-dealer and insurance general agency affiliate, in 2017, 2016 and 2015, respectively.

   Variable life products offer purchasers the opportunity to direct the investment of their account values into various Separate Account investment options. The investment options available to MLOA's variable life policyholders are comprised of the proprietary fund families of EQ Advisors Trust ("EQAT"), AXA Premier VIP Trust ("VIP Trust"), each of which are mutual funds for which MLOA's affiliate, AXA Equitable Funds Management Group, LLC, serves as the investment manager and administrator.

   In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements were $2 million, $2 million and $1 million for 2017, 2016 and 2015, respectively.

9) SHARE-BASED COMPENSATION

   Certain employees of AXA Equitable who perform services for MLOA participate in various share-based payment arrangements sponsored by AXA Financial or AXA. MLOA was allocated $3 million of compensation costs, included in Compensation and benefits in the statement of income (loss), for share-based payment arrangements during each year 2017, 2016 and 2015.

10)INCOME TAXES

   A summary of the income tax (expense) benefit in the statements of income
   (loss) follows:

                                               2017    2016   2015
                                              ------  ------ ------
                                                  (IN MILLIONS)
Income tax (expense) benefit:
  Current (expense) benefit.................. $   (1) $    9 $    5
  Deferred (expense) benefit.................      8      26      5
                                              ------  ------ ------
Total........................................ $    7  $   35 $   10
                                              ======  ====== ======

   At December 31, 2017 and 2016, MLOA had current taxes payable of $8 million and current taxes receivable of $1 million, respectively.

   The Federal income taxes attributable to operations are different from the amounts determined by multiplying the Income (loss) from operations, before income taxes by the expected Federal income tax rate of 35%. The sources of the difference and their tax effects are as follows:

                                                2017    2016   2015
                                              -------  ------ ------
                                                  (IN MILLIONS)
Expected income tax (expense) benefit........ $    23  $   33 $    9
Dividends received deduction.................       2       2      1
Change in tax law............................     (18)     --     --
                                              -------  ------ ------
Income Tax (Expense) Benefit................. $     7  $   35 $   10
                                              =======  ====== ======

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The Tax Cuts and Jobs Act (the "Tax Reform Act") was enacted on December 22, 2017. The SEC issued SAB 118 to address the application of U.S. GAAP in situations where a company does not have the necessary information available to complete its accounting for certain income tax effects of the Tax Reform Act. In accordance with SAB 118, MLOA determined reasonable estimates for certain effects of the Tax Reform Act and recorded those estimates as provisional amounts in the 2017 financial statements due to the need for further analysis, collection and preparation of the relevant data necessary to complete the accounting. These amounts are subject to change as the information necessary to complete the calculations is obtained and as tax authorities issue further guidance.

   The following provisional amounts related to the impact of the Tax Reform Act are included in MLOA's financial statements:

      . An income tax expense of $18 million from the reduction of deferred tax assets due to lower corporate tax rates. MLOA will recognize changes to this estimate as the calculation of cumulative temporary differences is refined.

      . An income tax expense of $0.2 million to account for the deemed repatriation of foreign earnings. The determination of this tax requires further analysis regarding the amount and composition of historical foreign earnings.

The components of the net deferred income taxes are as follows:

                                              DECEMBER 31, 2017   December 31, 2016
                                              ------------------ -------------------
                                              ASSETS LIABILITIES Assets  Liabilities
                                              ------ ----------- ------- -----------
                                                          (IN MILLIONS)
Reserves and reinsurance..................... $   64      $   -- $   101      $   --
DAC..........................................     --          49      --          81
Investments..................................      5          --      --          11
Other........................................      9          --      13          --
                                              ------      ------ -------      ------
Total........................................ $   78      $   49 $   114      $   92
                                              ======      ====== =======      ======

   As of December 31, 2017, MLOA had $2 million of AMT credits which do not expire.

   At December 31, 2017 and 2016 of the total amount of unrecognized tax benefits, $4 million and $4 million respectively, would affect the effective tax rate.

   MLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2017 and 2016 were $0.3 million and $0.3 million respectively. Tax expense for 2017 reflected a benefit of $0.0 million in interest expense related to unrecognized tax benefits.

   A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

                                              2017   2016   2015
                                              ----- ------  -----
                                                 (IN MILLIONS)
Balance, beginning of year................... $   4 $    7  $   6
Additions/(Subtraction) for tax positions of
  prior years................................    --     (3)     1
                                              ----- ------  -----
Balance, End of Year......................... $   4 $    4  $   7
                                              ===== ======  =====

   It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

   During the first quarter of 2016, MLOA agreed to the Internal Revenue Service's Revenue Agent's Reports for MONY Life's consolidated amended Federal 2004-2007 and consolidated Federal 2008 and 2009 corporate income tax returns. The impact on MLOA's 2016 statement of income (loss) is an income tax benefit of $0.2 million. In 2017, the IRS commenced their examination of the 2010 through 2013 tax years.

                                     F-71
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

11)ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

   AOCI represents cumulative gains (losses) on investments that are not reflected in income (loss). The balances for the past three years follow:

                                                 DECEMBER 31,
                                              ------------------
                                               2017  2016  2015
                                              ------ ----- -----
                                                (IN MILLIONS)
Unrealized gains (losses) on investments,
  net of adjustments......................... $   12 $   7 $   5
                                              ------ ----- -----
Total Accumulated Other Comprehensive Income
  (Loss)..................................... $   12 $   7 $   5
                                              ====== ===== =====

   The components of OCI for the past three years follow:

                                                    DECEMBER 31,
                                              -----------------------
                                               2017    2016     2015
                                              ------  ------  -------
                                                   (IN MILLIONS)
Change in net unrealized gains (losses) on
  investments:
  Net unrealized gains (losses) arising
   during the year........................... $   12  $   (1) $   (13)
  (Gains) losses reclassified into net
   income (loss) during the year/(1)/........     --       3       --
                                              ------  ------  -------
Change in net unrealized gains (losses) on
  investments................................     12       2      (13)
Adjustments for DAC and Other................     (7)     --        1
                                              ------  ------  -------
Other Comprehensive Income (Loss), net of
  adjustments and (net of deferred income
  tax expense (benefit) of $1, $1 and $(6)... $    5  $    2  $   (12)
                                              ======  ======  =======

  /(1)/See "Reclassification adjustments" in Note 3. Reclassification amounts presented net of income tax expense (benefit) of $0 million, $1 million and $0 million for 2017, 2016 and 2015, respectively.

   Investment gains and losses reclassified from AOCI to net income (loss) primarily consist of realized gains (losses) on sales and OTTI of AFS securities and are included in Total investment gains (losses), net on the statements of income (loss). Amounts presented in the table above are net of tax.

12)LITIGATION

   A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which MLOA does business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial fines and judgments against other insurers, including punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. MLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

13)STATUTORY FINANCIAL INFORMATION

   MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2017. For 2017, 2016 and 2015, MLOA's statutory net income (loss) was $(12) million, $(14) million and $(4) million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $318 million and $331 million at December 31, 2017 and 2016, respectively. There were no shareholder dividends paid to its parent by MLOA in 2017, 2016 and 2015.

   At December 31, 2017, MLOA, in accordance with various government and state regulations, had $7 million of securities on deposit with such government or state agencies.

                                     F-72
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   At December 31, 2017 and for the year then ended, there were no differences in net income (loss) and capital and surplus resulting from practices prescribed and permitted by the Arizona Department of Insurance and those prescribed by NAIC Accounting Practices and Procedures effective at December 31, 2017.

   Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with Statutory Accounting Principles ("SAP") and total shareholder's equity under U.S. GAAP are primarily:
   (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders' account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) the valuation of the investment in AB Units under SAP reflects a portion of the market value appreciation rather than the equity in the underlying net assets as required under U.S. GAAP; (g) certain assets, primarily pre-paid assets, are not admissible under SAP but are admissible under U.S. GAAP (h) the fair valuing of all acquired assets and liabilities including VOBA assets required for U.S. GAAP purchase accounting and (i) cost of reinsurance is recognized as expense under SAP and amortized over the life of the underlying reinsured policies under U.S. GAAP.

   MLOA holds approximately $600,000 of liabilities for the estimated portion of future assessments related to insolvent insurers, primarily Executive Life Ins. Co. and Lincoln Memorial Life Insurance Company. These assessments are expected to be paid over an extended period. MLOA also holds approximately $500,000 of assets for premium tax offsets that are expected to be realized with respect to these assessments and an additional $100,000 asset for premium tax offsets for assessments already paid. MLOA has not received notifications in 2017 of any other new insolvency material to MLOA's financial results of operations or financial condition.

14)SUBSEQUENT EVENTS

   On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re, a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings.

   In February 2018, MLOA joined the membership for Federal Home Loan Bank of San Francisco ("FHLBSF"), which provides us with access to collateralized borrowings and other FHLBSF products. MLOA currently does not have any outstanding borrowing amount from FHLBSF.

                                     F-73
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                  SCHEDULE I
      SUMMARY OF INVESTMENTS -- OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 2017

                                                                   CARRYING
                                              COST/(1)/ FAIR VALUE  VALUE
                                              --------  ---------- --------
                                                     (IN MILLIONS)
Fixed Maturities
  U.S. government, agencies and authorities..      232         232      232
  State, municipalities and political
   subdivisions..............................        5           5        5
  Public utilities...........................      209         212      212
  All other corporate bonds..................      963         986      986
  Asset-backed...............................       12          12       12
  Redeemable preferred stocks................        4           4        4
                                                 -----       -----    -----
Total fixed maturities.......................    1,425       1,451    1,451
                                                 -----       -----    -----

Mortgage loans on real estate................       17          17       17
Policy loans.................................      185         224      185
Other invested assets........................       63          63       63
                                                 -----       -----    -----
  Total Investments..........................    1,690       1,755    1,716
                                                 =====       =====    =====

  /(1)/Cost for fixed maturities represents original cost, reduced by repayments and writedowns and adjusted for amortization of premiums or accretion of discount.

                                     F-74
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                  SCHEDULE IV
                                  REINSURANCE
        AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

                                                      ASSUMED             PERCENTAGE
                                          CEDED TO     FROM               OF AMOUNT
                                 GROSS      OTHER      OTHER      NET      ASSUMED
                                 AMOUNT   COMPANIES  COMPANIES   AMOUNT     TO NET
                               ---------- ---------- --------- ---------- ----------
                                                   (IN MILLIONS)
2017
----
Life Insurance In-Force....... $   59,722 $   26,880 $   1,194 $   34,036        3.5%
                               ========== ========== ========= ==========  =========
Premiums:
Life insurance and annuities.. $       48 $       36 $       3 $       15       20.0%
Accident and health...........         11          3        --          8         --%
                               ---------- ---------- --------- ----------  ---------
Total Premiums................ $       59 $       39 $       3 $       23       13.0%
                               ========== ========== ========= ==========  =========
2016
----
Life Insurance In-Force....... $   53,508 $   27,802 $     637 $   26,343        2.4%
                               ========== ========== ========= ==========  =========
Premiums:
Life insurance and annuities.. $       37 $       37 $       3 $        3      100.0%
Accident and health...........          1         --        --          1         --%
                               ---------- ---------- --------- ----------  ---------
Total Premiums................ $       38 $       37 $       3 $        4       75.0%
                               ========== ========== ========= ==========  =========
2015
----
Life Insurance In-Force....... $   49,744 $   28,474 $     661 $   21,931        3.0%
                               ========== ========== ========= ==========  =========
Premiums:
Life insurance and annuities.. $       39 $       39 $       1 $        1      100.0%
Accident and health...........         --         --        --         --         --%
                               ---------- ---------- --------- ----------  ---------
Total Premiums................ $       39 $       39 $       1 $        1      100.0%
                               ========== ========== ========= ==========  =========

                                     F-75
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            SELECTED FINANCIAL DATA

   The following selected financial data have been derived from MLOA's audited financial statements. The statements of income (loss) for the years ended December 31, 2017, 2016 and 2015, and the balance sheet data at December 31, 2017 and 2016 have been derived from MLOA's audited financial statements included elsewhere herein. The statements of income (loss) for the years ended December 31, 2014 and 2013, and the balance sheet data at December 31, 2015, 2014 and 2013 have been revised from MLOA's previously reported audited financial statements not included herein. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes included elsewhere herein.

   Management identified errors in its previously issued financial statements related primarily to the calculation of policyholders' benefit reserves, interest credited to policyholders' account balances and the calculation of DAC amortization for certain variable and interest sensitive life products. Based on quantitative and qualitative factors, management determined that the impact of the errors. The impact of these errors to the financial statements as of and for the years ended December 31, 2016, 2015, 2014, and 2013 was not considered to be material either individually or in the aggregate. In order to improve the consistency and comparability of the financial statements, management revised the statements of income (loss), statements of comprehensive income (loss), statements of equity and statements of cash flows for the years ended December 31, 2016, 2015, 2014, and 2013 to include the revisions discussed herein.

                                                     YEARS ENDED DECEMBER 31,
                                              -------------------------------------
                                               2017    2016    2015    2014   2013
                                              ------  ------  ------  -----  ------
                                                          (IN MILLIONS)
STATEMENTS OF INCOME (LOSS) DATA:
---------------------------------
REVENUES:
  Policy charges and fee income.............. $  180  $  188  $  153  $  97  $  136
  Premiums...................................     23       4       1      1      25
  Net derivative gains (losses)..............     (6)     (2)     (3)    (1)     (7)
Net investment income (loss)                      48      42      38     37      84
  Investment gains (losses), net:............
  Total other-than-temporary
   impairment losses.........................     --      (3)     (1)   (10)     (6)
  Other investment gains (losses), net.......     --      (1)     --      4      74
                                              ------  ------  ------  -----  ------
   Total investment gains (losses), net......     --      (4)     (1)    (6)     68
  Equity in income (loss) of AB..............      6       6       5      1       5
  Other income (loss)........................      7       8       9      8       5
                                              ------  ------  ------  -----  ------
       Total revenues........................    258     242     202    137     316
                                              ------  ------  ------  -----  ------
BENEFITS AND OTHER DEDUCTIONS:
  Policyholders' benefits....................     54      29      41     41      81
  Interest credited to policyholders'
   account balances..........................     41      43      35     22      53
  Compensation and benefits..................     51      59      36     29      32
  Commissions................................    120     114     121     73      80
  Amortization of deferred policy
   acquisition costs, net....................    (38)     (2)    (76)   (72)    (77)
  Amortization of deferred cost
   of reinsurance............................      7       7       8      8       4
  Other operating costs and expenses.........     91      86      58     49      87
                                              ------  ------  ------  -----  ------
   Total benefits and other deductions.......    326     336     223    150     260
                                              ------  ------  ------  -----  ------
Income (loss) from operations, before income
  taxes......................................    (68)    (94)    (21)   (13)     56
Income tax benefit (expense).................      7      35      10      6     (20)
                                              ------  ------  ------  -----  ------
Net income (loss)............................ $  (61) $  (59) $  (11) $  (7) $   36
                                              ======  ======  ======  =====  ======

                                                             DECEMBER 31,
                                              ------------------------------------------
                                                2017     2016     2015     2014    2013
                                              -------- -------- -------- -------- ------
                                                            (IN MILLIONS)
BALANCE SHEET DATA:
-------------------
Total investments............................ $  1,716 $  1,370 $  1,154 $  1,119 $  967
Separate Accounts assets.....................    2,015    1,747    1,701    1,810  1,839
Total assets.................................    5,584    5,108    4,894    4,812  4,714
Policyholders' account balances..............    2,631    2,377    2,138    1,906  1,767
Future policy benefits and other
  policyholders liabilities..................      358      347      382      380    313
Separate Accounts liabilities................    2,015    1,747    1,701    1,810  1,839
Total liabilities............................    5,208    4,679    4,411    4,309  4,214
Total shareholder's equity................... $    376 $    429 $    483 $    503 $  500

                                     F-76
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A") FOR MONY LIFE INSURANCE COMPANY OF AMERICA ("MLOA") SHOULD BE READ IN CONJUNCTION WITH "RISK FACTORS," "SELECTED FINANCIAL DATA" AND THE FINANCIAL STATEMENTS AND RELATED NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN. IN ADDITION TO HISTORICAL DATA, THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS ABOUT OUR BUSINESS, OPERATIONS AND FINANCIAL PERFORMANCE BASED ON CURRENT EXPECTATIONS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FORWARD-LOOKING INFORMATION

This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the "Risk Factors" section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the United States Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

EXECUTIVE SUMMARY

OVERVIEW.

MLOA, established in the state of Arizona in 1969. is a direct, wholly-owned subsidiary of AXA Equitable Financial Services, LLC ("AEFS"). AEFS is a direct, wholly-owned subsidiary of AXA Financial, Inc. ("AXA Financial," and collectively with its consolidated subsidiaries, "AXA Financial Group"). AXA Financial is a direct wholly-owned subsidiary of AXA Equitable Holdings, Inc. ("Holdings"). Holdings is an indirect wholly-owned subsidiary of AXA S.A. ("AXA"), a French holding company for the AXA Group, a worldwide leader in life, property and casualty and health insurance and asset management.

MLOA's primary business is to provide life insurance and employee benefit products to both individuals and small and medium-size businesses. MLOA is licensed to sell its products in 49 states (not including New York), the District of Columbia and Puerto Rico.

EARNINGS.

MLOA's net loss for 2017 was $61 million, a $2 million increase from the Net loss of $59 million for 2016. Both 2017 and 2016 results were impacted from various one-time events which included actuarial assumption updates, model changes, discussed below. Although pre-tax losses decreased $26 million in 2017 they were more than offset by an $18 million income tax expense from a change in the tax law and the lower tax benefit on lower pre-tax losses. See " -- Results of Operations" below for a discussion of MLOA's Net loss.

SALES. Life insurance first year premiums and deposits by MLOA increased by $11 million, or 4.0% from 2016, primarily due to an increase in sales of employee benefits products and an increase in sales of variable universal life insurance products partially offset by a decrease in sales of interest sensitive life products, primarily reflecting non-recurring sales of a few large indexed universal life insurance ("IUL") product cases.

ASSUMPTION UPDATES AND MODEL CHANGES.

In 2017, MLOA made several assumption updates and model changes, including the following: (1) updated premium funding assumptions for certain universal life ("UL") and variable UL products with secondary guarantees; (2) completed its periodic review and updated its long term mortality assumption for universal, variable universal and traditional life products; (3) updated the assumption for long term General Account spread and yield assumptions in the DAC amortization and loss recognition testing calculations for UL, variable UL and deferred annuity business lines; (4) updated our maintenance expense assumption for UL and variable UL products; and (5) refined our calculation used to

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA
estimate the future costs of certain long term care benefit acceleration riders on our UL and variable UL products. The net impact of assumption changes in 2017 decreased policyholders' benefits by $7 million, increased the amortization of DAC by $21 million, and increased policy charges and fee income by $4 million. This resulted in an increase in Loss from operations, before income taxes of $10 million and increased Net loss by $7 million.

In 2016, MLOA made several assumption updates and model changes including the following (1) updates to calculate the amortization of DAC for indexed universal life ("IUL") products on a specific product specification basis rather than using one product as the basis to calculate the amortization of DAC; (2) updated the premium funding assumption used in setting variable life policyholder benefit reserves, which increased interest sensitive life policyholder benefit reserves; (3) updated its mortality assumption for certain variable interest-sensitive life ("VISL") products as a result of unfavorable mortality experience; and (4) updated the General Account spread assumption for certain VISL products to reflect lower expected investment yields.

The net impact of these model changes and assumption updates in 2016 decreased policyholders' benefits by $15 million, increased the amortization of DAC by $67 million and increased policy charges and fee income by $30 million, resulting in a net increase to the 2016 Loss from operations, before income taxes and Net loss of approximately $22 million and $14 million, respectively.

In 2015, based upon management's then current expectations of interest rates and future fund growth, MLOA updated its reversion to the mean ("RTM") assumption used to calculate VISL and amortization of DAC from 9.0% to 7.0%. The impact of this assumption update in 2015 was an increase in VISL reserves of $4 million and an increase in amortization of DAC of $8 million, resulting in a net increase to the 2015 Loss from operations, before income taxes and Net loss of approximately $12 million and $8 million, respectively.

CRITICAL ACCOUNTING POLICIES

MLOA's MD&A is based upon its financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of these financial statements requires the application of accounting policies that often involve a significant degree of judgment, requiring management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management, on an ongoing basis, reviews and evaluates the estimates and assumptions used in the preparation of the financial statements, including those related to investments, recognition of insurance income and related expenses, DAC and VOBA and future policy benefits. MLOA bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The results of such factors form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the results of operations and financial position as reported in the Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

    .  Liability for Future Policy Benefits

    .  DAC and VOBA

    .  Benefit plan costs

    .  Share-based and Other Compensation Programs

    .  Investments -- Impairments, valuation allowance and Fair Value
       Measurements

    .  Income Taxes

LIABILITY FOR FUTURE POLICY BENEFITS

NON-PARTICIPATING TRADITIONAL LIFE POLICIES

The future policy benefit reserves for non-participating traditional life insurance policies relate primarily to non-participating term life products and are calculated using a net level premium method equal to the present value of expected future benefits plus the present value of future maintenance expenses less the present value of future net premiums. The expected future benefits and expenses are determined using actuarial assumptions as to mortality, persistency and interest established at policy issue. Reserve assumptions established at policy issue reflect best estimate assumptions based on MLOA's experience that, together with interest and expense assumptions, include a margin for adverse deviation. Mortality assumptions are reviewed annually and are generally based on MLOA's historical experience or standard industry tables, as applicable; expense assumptions are based on current levels of maintenance costs, adjusted for the effects of inflation; and interest rate assumptions are based on current and expected net investment returns.

                                     F-78
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

Policyholders' account balances for UL and investment-type contracts represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

MLOA had issued certain variable annuity products with guaranteed minimum death benefit ("GMDB") and guaranteed minimum income benefit ("GMIB") features. The GMDB feature provided that in the event of an insured's death, the beneficiary would receive the higher of the current contract account balance or another amount defined in the contract. The GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates applied to a guaranteed minimum income benefit base.

Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions related to contract holder behavior and mortality are updated when a material change in behavior or mortality experience is observed in an interim period.

SENSITIVITY OF FUTURE RATE OF RETURN ASSUMPTIONS ON GMDB/GMIB RESERVES

The future rate of return assumptions used in establishing reserves for GMDB and GMIB features regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. For additional information regarding the future expected rate of return assumptions and the reversion to the mean approach, see, " -- DAC and VOBA."

REINSURANCE

MLOA currently reinsures an in-force book of life insurance and annuity policies written primarily prior to 2004 to Protective Life. Reinsurance recoverable balances including those with Protective Life and other affiliated and non affiliated reinsurers are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

DEFERRED COST OF OR GAIN ON REINSURANCE

The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying policies, see Note 2 of Notes to Financial Statements, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

DAC AND VOBA

Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. Depending on the type of contract, DAC is amortized over the expected total life of the contract group, based on MLOA's estimates of the level and timing of gross margins, gross profits or assessments, or anticipated premiums. In calculating DAC amortization, management is required to make assumptions about investment results including hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, lapse rates and anticipated surrender charges that impact the estimates of the level and timing of estimated gross profits or assessments, margins and anticipated future experience. VOBA, which arose from MLOA's acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA was the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. MLOA's VOBA asset was fully amortized at December 31, 2016. VOBA amortization was $0 million, $9 million and $0 million in 2017, 2016 and 2015, respectively, and is reported in Other operating costs and expenses in the statements of income (loss). DAC and VOBA are amortized over the expected life of the contracts (up to 50 years from date of issue) according to the type of contract using the methods described below as applicable. DAC and VOBA are subject to loss recognition testing at the end of each accounting period.

UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

DAC and VOBA associated with UL and investment-type products, are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense

                                     F-79
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC of revisions to estimated gross profits or assessments is reflected in income (loss) in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC amortization. Conversely, an increase in expected gross profits or assessments would slow DAC amortization. The effect on the DAC asset that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated other comprehensive income
(loss) ("AOCI") in shareholder's equity as of the balance sheet dates.

Quarterly adjustments to the DAC and VOBA balances are made for current period experience and market performance related adjustments, and the impact of reviews of estimated total gross profits. The quarterly adjustments for current period experience reflect the impact of differences between actual and previously estimated expected gross profits for a given period. Total estimated gross profits include both actual experience and estimates of gross profits for future periods. To the extent each period's actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, cumulative adjustment to all previous periods' costs is recognized.

During each accounting period, the DAC balance is evaluated and adjusted with a corresponding charge or credit to current period earnings for the effects of MLOA's actual gross profits and changes in the assumptions regarding estimated future gross profits. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholder's equity as of the balance sheet date.

For the variable and UL policies a significant portion of the gross profits is derived from mortality margins and therefore, are significantly influenced by the mortality assumptions used. Mortality assumptions represent MLOA's expected claims experience over the life of these policies and are based on a long-term average of actual company experience. This assumption is updated periodically to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years. However, changes to the mortality assumptions in future periods could have a significant adverse or favorable effect on the results of operations.

PREMIUM DEFICIENCY RESERVES AND LOSS RECOGNITION TESTS

After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC and VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to income (loss).

SENSITIVITY OF DAC TO CHANGES IN FUTURE MORTALITY ASSUMPTIONS

The variable and UL policies DAC balance was $383 million at December 31, 2017. The following table demonstrates the sensitivity of the DAC balance relative to future mortality assumptions by quantifying the adjustments that would be required, assuming an increase and decrease in the future mortality rate by 1.0%. This information considers only the direct effect of changes in the mortality assumptions on the DAC balance and not changes in any other assumptions used in the measurement of the DAC balance and does not assume changes in reserves.

                         DAC SENSITIVITY -- MORTALITY
                               DECEMBER 31, 2017

                                                   INCREASE/(REDUCTION) IN DAC
                                                          (IN MILLIONS)
                                                   ---------------------------
Decrease in future mortality by 1%................                $          3
Increase in future mortality by 1%................                         (3)

SENSITIVITY OF DAC TO CHANGES IN FUTURE RATE OF RETURN ASSUMPTIONS

A significant assumption in the amortization of DAC on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying an RTM approach, a commonly used industry practice. This future

                                     F-80
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC amortization for the period. The opposite occurs when returns are lower than expected.

In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. Based upon management's current expectations of interest rates and future fund growth, MLOA utilizes a long term separate account return assumption of 7.0%. The average gross long-term return measurement start date was also updated to December 31, 2014. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2017, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 7.0% (5.63% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.63% net of product weighted average Separate Account fees) and 0.0% (-1.37% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

If actual market returns continue at levels that would result in assuming future market returns of 15% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5-year maximum duration limitation would result in an acceleration of DAC amortization. Conversely, actual market returns resulting in assumed future market returns of 0% for more than 5 years would result in a required deceleration of DAC amortization. At December 31, 2017, current projections of future average gross market returns assume a 6.32% annualized return for one quarter and then revert back to a 7.0% annualized return thereafter.

Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

The following table provides an example of the sensitivity of that DAC balance relative to future return assumptions by quantifying the adjustments to the DAC balance that would be required assuming both an increase and decrease in the future rate of return by 1%. This information considers only the effect of changes in the future Separate Account rate of return and not changes in any other assumptions used in the measurement of the DAC balance.

                       DAC SENSITIVITY -- RATE OF RETURN
                               DECEMBER 31, 2017

                                                   INCREASE/(REDUCTION) IN DAC
                                                   ---------------------------
                                                          (IN MILLIONS)
Decrease in future rate of return by 1%...........               $          (5)
Increase in future rate of return by 1%...........                           5

BENEFIT PLAN COSTS

Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 8 of Notes to Financial Statements). Net periodic pension cost is the aggregation of the compensation cost of benefits promised, interest cost resulting from deferred payment of those benefits, and investment results of assets dedicated to fund those benefits. Each component of net periodic pension benefits cost is based on the affiliated company's best estimate of long-term actuarial and investment return assumptions and consider, as appropriate, an assumed discount rate, an expected rate of return on plan assets, inflation costs, expected increases in compensation levels and trends in health care costs. Of these assumptions, the discount rate and expected rate of return assumptions generally have the most significant impact on the resulting net periodic cost associated with these plans. Actual experience different from that assumed generally is recognized prospectively over future periods; however, significant variances could result in immediate recognition of net periodic cost or benefit if they exceed certain prescribed thresholds or in conjunction with a reconsideration of the related assumptions.

SHARE-BASED AND OTHER COMPENSATION PROGRAMS

Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee compensation (see Note 9 of Notes to Financial Statements). AXA and AXA Financial Group sponsor various share-based compensation plans for eligible employees and associates. Compensation expense related to these awards is measured based on the estimated fair value of the equity instruments issued or the liabilities incurred. AXA Financial Group uses the Black-Scholes option valuation model to determine the grant-date fair values of equity share/unit option awards and similar instruments, requiring assumptions with respect to the expected term of the award, expected price volatility of the underlying share/unit, and expected dividends.

                                     F-81
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

These assumptions are significant factors in the resulting measure of fair value recognized over the vesting period and require use of management judgment as to likely future conditions, including employee exercise behavior, as well as consideration of historical and market observable data.

INVESTMENTS -- IMPAIRMENTS AND VALUATION ALLOWANCES AND FAIR VALUE MEASUREMENTS

MLOA's investment portfolio principally consists of public and private fixed maturities, mortgage loans, derivative financial instruments, including equity options and Units in AB. In applying the Company's accounting policies with respect to these investments, estimates, assumptions, and judgments are required about matters that are inherently uncertain, particularly in the identification and recognition of other-than-temporary impairments ("OTTI"), determination of the valuation allowance for losses on mortgage loans and measurements of fair value.

IMPAIRMENTS AND VALUATION ALLOWANCES

The assessment of whether OTTIs have occurred is performed quarterly by MLOA's Investment Under Surveillance ("IUS") Committee, with the assistance of its investment advisors, on a security-by-security basis for each available-for-sale fixed maturity and equity security that has experienced a decline in fair value for purpose of evaluating the underlying reasons. The analysis begins with a review of gross unrealized losses by the following categories of securities: (i) all investment grade and below investment grade fixed maturities for which fair value has declined and remained below amortized cost by 20% or more; and (ii) below-investment-grade fixed maturities for which fair value has declined and remained below amortized cost for a period greater than 12 months. Integral to the analysis is an assessment of various indicators of credit deterioration to determine whether the investment security is expected to recover, including, but not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, resulting in identification of specific securities for which OTTI is recognized.

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings and the remainder of the fair value loss is recognized in other comprehensive income (loss) ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

For commercial mortgage loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management's judgment in determining allowance for credit losses include the following:

    . Loan-to-value ratio -- Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the loan-to-value ratio is in excess of 100%. In the case where the loan-to-value is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

    . Debt service coverage ratio -- Derived from actual Operating Earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

    . Occupancy -- Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

    . Lease expirations -- The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

    . Maturity -- Mortgage loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower's ability to refinance the debt and/or pay off the balloon balance.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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    .  Borrower/tenant related issues -- Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

    . Payment status -- current vs. delinquent -- A history of delinquent payments may be a cause for concern.

    . Property condition -- Significant deferred maintenance observed during the lenders annual site inspections.

    . Other -- Any other factors such as current economic conditions may call into question the performance of the loan.

Mortgage loans also are individually evaluated quarterly by MLOA's IUS Committee for impairment, including an assessment of related collateral value. Commercial mortgages 60 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages are also identified, consisting of mortgage loans not currently classified as problem mortgages but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on the Company's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

Impaired mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is doubtful. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan on real estate has been restructured to where the collection of interest is considered likely.

See Notes 2 and 3 of Notes to Financial Statements for additional information relating to our determination of the amount of allowances and impairments.

FAIR VALUE MEASUREMENTS

Investments reported at fair value in the balance sheets of MLOA include fixed maturity securities classified as available-for-sale ("AFS"). In addition, exposure in certain variable life products issued by MLOA are considered embedded derivatives and reported at fair value.

When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, MLOA estimates fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management's estimation and judgment.

As required by the accounting guidance, MLOA categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 5 of Notes to Financial Statements -- Fair Value Disclosures.

                                     F-83
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

INCOME TAXES

Income taxes represent the net amount of income taxes that MLOA expects to pay to or receive from various taxing jurisdictions in connection with its operations. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carry forward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. MLOA's accounting for income taxes represents management's best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities and in evaluating MLOA's tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, MLOA determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

MLOA's tax positions are reviewed quarterly and the balances are adjusted as new information becomes available.

RESULTS OF OPERATIONS

The earnings narratives that follow discuss the results for 2017 compared to 2016's results, followed by the results for 2016 compared to 2015's results.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                             RESULTS OF OPERATIONS

                                                     2017     2016     2015
                                                   -------  -------  -------
                                                         (IN MILLIONS)
REVENUES
Policy charges and fee income..................... $   180  $   188  $   153
Premiums..........................................      23        4        1
Net derivative gains (losses).....................      (6)      (2)      (3)
Net investment income (loss)......................      48       42       38
Investment gains (losses), net:...................
  Total other-than-temporary impairment losses....      --       (3)      (1)
  Other investment gains (losses), net............      --       (1)      --
                                                   -------  -------  -------
   Total investment gains (losses), net...........      --       (4)      (1)
                                                   -------  -------  -------
Equity in income (loss) of AllianceBernstein......       6        6        5
Other income (loss)...............................       7        8        9
                                                   -------  -------  -------
   Total revenues.................................     258      242      202
                                                   -------  -------  -------
BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits...........................      54       29       41
Interest credited to policyholders' account
  balances........................................      41       43       35
Compensation and benefits.........................      51       59       36
Commissions.......................................     120      114      121
Amortization of deferred policy acquisition
  costs, net......................................     (38)      (2)     (76)
Amortization of deferred cost of reinsurance......       7        7        8
Other operating costs and expenses................      91       86       58
                                                   -------  -------  -------
   Total benefits and other deductions............     326      336      223
                                                   -------  -------  -------
Income (loss) from operations, before income taxes     (68)     (94)     (21)
Income tax (expense) benefit......................       7       35       10
                                                   -------  -------  -------
NET INCOME (LOSS)................................. $   (61) $   (59) $   (11)
                                                   =======  =======  =======

                                     F-84
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table presents our in-force face amounts for the periods indicated, respectively, for our individual life insurance products:

                                                     YEARS ENDED DECEMBER 31,
                                                   -----------------------------
                                                     2017      2016      2015
                                                   --------- --------- ---------
                                                           (IN BILLIONS)
IN-FORCE FACE AMOUNT BY PRODUCT:/(1)/
Indexed universal life............................ $    14.1 $    11.2 $     8.5
Variable universal life/(2)/......................      19.6      17.5      15.9
                                                   --------- --------- ---------
   TOTAL IN-FORCE FACE AMOUNT..................... $    33.7 $    28.7 $    24.4
                                                   ========= ========= =========

/(1)/Includes direct individual life insurance and does not include the group life component of the employee benefits business as it is a start-up business and therefore has immaterial in-force and the direct portion of the 100% business ceded to Protective Life.
/(2)/Variable Universal Life includes VL and COLI.

YEAR ENDED DECEMBER 31, 2017 COMPARED TO YEAR ENDED DECEMBER 31, 2016

The $2 million increase in net loss attributable to MLOA, to $61 million in 2017, an increase from the net loss of $59 million in 2016, was primarily driven by the following notable items:

    . $25 million higher policyholder benefits due to higher death benefits and increases in reserves.

    . Commissions increased $6 million in 2017 to $120 million from $114 million in 2016 due to an increase in first year commissions reflecting higher sales of life insurance products.

    . Other operating costs and expenses, totaled $91 million in 2017, an increase of $5 million from the $86 million reported in 2016. The increase is primarily attributable to higher allocated expenses.

    . Policy charges and fee income decreased $8 million in 2017 to $180 million from $188 million in 2016 primarily due to higher initial fee liabilities driven by the impact of balance true-ups and unlockings for certain VISL and IUL products, which increased the initial fee liability.

    . Income tax benefit was $7 million in 2017 as compared to the income tax benefit of $35 million in 2016. The $28 million lower income tax benefit was primarily related to an $18 million income tax expense from a change in the tax law and from $26 million lower pre-tax losses from operations in 2017 compared 2016.

Partially offsetting this increase were the following notable items:

    . $19 million higher premiums from higher sales of employee benefit products.

    . $6 million higher net investment income was partially offset by $4 million in net derivative losses, principally due to higher asset balances partly offset by an increase in derivative losses.

    . Compensation and benefits expense decreased $8 million to $51 million in 2017 from $59 million in 2016 due to lower salary and stock option expenses primarily as the launch of the employee benefits business in late 2015 impacted 2016 expenses.

    . Amortization of DAC, net in 2017 was $38 million, mainly reflecting baseline amortization and the net impact of assumption updates, model changes and balance true-ups for VISL and IUL products. Also, 2017 amortization of DAC, net included $80 million of capitalization of commissions or $4 million higher than 2016, and deferrable expenses of $29 million or $3 million higher than 2016.

YEAR ENDED DECEMBER 31, 2016 COMPARED TO YEAR ENDED DECEMBER 31, 2015

The $48 million increase in net loss attributable to MLOA, to $59 million in 2016, an increase from the net loss of $11 million in 2015, was primarily driven by the following notable items:

    . Amortization of DAC, net in 2016 was $2 million, as net favorable assumption updates, model changes and balance true-ups, primarily for VISL and IUL products, offset baseline amortization. Also, 2016 amortization of DAC, net included $76 million of capitalization of commissions or $6 million lower than 2015, and deferrable expenses of $26 million or $1 million higher than 2015.

    . Other operating costs and expenses, totaled $86 million in 2016, an increase of $28 million from the $58 million reported in 2015. The increase is primarily attributable to higher consulting expenses, primarily related to consulting projects invested to launch

                                     F-85
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

       MLOA's new employee benefits business, higher general and administrative expenses, higher commission expense allowance expenses and higher premium taxes and other insurance taxes, licenses and fee expenses. In addition $9 million higher VOBA amortization was reflected in other operating costs and expenses.

    . Compensation and benefits expense increased $23 million to $59 million in 2016 from $36 million in 2015 due to higher salary and stock option expenses primarily due to the launch of the employee benefits business in late 2015.

    . $8 million higher interest credited to policyholders' account balances primarily due to higher account values in MLOA's IUL product.

Partially offsetting this increase were the following notable items:

    . Income tax benefit was $35 million in 2016 as compared to the income tax benefit of $10 million in 2015. The $25 million higher income tax benefit was primarily related to $73 million higher pre-tax in 2016 compared to 2015.

    . Policy charges and fee income increased $35 million in 2016 to $188 million from $153 million in 2015 primarily due to $35 million increase in the initial fee liability in 2016 as compared to a $1 million increase in 2015. The 2016 decrease in the initial fee liability includes the impact from assumption updates, model changes, balance true-ups and unlockings for certain VISL and IUL products. Additionally, higher policy fee income of $20 million earned on fee based products contributed to the increase in policy charges and fee income in 2016.

    . Policyholders' benefits decreased $12 million in 2016 to $29 million from $41 million in 2015 primarily due to lower reserves and benefits paid. The 2016 increase in reserves includes a decrease in reserves resulting from assumption updates, model updates and balance true-ups primarily on VISL and IUL products.

    . Commissions decreased $7 million in 2016 to $114 million from $121 million in 2015 due to lower first year indexed universal life insurance sales.

    . Premiums increased $3 million to $4 million in 2016 from $1 million in 2015 primarily to a full year of sales of employee benefit products and higher affiliated assumed premiums.

    . Net investment income increased $4 million in 2016 to $42 million from $38 million in 2015 due to higher investment income from fixed maturities.

GENERAL ACCOUNT INVESTMENT PORTFOLIO

The General Account Investment Assets ("GAIA") portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets.

The General Account's portfolios and investment results support the insurance liabilities of MLOA's business operations. The following table reconciles the balance sheet asset amounts to GAIA.

                       GENERAL ACCOUNT INVESTMENT ASSETS
                               DECEMBER 31, 2017

                                                                           BALANCE
                                                      GAIA    OTHER/(1)/ SHEET TOTAL
BALANCE SHEET CAPTIONS:                            ---------- ---------- -----------
                                                             (IN MILLIONS)
Fixed maturities, available for sale, at fair
  value........................................... $    1,425 $       26 $     1,451
Mortgages on Real Estate..........................         17         --          17
Policy Loans......................................         57        128         185
Other invested assets.............................         --         63          63
                                                   ---------- ---------- -----------
  Total investments............................... $    1,499 $      217 $     1,716
Cash and cash equivalents.........................         44         --          44
                                                   ---------- ---------- -----------
Total............................................. $    1,543 $      217 $     1,760
                                                   ========== ========== ===========

/(1)/Assets listed in the "Other" category principally consist of MLOA's miscellaneous assets and liabilities related to GAIA that are reclassified from various balance sheet lines held in portfolios other than the General Account which are not managed as part of GAIA, including related accrued income or expense and certain reclassifications and, for fixed maturities, the reversal of net unrealized gains (losses). Included in other are ceded policy loans to Protective Life, Derivatives and AB investments. The "Other" category is deducted in arriving at GAIA.

                                     F-86
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                       GENERAL ACCOUNT INVESTMENT ASSETS
                               DECEMBER 31, 2016

                                                                           Balance
                                                      GAIA    Other/(1)/ Sheet Total
Balance Sheet Captions:                            ---------- ---------- -----------
                                                             (in millions)
Fixed maturities, available for sale, at fair
  value........................................... $    1,108 $        1 $     1,109
Mortgages on Real Estate..........................         17         --          17
Policy Loans......................................         46        130         176
Other invested assets.............................         --         68          68
                                                   ---------- ---------- -----------
  Total investments............................... $    1,171 $      199 $     1,370
Cash and cash equivalents.........................        111         27         138
                                                   ---------- ---------- -----------
Total............................................. $    1,282 $      226 $     1,508
                                                   ========== ========== ===========

/(1)/Assets listed in the "Other" category principally consist of MLOA's miscellaneous assets and liabilities related to GAIA that are reclassified from various balance sheet lines held in portfolios other than the General Account which are not managed as part of GAIA, including related accrued income or expense and certain reclassifications and, for fixed maturities, the reversal of net unrealized gains (losses). Included in other are ceded policy loans to Protective Life, Derivatives and AB investments. The "Other" category is deducted in arriving at GAIA.

INVESTMENT RESULTS OF GENERAL ACCOUNT INVESTMENT ASSETS

The following table summarizes investment results by asset category for the periods indicated.

                                                             2017                     2016                    2015
                                                   -----------------------  -----------------------  ---------------------
                                                      YIELD       AMOUNT       Yield       Amount       Yield      Amount
                                                   ---------   -----------  ---------   -----------  ---------   ---------
                                                                            (DOLLARS IN MILLIONS)
FIXED MATURITIES/(1)/:
  Investment grade
   Income (loss)..................................      3.59%  $        45       3.93%  $        39       4.42%  $      36
   Ending assets..................................                   1,405                    1,071                    863
  Below investment grade
   Income.........................................     12.10%            4       9.82%            4       9.34%          4
   Ending assets..................................                      20                       37                     43
MORTGAGES:
   Income (loss)..................................      3.62%            1       4.13%            1         --%         --
   Ending assets..................................                      17                       17                     --
POLICY LOANS:
   Income.........................................      2.98%            1       2.92%            1       3.25%          1
   Ending assets..................................                      57                       46                     29
CASH AND SHORT-TERM INVESTMENTS:
   Income.........................................                       0                        0                      0
   Ending assets..................................                      44                      111                    172
TOTAL:
                                                               -----------              -----------              ---------
   Investment income..............................      3.56%  $        51       3.83%  $        45       4.09%  $      41
   Less: investment fees..........................     (0.09)%          (1)     (0.09)%          (1)     (0.09)%        (1)
                                                   ---------   ===========  ---------   ===========  ---------   =========
   Investment Income, Net.........................      3.47%  $        50       3.74%  $        44       4.00%  $      40
                                                               ===========              ===========              =========
ENDING NET ASSETS.................................             $     1,543              $     1,282              $   1,107
                                                               ===========              ===========              =========

/(1)/Fixed Maturities Investment Grade and Below Investment Grade are based on
     Moody's Equivalent ratings.

                                     F-87
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

FIXED MATURITIES

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2017, 79.2% of the fixed maturity portfolio was publicly traded. At December 31, 2017, the General Account had $0.3 million exposure to the sovereign debt of Puerto Rico, and no exposure to the sovereign debt of Italy, Greece, Portugal, Spain and the Republic of Ireland.

FIXED MATURITIES BY INDUSTRY

The General Account's fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories.

The following table sets forth these fixed maturities by industry category as of the dates indicated along with their associated gross unrealized gains and losses.

                       FIXED MATURITIES BY INDUSTRY/(1)/

                                                                  GROSS       GROSS
                                                    AMORTIZED   UNREALIZED  UNREALIZED
                                                      COST        GAINS       LOSSES    FAIR VALUE
                                                   ------------ ----------- ---------- ------------
                                                                    (IN MILLIONS)
AT DECEMBER 31, 2017:
Corporate Securities:
  Finance......................................... $        216 $         6 $        1 $        221
  Manufacturing...................................          347           9          1          355
  Utilities.......................................          209           4          1          212
  Services........................................          183           6         --          189
  Energy..........................................           88           2         --           90
  Retail and wholesale............................           79           1         --           80
  Transportation..................................           50           1         --           51
                                                   ------------ ----------- ---------- ------------
   Total corporate securities..................... $      1,172 $        29 $        3 $      1,198
                                                   ------------ ----------- ---------- ------------
U.S. government...................................          232           1          1          232
Commercial mortgage-backed........................           --          --         --           --
Preferred stock...................................            4          --         --            4
State & municipal.................................            5          --         --            5
Asset-backed securities...........................           12          --         --           12
Residential mortgage-backed.......................           --          --         --           --
                                                   ------------ ----------- ---------- ------------
Total............................................. $      1,425 $        30 $        4 $      1,451
                                                   ============ =========== ========== ============
At December 31, 2016:
Corporate Securities:
  Finance......................................... $        203 $         3 $        2 $        204
  Manufacturing...................................          311           6          2          315
  Utilities.......................................          162           4          2          164
  Services........................................          163           5          1          167
  Energy..........................................           64           1          1           64
  Retail and wholesale............................           77           1          1           77
  Transportation..................................           44           1          1           44
                                                   ------------ ----------- ---------- ------------
   Total corporate securities..................... $      1,024 $        21 $       10 $      1,035
                                                   ------------ ----------- ---------- ------------
U.S. government...................................           36          --          1           35
Commercial mortgage-backed........................           24           7          7           24
Preferred stock...................................            9          --         --            9
State & municipal.................................            6          --         --            6
Residential mortgage-backed.......................           --          --         --           --
                                                   ------------ ----------- ---------- ------------
Total............................................. $      1,099 $        28 $       18 $      1,109
                                                   ============ =========== ========== ============

/(1)/Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.

                                     F-88
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

FIXED MATURITIES CREDIT QUALITY

The Securities Valuation Office ("SVO") of the NAIC, evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories ("NAIC Designations"). NAIC designations of "1" or "2" include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody's or BBB- or higher by Standard & Poor's. NAIC Designations of "3" through "6" are referred to as below investment grade, which include securities rated Ba1 or lower by Moody's and BB+ or lower by Standard & Poor's. As a result of time lags between the funding of investments, and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The amortized cost of the General Account's public and private below investment grade fixed maturities totaled $12 million , or 0.8%, of the total fixed maturities at December 31, 2017 and $12 million, or 1.1%, of the total fixed maturities at December 31, 2016. Gross unrealized losses on public and private fixed maturities decreased from $18 million in 2016 to $4 million in 2017. Below investment grade fixed maturities represented 0.0% and 16.7% of the gross unrealized losses at December 31, 2017 and 2016, respectively. For public, private and corporate fixed maturity categories, gross unrealized gains and gross unrealized losses were lower in 2017 than in the prior year.

PUBLIC FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Account's public fixed maturities portfolios by NAIC rating at the dates indicated.

                            PUBLIC FIXED MATURITIES

                                                             GROSS        GROSS
        NAIC                                    AMORTIZED  UNREALIZED   UNREALIZED
  DESIGNATION/(1)/    RATING AGENCY EQUIVALENT    COST       GAINS        LOSSES     FAIR VALUE
   ---------------    ------------------------  --------- ------------ ------------ ------------
                                                                 (IN MILLIONS)
AT DECEMBER 31, 2017:
          1            Aaa, Aa, A.............. $     685 $         12 $          2 $        695
          2            Baa.....................       443           11            1          453
                                                --------- ------------ ------------ ------------
                       Investment grade........ $   1,128 $         23 $          3 $      1,148
                                                --------- ------------ ------------ ------------

          3            Ba......................        --           --           --           --
          4            B.......................        --           --           --           --
          5            C and lower.............        --           --           --           --
          6            In or near default......         1           --           --            1
                                                --------- ------------ ------------ ------------
                       Below investment grade.. $       1 $         -- $         -- $          1
                                                --------- ------------ ------------ ------------
Total.......................................... $   1,129 $         23 $          3 $      1,149
                                                ========= ============ ============ ============

At December 31, 2016:
          1            Aaa, Aa, A.............. $     516 $         10 $          7 $        519
          2            Baa.....................       362            8            3          367
                                                --------- ------------ ------------ ------------
                       Investment grade........ $     878 $         18 $         10 $        886
                                                --------- ------------ ------------ ------------

          3            Ba......................         1           --           --            1
          4            B.......................        --           --           --           --
          5            C and lower.............        --           --           --           --
          6            In or near default......         1           --           --            1
                                                --------- ------------ ------------ ------------
                       Below investment grade.. $       2 $         -- $         -- $          2
                                                --------- ------------ ------------ ------------
Total.......................................... $     880 $         18 $         10 $        888
                                                ========= ============ ============ ============

/(1)/At December 31, 2017 and 2016, no securities had been categorized based on expected NAIC designation pending receipt of SVO ratings.

                                     F-89
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PRIVATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Account's private fixed maturities portfolios by NAIC rating at the dates indicated.

                           PRIVATE FIXED MATURITIES

                                                             GROSS      GROSS
        NAIC                                    AMORTIZED  UNREALIZED UNREALIZED
  DESIGNATION/(1)/    RATING AGENCY EQUIVALENT    COST       GAINS      LOSSES   FAIR VALUE
   ---------------    ------------------------  ---------- ---------- ---------- ----------
                                                               (IN MILLIONS)
AT DECEMBER 31, 2017:
          1            Aaa, Aa, A.............. $      123 $        3 $        1 $      125
          2            Baa.....................        162          4         --        166
                                                ---------- ---------- ---------- ----------
                       Investment grade........ $      285 $        7 $        1 $      291
                                                ---------- ---------- ---------- ----------

          3            Ba......................          6         --         --          6
          4            B.......................         --         --         --         --
          5            C and lower.............          5         --         --          5
          6            In or near default......         --         --         --         --
                                                ---------- ---------- ---------- ----------
                       Below investment grade.. $       11 $       -- $       -- $       11
                                                ---------- ---------- ---------- ----------
Total.......................................... $      296 $        7 $        1 $      302
                                                ========== ========== ========== ==========

At December 31, 2016:
          1            Aaa, Aa, A.............. $      107 $        7 $        5 $      109
          2            Baa.....................        102          2         --        104
                                                ---------- ---------- ---------- ----------
                       Investment grade........ $      209 $        9 $        5 $      213
                                                ---------- ---------- ---------- ----------

          3            Ba......................         --         --         --         --
          4            B.......................         --         --         --         --
          5            C and lower.............          7          1          1          7
          6            In or near default......          3         --          2          1
                                                ---------- ---------- ---------- ----------
                       Below investment grade.. $       10 $        1 $        3 $        8
                                                ---------- ---------- ---------- ----------
Total.......................................... $      219 $       10 $        8 $      221
                                                ========== ========== ========== ==========

/(1)/Includes, seven securities with amortized cost of $35 million (fair value, $35 million) as of December 31, 2017 and one security with amortized cost of $5 million (fair value, $5 million) as of December 31, 2016.

                                     F-90
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CORPORATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public and private holdings of corporate fixed maturities by NAIC rating at the dates indicated.

                          CORPORATE FIXED MATURITIES

                                                              GROSS       GROSS
        NAIC                                     AMORTIZED  UNREALIZED  UNREALIZED
  DESIGNATION/(1)/    RATING AGENCY EQUIVALENT     COST       GAINS       LOSSES    FAIR VALUE
   ---------------    ------------------------  ----------- ----------- ----------- -----------
                                                                 (IN MILLIONS)
AT DECEMBER 31, 2017:
          1            Aaa, Aa, A.............. $       571 $        14 $         2 $       583
          2            Baa.....................         589          15           1         603
                                                ----------- ----------- ----------- -----------
                       Investment grade........ $     1,160 $        29 $         3 $     1,186
                                                ----------- ----------- ----------- -----------

          3            Ba......................           6          --          --           6
          4            B.......................          --          --          --          --
          5            C and lower.............           6          --          --           6
          6            In or near default......          --          --          --          --
                                                ----------- ----------- ----------- -----------
                       Below investment grade.. $        12 $        -- $        -- $        12
                                                ----------- ----------- ----------- -----------
Total.......................................... $     1,172 $        29 $         3 $     1,198
                                                =========== =========== =========== ===========

At December 31, 2016:
          1            Aaa, Aa, A.............. $       560 $        11 $         7 $       564
          2            Baa.....................         456          10           3         463
                                                ----------- ----------- ----------- -----------
                       Investment grade........ $     1,016 $        21 $        10 $     1,027
                                                ----------- ----------- ----------- -----------
          3            Ba......................           1          --          --           1
          4            B.......................          --          --          --          --
          5            C and lower.............           7          --          --           7
          6            In or near default......          --          --          --          --
                                                ----------- ----------- ----------- -----------
                       Below investment grade.. $         8 $        -- $        -- $         8
                                                ----------- ----------- ----------- -----------
Total.......................................... $     1,024 $        21 $        10 $     1,035
                                                =========== =========== =========== ===========

/(1)/Includes, six securities with amortized cost of $30 million (fair value, $30 million) as of December 31, 2017 and one security with amortized cost of $5 million (fair value, $5 million) as of December 31, 2016.

COMMERCIAL MORTGAGE-BACKED SECURITIES

At December 31, 2017 there were no General Account commercial mortgage-backed securities outstanding. At December 31, 2016, the amortized cost and fair value of the General Account's commercial mortgage-backed securities were $24 million and $24 million.

MORTGAGE LOANS

In 2016, MLOA issued $17 million of commercial mortgage loans, representing approximately 1.0% of 2017 invested assets. These mortgage loans were issued for apartment complex properties located in the Mid-Atlantic region. At December 31, 2017 these mortgage loans had an outstanding value of $17 million with a loan to value ratio between 0%-50% and a debt coverage service ratio greater than 2.0x. There are no valuation allowances for commercial mortgage loans for 2017 and 2016.

DERIVATIVES AND OFFSETTING ASSETS AND LIABILITIES

MLOA hedges crediting rates in the Market Stabilizer Option(R) ("MSO") in the variable life insurance products and Indexed Universal Life ("IUL") insurance products. The MSO and IUL products permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while MLOA absorbs, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, MLOA enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers.

                                     F-91
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                                   DERIVATIVE INSTRUMENTS BY CATEGORY
                                                                        FAIR VALUE
                                                                 -------------------------
                                                                                           GAINS (LOSSES)
                                                     NOTIONAL       ASSET      LIABILITY    REPORTED IN
                                                      AMOUNT     DERIVATIVES  DERIVATIVES  INCOME (LOSS)
                                                   ------------- ------------ ------------ --------------
AT OR FOR THE YEAR ENDED, DECEMBER 31, 2017:                            (IN MILLIONS)
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options......................................... $       1,058 $        119 $         30 $           66
  Collateral......................................            --           --           90             --
                                                   ------------- ------------ ------------ --------------
NET INVESTMENT INCOME (LOSS)......................                                                     66
                                                                                           --------------

EMBEDDED DERIVATIVES:
MSO and IUL indexed features/(2)(3)/..............            --           --           88            (72)
                                                   ------------- ------------ ------------ --------------

Balance, December 31, 2017........................ $       1,058 $        119 $        208 $           (6)
                                                   ============= ============ ============ ==============

At or For the Year Ended, December 31, 2016:
Freestanding derivatives:
Equity contracts:/(1)/
  Options......................................... $         776 $         76 $         20 $           18
  Collateral...................................... $          -- $         -- $         58 $           --
                                                                                           --------------
Net investment income (loss)......................                                                     18
                                                                                           --------------

Embedded derivatives:
MSO and IUL indexed features/(2)(3)/..............            --           --           53            (20)
                                                   ------------- ------------ ------------ --------------
Balance, December 31, 2016........................ $         776 $         76 $        131 $           (2)
                                                   ============= ============ ============ ==============

/(1)/Reported in Other invested assets in MLOA's balance sheets.
/(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.
/(3)/Reported in Net derivative gains (losses) in the statements of income
     (loss).

REALIZED INVESTMENT GAINS (LOSSES)

Realized investment gains (losses) are generated from numerous sources, including the sale of fixed maturity securities, equity securities, investments in limited partnerships and other types of investments, as well as adjustments to the cost basis of investments for OTTI. Realized investment gains (losses) are also generated from prepayment premiums received on private fixed maturity securities, recoveries of principal on previously impaired securities, provisions for losses on commercial mortgage and other loans and fair value changes on commercial mortgage loans carried at fair value.

The following table sets forth "Realized investment gains (losses), net," for the years indicated:

                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                    2017   2016    2015
                                                   ------ ------  ------
                                                       (IN MILLIONS)

Fixed maturities.................................. $   -- $   (4) $   (1)
                                                   ------ ------  ------
Total............................................. $   -- $   (4) $   (1)
                                                   ====== ======  ======

                                     F-92
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table further describes realized gains (losses), net for Fixed maturities:

                               FIXED MATURITIES
                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                     2017     2016     2015
                                                   -------  -------  -------
                                                         (IN MILLIONS)
Gross realized investment gains:
  Gross gains on sales and maturities............. $    10  $     1  $     1
                                                   -------  -------  -------
   Total gross realized investment gains..........      10        1        1
                                                   -------  -------  -------
Gross realized investment losses:
  Other-than-temporary impairments recognized in
   income (loss)..................................      --       (3)      (1)
  Gross losses on sales and maturities............     (10)      (2)      (1)
                                                   -------  -------  -------
   Total gross realized investment losses.........     (10)      (5)      (2)
                                                   -------  -------  -------
Total............................................. $    --  $    (4) $    (1)
                                                   =======  =======  =======

The following table sets forth, for the periods indicated, the composition of other-than-temporary impairments recorded in Net income (loss) by asset type.

          OTHER-THAN-TEMPORARY IMPAIRMENTS RECORDED IN INCOME (LOSS)

                                                    2017   2016    2015
                                                   ------ ------  ------
                                                       (IN MILLIONS)
Fixed Maturities:
  Public fixed maturities......................... $   -- $   (1) $   --
  Private fixed maturities........................     --     (2)     (1)
                                                   ------ ------  ------
   Total fixed maturities securities.............. $   -- $   (3) $   (1)
                                                   ====== ======  ======

OTTI on fixed maturities recorded in income in 2017, 2016 and 2015 were due to credit events or adverse conditions of the respective issuer. In these situations, management believes such circumstances have caused, or will lead to, a deficiency in the contractual cash flows related to the investment. The amount of the impairment recorded in income (loss) is the difference between the amortized cost of the debt security and the net present value of its projected future cash flows discounted at the effective interest rate implicit in the debt security prior to impairment.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

SOURCES AND USES OF LIQUIDITY OF MLOA

MLOA's principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from its parent company if needed. MLOA's liquidity requirements principally relate to the payment of benefits under its various life insurance and annuity products, cash payments in connection with policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements.

In February 2018, MLOA joined the membership for Federal Home Loan Bank of San Francisco ("FHLBSF"), which provides us with access to collateralized borrowings and other FHLBSF products. MLOA currently does not have any outstanding borrowing amount from FHLBSF.

                                     F-93
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CAPITAL MANAGEMENT POLICIES

Historically, as a wholly owned subsidiary of AXA, we adopted and abided by capital management policies determined by AXA and managed by AXA on a worldwide basis. Currently, our Board and senior management are directly involved in developing our future capital management policies to be adopted prior to the Holdings IPO. Following the Holdings IPO, capital actions, including proposed changes to the annual capital plan, capital targets and capital policies, will be approved by our Board of Directors.

CAPITAL POSITION AND STRUCTURE

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Our capital structure has historically reflected our status as a wholly owned subsidiary of AXA, including relying on financing provided or guaranteed by AXA and its affiliates. To meet our target independent capitalization level following the Holdings IPO, MLOA's indirect parent company, Holdings, has set up its independent financing plan in February 2018, MLOA could indirectly utilize these credit facilities by borrowing or getting capital contribution from its parent company.

CASH FLOW ANALYSIS

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, our counterparties' willingness to extend repurchase agreements, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

                                                    YEARS ENDED DECEMBER 31,
                                                   -------------------------
                                                     2017     2016     2015
                                                   -------  -------  -------
                                                          (IN MILLION)
Cash and Cash Equivalents, beginning of period.... $   138  $   176  $    47
Net cash provided by (used in) operating
  activities......................................    (146)    (191)    (191)
Net cash provided by (used in) investing
  activities......................................    (307)    (255)     (67)
Net cash provided by (used in) financing
  activities......................................     359      408      387
                                                   -------  -------  -------
Cash and Cash Equivalents, end of period.......... $    44  $   138  $   176
                                                   =======  =======  =======

YEARS ENDED DECEMBER 31, 2017 AND 2016

Cash and cash equivalents were $44 million at December 31, 2017 a decrease of $94 million from $138 million at December 31, 2016.

Cash flows used in operating activities were $146 million in 2017 as compared to $191 million in 2016. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Cash flows used in investing activities were $307 million in 2017 as compared to net cash used in investing activities of $255 million in 2016. The change was principally due to higher net investment purchases of $52 million in 2017 as compared to 2016.

Net cash provided by financing activities was $359 million in 2017 as compared to $408 million in 2016. The impact of the net deposits to policyholders' account balances was $320 million in 2017 as compared to net deposits to policyholders' account balances of $376 million in 2016. Change collateralized pledged liabilities were $39 million and $32 million in 2017 and 2016 respectively.

YEARS ENDED DECEMBER 31, 2016 AND 2015

Cash and cash equivalents were $138 million at December 31, 2016 a decrease of $38 million from $176 million at December 31, 2015.

                                     F-94
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Net cash used in operating activities was $191 million in both 2016 and 2015. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $255 million in 2016 as compared to net cash used in investing activities of $67 million in 2015. The change was principally due to higher net investment purchases of $188 million in 2016 as compared to 2015.

Net cash provided by financing activities was $408 million in 2016 as compared to $387 million in 2015. The impact of the net deposits to policyholders' account balances was $376 million in 2016 as compared to net deposits to policyholders' account balances of $387 million in 2015. Change collateralized pledged liabilities were $32 million and $0 million in 2016 and 2015 respectively.

OUR STATUTORY CAPITAL

MLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer's required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2017, the total adjusted capital of MLOA was in excess of Arizona's regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2018.

CAPTIVE REINSURANCE

Through April 10, 2018, MLOA reinsured to AXA RE Arizona, an affiliate and indirect, wholly owned subsidiary of Holdings, the no lapse guarantee riders contained in certain variable and interest sensitive life policies MLOA received statutory reserve credits for reinsurance treaties with AXA RE Arizona to the extent AXA RE Arizona held assets in an irrevocable trust (none at December 31, 2017) and/or letters of credit ($45 million at December 31, 2017). These letters of credit were guaranteed by AXA. On April 11,/ /2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re, a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings.

DESCRIPTION OF CERTAIN INDEBTEDNESS

MLOA currently has no debt on the balance sheet.

RATINGS

Financial strength ratings (which are sometimes referred to as "claims-paying" ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing.

A downgrade of these ratings could make it more difficult to raise capital to refinance any maturing debt obligations, to support business growth and to maintain or improve our current financial strength ratings. Upon announcement of AXA's plan to pursue the Holdings IPO and the filing of the initial Form S-1 on November 13, 2017, MLOA's ratings were downgraded by S&P and Moody's. The downgrades reflected the removal of the uplift associated with assumed financial support from AXA.

                                     F-95
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

                                                   A.M. BEST     S&P     MOODY'S
                                                   ---------   -------- ---------
LAST REVIEW DATE                                    3/7/2018   3/6/2018 4/11/2018
FINANCIAL STRENGTH RATINGS:
MONY Life Insurance Company of America............      A/(1)/       A+        A2

/(1)/Rating under review with developing implications.

SUPPLEMENTARY INFORMATION

A schedule of future payments under certain of MLOA's contractual obligations follows:

                         CONTRACTUAL OBLIGATIONS -- DECEMBER 31, 2017
                                                                  PAYMENTS DUE BY PERIOD
                                                            -----------------------------------
                                                            LESS THAN  1 -- 3  4 -- 5   OVER
                                                    TOTAL    1 YEAR    YEARS   YEARS   5 YEARS
                                                   -------- ---------- ------- ------- --------
                                                                  (IN MILLIONS)
Contractual obligations:
  Policyholders liabilities -- policyholders'
   account balances, future policy benefits and
   other policyholder liabilities/(1)/............ $  3,735 $       76 $   129 $   146 $  3,384
                                                   -------- ---------- ------- ------- --------
   Total Contractual Obligations.................. $  3,735 $       76 $   129 $   146 $  3,384
                                                   ======== ========== ======= ======= ========

/(1)/Policyholders liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, policyholder dividends and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the MLOA experience and assume market growth and interest crediting consistent with assumptions used in amortizing DAC. These amounts are undiscounted and, therefore, exceed the Policyholders' account balances and Future policy benefits and other policyholder liabilities included in the balance sheet included elsewhere herein. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates (see "Critical Accounting Estimates -- Future Policy Benefits"). Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

   Unrecognized tax benefits of $4 million were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

OFF-BALANCE SHEET TRANSACTIONS

At December 31, 2017 and 2016, MLOA was not a party to any off-balance sheet transactions.

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               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

                                     None.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

MLOA's operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

MLOA's results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the "Investments" section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

INVESTMENTS WITH INTEREST RATE RISK - FAIR VALUE. MLOA's assets with interest rate risk include available-for-sale fixed maturities and mortgage loans that make up 83% and 74% of the carrying value of General Account Investment Assets at December 31, 2017 and December 31, 2016, respectively. As part of its asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate 1% increase/decrease in interest rates at December 31, 2017 and December 31, 2016 would have on the fair value of fixed maturities and mortgage loans:

                               DECEMBER 31, 2017             December 31, 2016
                          ---------------------------- -----------------------------
                                      IMPACT   IMPACT              Impact  Impact of
                                      OF +1%   OF -1%              of+1%      -1%
                          FAIR VALUE  CHANGE   CHANGE  Fair Value  Change   Change
                          ---------- --------  ------- ---------- -------  ---------
                                                (IN MILLIONS)
FIXED INCOME INVESTMENTS:
-------------------------
AVAILABLE-FOR-SALE:
   Fixed rate............  $   1,446 $   (115) $   133  $   1,104 $   (61)  $   69
   Floating rate.........          5       --       --          5      --       --
Mortgage loans...........         17       (1)       1         16      (1)       1

A 1% increase/decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management's view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management's assessment of changing market conditions and available investment opportunities.

LIABILITIES WITH INTEREST RATE RISK -- FAIR VALUE.

Asset/liability management is integrated into many aspects of MLOA's operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

DERIVATIVES AND INTEREST RATE AND EQUITY RISKS -- FAIR VALUE. MLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a "Derivative Use Plan" approved by the Arizona Department of Insurance ("AID"). To minimize credit risk exposure associated with its derivative transactions, each counterparty's credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, MLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.

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Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for MLOA because the counterparty would owe money to MLOA if the contract were closed. Alternatively, a negative value indicates MLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management's view, the net potential exposure is the better measure of credit risk.

At December 31, 2017 and 2016, the net fair values of MLOA's derivatives were $89 million and $55 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

                                                         EQUITY SENSITIVITIES
                                                       ------------------------
                                                                  BALANCE AFTER
                                           NOTIONAL                -10% EQUITY
                                            AMOUNT     FAIR VALUE  PRICE SHIFT
                                         ------------- ---------- -------------
                                                     (IN MILLIONS)
DECEMBER 31, 2017
  Options............................... $       1,058 $       89    $       47
December 31, 2016
  Options............................... $         776 $       56    $       27

In addition to the freestanding derivatives discussed above MLOA has liabilities associated with the MSO in MLOA's variable life insurance products and IUL insurance products features which are considered to be derivatives for accounting purposes and were reported at its fair value. The liability for MSO and IUL features was $88 million and $53 million at December 31, 2017 and 2016, respectively. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing at December 31, 2017 and 2016, would be to decrease the liability balance to $44 million and $24 million respectively.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

BOARD OF DIRECTORS

The Board of Directors of MLOA (the "Board") consists of ten members, including our Chairman of the Board, President and Chief Executive Officer, two senior executives of AXA and seven independent members.

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Organization and Compensation, and Investment Committees, each of which is described in further detail below. Each of the Directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2017.

The current members of the Board are as follows:

MARK PEARSON
Mr. Pearson, age 59, has been a director of MLOA since January 2011 and currently serves as our Chairman of the Board, President and Chief Executive Officer. Mr. Pearson also serves as the President and Chief Executive Officer of Holdings and AXA Financial and is a member of the Executive Committee of AXA. From February 2011 through September 2013, Mr. Pearson served as AXA Equitable's Chairman of the Board and Chief Executive Officer and currently serves as AXA Equitable's Chairman of the Board, President and Chief Executive Officer. From 2008 to 2011, he was the President and Chief Executive Officer of AXA Japan Holding Co. Ltd. ("AXA Japan"). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers. Mr. Pearson has been a director of Holdings, AXA Financial and AXA Equitable since January 2011 and AllianceBernstein Corporation since February 2011.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Financial, AXA Japan and other AXA affiliates.

THOMAS BUBERL
Mr. Buberl, age 44, has been a director of MLOA since May 2016. Mr. Buberl has served as Chief Executive Officer of AXA since September 2016. From March 2016 to August 2016, Mr. Buberl served as Deputy Chief Executive Officer (DIRECTEUR GENERAL ADJOINT) of AXA. Prior thereto, Mr. Buberl served as Chief Executive Officer of AXA Konzern AG (May 2012 to March 2016), Chief Executive Officer for the global business line for the Health Business (March 2015 to March 2016) and Chief Executive Officer for the global business line for the Life and Savings Business (January 2016 to March 2016). From November 2008 to April 2012,
Mr. Buberl served as Chief Executive Officer for Switzerland of Zurich Financial Services ("Zurich"). Prior to joining Zurich, Mr. Buberl held various management positions with Boston Consulting Group (February 2000 to October
2005) and Winterthur Group (November 2005 to October 2008). Mr. Buberl has been a director of Holdings since September 2016 and its Chairman since November 2017, a director of AXA Financial and AXA Equitable since May 2016 and is also a director of various other subsidiaries and affiliates of AXA.

Mr. Buberl brings to the Board his extensive experience and key leadership skills developed through his service as an executive, including invaluable perspective as the Chief Executive Officer of AXA. The Board also benefits from his perspective as a member of AXA's Management Committee.

RAMON DE OLIVEIRA
Mr. de Oliveira, age 63, has been a Director of MLOA since May 2011. Mr. de Oliveira has been a member of AXA's Board of Directors since April 2010, where he serves on the Finance Committee (Chair) and Audit Committee, and from April 2009 to May 2010, he was a member of AXA's Supervisory Board. He is currently the Managing Director of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Prior thereto, starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm's Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Mr. de Oliveira is currently a member of the Board of Directors of Fonds de Dotation du Louvre and JACCAR Holdings. Previously he was a Director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems and The Hartford Insurance Company. Mr. de Oliveira is also a director of AXA Financial and AXA Equitable since May 2011 and AllianceBernstein Corporation since May 2017.

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Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the financial services industry and academia. The Board also benefits from his perspective as a director of AXA and as a former director of other companies.

BARBARA FALLON-WALSH
Ms. Fallon-Walsh, age 65, has been a director of MLOA since May 2012.
Ms. Fallon-Walsh was with The Vanguard Group, Inc. ("Vanguard") from 1995 until her retirement in 2012, where she held several executive positions, including Head of Institutional Retirement Plan Services from 2006 through 2011.
Ms. Fallon-Walsh started her career at Security Pacific Corporation in 1979 and held a number of senior and executive positions with the company, which merged with Bank of America in 1992. From 1992 until joining Vanguard in 1995,
Ms. Fallon-Walsh served as Executive Vice President, Bay Area Region and Los Angeles Gold Coast Region for Bank of America. Ms. Fallon-Walsh formerly served as a member of the Boards of Directors of AXA Investment Managers S.A., AXA IM Inc. and AXA Rosenberg Group LLC. Ms. Fallon-Walsh is a director of AXA Financial and AXA Equitable since May 2012 and AllianceBernstein Corporation since May 2017.

Ms. Fallon-Walsh brings to the Board extensive financial services and general management expertise through her executive positions at Vanguard, Bank of America and Security Pacific National Bank and through her perspective as a director of AllianceBernstein Corporation. The Board also benefits from her extensive knowledge of the retirement business.

DANIEL G. KAYE
Mr. Kaye, age 63, has been a Director of MLOA since September 2015. From January 2013 to May 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System ("HealthEast"). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP ("Ernst & Young") from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance.
Mr. Kaye was a member of the Board of Directors of Ferrellgas Partners L.P. ("Ferrellgas") from August 2012 to November 2015 where he served on the Audit Committee and Corporate Governance and Nominating Committee (Chair). Mr. Kaye is a Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Kaye is also a director of AXA Financial and AXA Equitable since September 2015, AllianceBernstein Corporation since May 2017 and AXA Insurance Company since April 2017. Mr. Kaye currently serves as the Chairman of the Audit Committee of AllianceBernstein Corporation.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of Ferrellgas, AllianceBernstein Corporation and AXA Insurance Company.

KRISTI A. MATUS
Ms. Matus, age 49 has been a Director of MLOA since September 2015. From July 2014 to May 2016, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. ("athenahealth"). Prior to joining athenahealth, Ms. Matus served as Executive Vice President and Head of Government Services of Aetna, Inc. ("Aetna") from February 2012 to July 2013. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association ("USAA"), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus is currently a member of the Board of Directors of Tru Optik Data Corp. ("Tru Optik") and Jordan Health Services, Inc. ("Jordan Health"). Ms. Matus is also a director of AXA Financial and AXA Equitable since September 2015.

Ms. Matus brings to the Board extensive management expertise, finance, corporate governance and key leadership skills developed through her roles at athenahealth, Aetna and USAA. The Board also benefits from her experience as a director of Tru Optik and Jordan Health.

BERTRAM L. SCOTT
Mr. Scott, age 66, has been a Director of MLOA since May 2012. Mr. Scott has served as Senior Vice President of population health of Novant Health, Inc. since February 2015. From November 2012 through December 2014, Mr. Scott served as President and Chief Executive Officer of Affinity Health Plans. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Board of Directors of Becton, Dickinson and Company, where he serves on the Audit Committee (Chair) and Compensation and Benefits Committee, and Lowe's Companies, Inc., where he serves on the Audit Committee and Governance Committee. Mr. Scott is also a director of AXA Financial and AXA Equitable since May 2012.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of Becton, Dickinson and Company and Lowe's Companies, Inc.

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GEORGE STANSFIELD
Mr. Stansfield, age 57, has been a director of MLOA since May 2017. Since December 1, 2017, Mr. Stansfield has been Deputy Chief Executive Officer (DIRECTEUR GENERAL ADJOINT) of AXA. Since July 1, 2016, Mr. Stansfield has been Group General Secretary and a member of AXA's Management Committee.
Mr. Stansfield was previously Head of AXA's Group Human Resources from 2010 to 2016 and was AXA's Group General Counsel from 2004 to 2016. Prior to 2004,
Mr. Stansfield was an attorney in the legal department of AXA Equitable for 11 years. Mr. Stansfield holds various directorships within AXA: Chairman of the Supervisory Board of AXA Liabilities Managers (France), GIE AXA (France) and Kamet (France), Chairman of the Management Committee of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also AXA's permanent representative to the board of AXA Millesimes Finance, Chateau Petit Village, Chateau Pichon Longueville, SCI de L'Arlot and Societe Belle Helene.
Mr. Stansfield has also served as a director of Holdings since November 2017 and of AXA Financial and AXA Equitable since May 2017.

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as Deputy Chief Executive Officer of AXA, Group General Secretary and his perspective as a member of AXA's Management Committee.

CHARLES G.T. STONEHILL
Mr. Stonehill, age 59, has been a director of MLOA since November 2017.
Mr. Stonehill is Founding Partner of Green & Blue Advisors LLC. He also serves as nonexecutive Vice Chairman of the Board of Directors of Julius Baer Group Ltd. Mr. Stonehill is a member of the Board of Directors of CommonBond, LLC, and of PlayMagnus A/S. During his financial services career, Mr. Stonehill served as the Managing Director of Lazard Freres & Co., LLC, and global head of Lazard Capital Markets from 2002 to 2004. He served as Head of Investment Banking for the Americas of Credit Suisse First Boston from 1997 to 2002 and as Head of European Equities and Equity Capital Markets at Morgan Stanley & Co., Inc., from 1984 to 1997. Mr. Stonehill began his career at JP Morgan in the oil and gas investment banking group, where he worked from 1978 to 1984.
Mr. Stonehill is also a director of AXA Financial and AXA Equitable since November 2017.

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 30 years' experience in energy markets, investment banking and capital markets.

RICHARD C. VAUGHAN
Mr. Vaughan, age 68, has been a Director of MLOA since May 2010. From 1995 to May 2005, Mr. Vaughan served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group ("Lincoln"). Mr. Vaughan joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln's Employee Benefits Division. In June 1992, Mr. Vaughan was appointed Chief Financial Officer of Lincoln and was promoted to Executive Vice President of Lincoln in January 1995. Mr. Vaughan is a member of the Board of Directors of MBIA Inc., where he serves on the Finance and Risk Committee (Chair), Audit Committee and Executive Committee. Previously, Mr. Vaughan was also a Director of The Bank of New York and Davita, Inc. Mr. Vaughan is also a director of AXA Financial and AXA Equitable since May 2010.

Mr. Vaughan brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer. The Board also benefits from his perspective as a director of MBIA, Inc. and as a former director to other public companies.

EXECUTIVE OFFICERS

The current executive officers (other than Mr. Pearson, whose biography is included above in the Board of Directors information) are as follows:

SETH BERNSTEIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ALLIANCEBERNSTEIN CORPORATION
Mr. Bernstein, age 55, has been the President and Chief Executive Officer of AllianceBernstein Corporation since May 2017. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase's investment management and private banking division. He is a member of the Board of Managers of Haverford College.

DAVE S. HATTEM, SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
Mr. Hattem, age 61, joined AXA Financial Group in 1994 and currently serves as Senior Executive Vice President and General Counsel of AXA Financial, MLOA and Holdings and as Senior Executive Director and General Counsel of AXA Equitable. Prior to his election as General Counsel in 2010, Mr. Hattem served as Senior Vice president and Deputy General Counsel, taking on this role in 2004.
Mr. Hattem is responsible for

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oversight of the Law Department, including the compliance, government relations and corporate secretary's functions, helping the Company navigate the legal and regulatory environment to achieve its strategic goals. Prior to joining AXA Financial Group, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. Mr. Hattem began his professional legal career as an Associate in the Litigation Department of Barrett Smith Schapiro Simon & Armstrong. Mr. Hattem is a member of the Board of Directors of The Life Insurance Council of New York.

JEFFREY J. HURD, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER Mr. Hurd, age 51, is responsible for overseeing the human resources, information technology and transformation office functions. The transformation office encompasses operations, data and analytics, procurement and oversight of strategic task forces. Mr. Hurd has served as Senior Executive Director and Chief Operations Officer of AXA Equitable since January 2018. Mr. Hurd is also the Senior Executive Vice President and Chief Operating Officer of Holdings. Prior to joining AXA Financial Group, Mr. Hurd held various positions at American International Group, Inc. ("AIG"), where he most recently served as executive vice president and chief operating officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including AIG deputy general counsel, senior vice president and AIG chief administrative officer, head of asset management restructuring and executive vice president and chief human resources officer.

ANDERS MALMSTROM, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Mr. Malmstrom, age 49, joined AXA Financial Group in June 2012 and currently serves as Senior Executive Vice President and Chief Financial Officer of AXA Financial, MLOA and Holdings and as Senior Executive Director and Chief Financial Officer of AXA Equitable. Mr. Malmstrom is responsible for all actuarial and investment functions, with oversight of the controller, tax, expense management and distribution finance areas. Prior to joining AXA Financial Group, Mr. Malmstrom was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009, Mr. Malmstrom was a Senior Vice President at Swiss Life, where he was also a member of management. Mr. Malmstrom joined Swiss Life in 1997, and held several positions of increasing responsibility during his tenure.

BRIAN WINIKOFF, SENIOR EXECUTIVE VICE PRESIDENT AND HEAD OF U.S. LIFE, RETIREMENT AND WEALTH MANAGEMENT
Mr. Winikoff, age 45, joined AXA Financial Group in July 2016 and currently serves as Senior Executive Vice President and Head of U.S. Life, Retirement and Wealth Management of AXA Financial and MLOA and as Senior Executive Director and Head of U.S. Life, Retirement and Wealth Management of AXA Equitable.
Mr. Winikoff is responsible for all aspects of the U.S. life, retirement and wealth management business, which includes financial protection, wealth management, employee benefits, employee sponsored and individual annuity.
Mr. Winikoff also leads AXA Equitable Funds Management Group. Prior to joining AXA Financial Group, Mr. Winikoff served as President and Chief Executive Officer of Crump Life Insurance Services, Inc. ("Crump") from 2008 to 2016. Prior thereto, Mr. Winikoff served in multiple roles at Crump from 2002 to 2008, including as Chief Financial Officer and Vice President, Investor Relations and Corporate Finance. Prior to joining Crump, Mr. Winikoff was Vice President of Finance for LoudCloud, Inc. and an investment banking analyst at Salomon Brothers.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Executive Committee of the Board ("Executive Committee") is currently comprised of Mr. Pearson (Chair), Mr. Buberl, Ms. Fallon-Walsh and Mr. Vaughan. The function of the Executive Committee is to exercise the authority of the Board in the management of MLOA between meetings of the Board with the exceptions set forth in MLOA's By-Laws. The Executive Committee held no meetings in 2017.

The Audit Committee of the Board ("Audit Committee") is currently comprised of Mr. Vaughan (Chair), Ms. Fallon-Walsh, Mr. Kaye and Mr. Scott. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Messrs. Vaughan, Kaye and Scott is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate. The Audit Committee met eleven times in 2017.

The Investment Committee of the Board ("Investment Committee") is currently comprised of Ms. Fallon-Walsh (Chair), Mr. Buberl, Mr. de Oliveira, Mr. Kaye, Mr. Pearson and Mr. Vaughan. The primary purpose of the Investment Committee is to oversee the investments of MLOA by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met four times in 2017.

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INDEPENDENCE OF CERTAIN DIRECTORS

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. At the February 2018 meeting, applying these standards, the Board of Directors determined that each of Mr. de Oliveira, Ms. Fallon-Walsh, Mr. Kaye, Ms. Matus, Mr. Scott, Mr. Stonehill and Mr. Vaughan is independent.

CODE OF ETHICS

All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are subject to the AXA Financial Policy Statement on Ethics (the "Code of Ethics"), a code of ethics as defined under Regulation S-K.

The Code of Ethics complies with Section 406 of the Sarbanes-Oxley Act of 2002 and is available on our website at www.axa.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from provisions of the Code of Ethics that apply to our chief executive officer, chief financial officer and chief accounting officer by posting such information on our website at the above address. To date, there have been no such amendments or waivers.

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EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

For 2017, the Named Executive Officers of MLOA were:

   .   Mark Pearson, Chairman of the Board, President and Chief Executive
       Officer

   . Anders B. Malmstrom, Senior Executive Vice President and Chief Financial Officer

   . Brian Winikoff, Senior Executive Vice President and Head of U.S. Life, Retirement and Wealth Management

   .   Dave Hattem, Senior Executive Vice President, Secretary and General
       Counsel

   .   Seth Bernstein, Chief Executive Officer of AB

During 2017, all of the Named Executive Officers of MLOA other than Mr. Bernstein (the "EQ Named Executive Officers") participated in AXA Equitable's executive compensation program. The EQ Named Executive Officers were employees of AXA Equitable and received no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable was allocated to MLOA under the Amended Services Agreement between AXA Equitable and MLOA, effective as of February 1, 2005 (the "Services Agreement"). Mr. Bernstein participated in AB's executive compensation program, and no part of his compensation was allocated to MLOA.

Decisions regarding the 2017 compensation of the EQ Named Executive Officers were made by the AXA Equitable Board of Directors and its Organization and Compensation Committee with the input of AXA as discussed in greater detail below in "Compensation Discussion and Analysis -- EQ Named Executive Officers." Similarly, decisions regarding the 2017 compensation of the Chief Executive Officer of AB were made by the AB Board of Directors and its Compensation Committee with the input of AXA as discussed in greater detail below in "Compensation Discussion and Analysis -- Mr. Bernstein."

This section provides an overview of how the compensation of the "Named Executive Officers" is determined. The details of each Named Executive Officer's compensation may be found in the Summary Compensation Table and other compensation tables included in this section.

COMPENSATION DISCUSSION AND ANALYSIS -- EQ NAMED EXECUTIVE OFFICERS

COMPENSATION PROGRAM OVERVIEW

GOAL

The overriding goal of AXA Equitable's 2017 executive compensation program was to attract, retain and motivate top-performing executive officers dedicated to the long-term financial and operational success of AXA Equitable, AXA Financial and AXA Financial Group's retirement and protection related businesses ("AXA Financial R&P Operations") as well as AXA. Accordingly, as further described below, the program incorporated metrics to measure that success.

PHILOSOPHY AND STRATEGY

To achieve its goal, AXA Equitable's 2017 executive compensation program was structured to foster a pay-for-performance management culture by:

   . providing total compensation opportunities competitive with the levels of total compensation available at the large diversified financial services companies with which AXA Financial Group most directly competes in the marketplace;

   . making performance-based variable compensation the principal component of executive pay to drive superior performance by basing a significant portion of the executive officers' financial success on the financial and operational success of AXA Financial R&P Operations and AXA;

   . setting performance objectives and targets for variable compensation arrangements that provided individual executives with the opportunity to earn above-median compensation by achieving above-target results;

   . establishing equity-based arrangements that aligned the executives' financial interests with those of AXA by ensuring the executives had a material financial stake in the rising equity value of AXA and the business success of its affiliates; and

   .   structuring compensation packages and outcomes to foster internal equity.

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COMPENSATION COMPONENTS

To support this pay-for-performance strategy, AXA Equitable's 2017 Total Compensation Program provided a mix of fixed and variable compensation components that based the majority of each executive's compensation on the success of AXA Financial R&P Operations and AXA as well as an assessment of each executive's overall contribution to that success.

The fixed and variable components provided a mix of cash and non-cash compensation and short-term and long-term incentive compensation awards. The particular mix of cash and non-cash and short-term and long-term compensation was based on market practice determined in accordance with AXA Equitable's benchmarking practices described below in " -- Use of Competitive Compensation Data."

Fixed Component

The fixed compensation component of AXA Equitable's 2017 Total Compensation Program, base salary, fell within the market median of the large diversified financial services companies that are the AXA Financial Group's major competitors and was meant to fairly and competitively compensate executives for their positions and the scope of their responsibilities.

Variable Components

The variable compensation components of AXA Equitable's 2017 Total Compensation Program, the short-term incentive compensation program and equity-based awards, gave executives the opportunity to receive compensation at the median of the market if they met various corporate and individual financial and operational goals and to receive compensation above the median if they exceeded their goals. The variable compensation components measured and rewarded performance with short-term and long-term focuses.

The short-term incentive compensation program focused executives on annual corporate and business unit goals that, when attained, drive AXA's global success. It also served as the primary means for differentiating, recognizing and most directly rewarding individual executives for their personal achievements and leadership based on both qualitative and quantitative results.

Equity-based awards were structured to reward long-term value creation. AXA performance share awards granted in 2017 will vest after four years. AXA stock options awarded in 2017 were intended to focus executives on a longer time horizon. They were granted with vesting schedules of five years and terms of 10 years to effectively align a portion of each executive's compensation with the long-term financial success of AXA. AXA Equitable granted these awards because it was confident that the direct alignment of the long-term interests of the executives with those of AXA, combined with the multi-year vesting and performance periods of its equity-based awards, would promote executive retention, focus executives on gearing their performances to long-term value-creation strategies and discourage excessive risk-taking.

HOW 2017 COMPENSATION DECISIONS WERE MADE

ROLE OF THE AXA BOARD OF DIRECTORS

The global framework governing the 2017 executive compensation policies for AXA and its U.S. subsidiaries, including AXA Equitable, were set and administered at the AXA level by AXA's Board of Directors. The AXA Board of Directors
(i) reviewed the compensation policies applicable to executives of AXA worldwide, which were then adapted to local law, conditions and practices by the boards of directors and compensation committees of AXA's subsidiaries,
(ii) reviewed and approved all AXA equity-based compensation programs prior to their implementation and (iii) approved individual grants of equity-based awards.

The Compensation and Governance Committee of the AXA Board of Directors reviews annually the compensation of members of the AXA Management Committee, including Mr. Pearson. The Compensation and Governance Committee also recommended to the AXA Board of Directors the amount of equity-based awards to be granted to the AXA Management Committee members in 2017. The Compensation and Governance Committee is exclusively composed of directors determined to be independent by the AXA Board of Directors in accordance with the criteria set forth in the Corporate Governance Code for French listed companies.

ROLE OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF AXA EQUITABLE

Within the global framework of executive compensation policies that AXA established, direct responsibility for overseeing the development and administration of the 2017 executive compensation program for AXA Equitable fell to the Organization and Compensation Committee of the AXA Equitable Board of Directors (the "EQ OCC"). The EQ OCC consists of three members, all of whom were determined to be independent directors by the AXA Equitable Board of Directors under New York Stock Exchange standards as of February 15, 2018. In

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implementing AXA's global compensation program at the entity level, the EQ OCC was aided by the Chief Executive Officer of AXA who, while not a formal member of the EQ OCC, is a member of the AXA Equitable Board of Directors and participates in the EQ OCC's deliberations related to compensation issues and assists in ensuring coordination with AXA's global compensation policies.

The EQ OCC is primarily responsible for general oversight of compensation and compensation related matters, including reviewing new benefit plans, equity-based plans and the compensation practices of AXA Equitable to ensure they support AXA Equitable's business strategy and meet the objectives set by AXA for its global compensation policy. Also, in accordance with New York Insurance Law, the EQ OCC is responsible for evaluating the performance of AXA Equitable's principal officers and comparably paid employees (as determined under New York Insurance Law) and recommending their compensation, including their salaries and variable compensation, to the Board of Directors of AXA Equitable for its discussion and approval. As of February 15, 2018, Mr. Pearson, Mr. Malmstrom and Mr. Winikoff were principal officers and
Mr. Hattem was a comparably paid employee.

The EQ OCC is also responsible for:

   . reviewing all other AXA Equitable senior executive compensation arrangements;

   . receiving reports on succession planning for AXA Equitable executive management;

   . supervising the policies relating to compensation of AXA Equitable officers and employees; and

   . reviewing and approving corporate goals and objectives included in variable compensation arrangements and evaluating AXA Equitable executive management performance in light of those goals and objectives.

ROLE OF THE CHIEF EXECUTIVE OFFICER

As Chief Executive Officer of AXA Equitable, Mr. Pearson assisted the EQ OCC in its review of the 2017 total compensation of all the EQ Named Executive Officers except himself. Mr. Pearson provided the EQ OCC with his assessment of the performance of each EQ Named Executive Officer relative to the corporate and individual goals and other expectations set for the EQ Named Executive Officer for 2017. Based on these assessments, he then provided his recommendations for each EQ Named Executive Officer's total compensation and the appropriate goals for each in 2018. However, the EQ OCC was not be bound by his recommendations.

Other than the Chief Executive Officer, no Named Executive Officer played or will play a decision-making role in determining the 2017 compensation of any other Named Executive Officer.

ROLE OF AXA EQUITABLE HUMAN RESOURCES

AXA Equitable Human Resources supports the EQ OCC's work on executive compensation matters and is responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources' efforts in 2017 included, among other things:

   . evaluating the compensation data from peer groups, national executive pay surveys and other sources for the EQ Named Executive Officers and other officers as appropriate;

   . gathering and correlating performance ratings and reviews for individual executive officers, including the EQ Named Executive Officers;

   . reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

   .   reporting to, and answering requests for information from, the EQ OCC.

Human Resources officers also coordinate and share information with their counterparts at AXA, and will take part in its comprehensive review of the 2017 total compensation of AXA's executives worldwide.

ROLE OF COMPENSATION CONSULTANT

Towers Watson was retained by AXA Equitable to serve as an executive compensation consultant in 2017. Towers Watson provided various services, including advising AXA Equitable management on issues relating to AXA Equitable's executive compensation practices and providing market information and analysis regarding the competitiveness of AXA Equitable's Total Compensation Program.

During 2017, Towers Watson performed the following specific services for AXA Equitable management:

   . provided periodic updates on legal, accounting and other developments and trends affecting compensation and benefits generally and executive compensation specifically;

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   .   offered a competitive review of total compensation (including base salary, targeted and actual annual incentives, annualized value of long-term incentives, welfare and retirement benefits) against selected peer companies, covering specific groups of executive positions; and

   . assisted in analyzing general reports published by third-party national compensation consultants on corporate compensation and benefits.

Also, during 2016, Towers Watson prepared a comparative review of the total compensation of Mr. Pearson against that received by chief executive officers at peer companies that was used in determining his 2017 target compensation.

Although AXA Equitable management has full authority to approve all fees paid to Towers Watson, determine the nature and scope of its services, evaluate its performance and terminate its engagement, the EQ OCC reviewed the services to be provided by Towers Watson in 2017 as well as the related fees. The total amount of fees paid to Towers Watson by AXA Equitable in 2017 for executive compensation services was approximately $11,958. We may also pay fees to Towers Watson from time to time for actuarial or other services unrelated to our compensation programs. During 2017, these fees totaled $1,457,407. AXA and other AXA affiliates may also pay fees to Towers Watson for various services. Specifically, AXA pays fees for services in connection with its comprehensive review of executive officer compensation.

USE OF COMPETITIVE COMPENSATION DATA

Because AXA Equitable competes most directly for executive talent with large diversified financial services companies, AXA Equitable regards it as essential to regularly review the competitiveness of its Total Compensation Program for its executives to ensure that they are provided compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by peer companies. A variety of sources of compensation information are used to benchmark the competitive market for AXA Equitable executives.

PRIMARY COMPENSATION DATA SOURCE

For all executives, AXA Equitable relies primarily on the Towers Watson U.S. Diversified Insurance Study of Executive Compensation (the "DIS") for information to compare their total compensation to the total compensation reported for equivalent executive officer positions at peer companies. For the 2016 study (which was used in determining 2017 target compensation), the companies included:

  Aflac                        Lincoln Financial              Principal Financial Group
  Allstate                     Massachusetts Mutual           Prudential Financial
  AXA Equitable                MetLife                        Securian Financial Group
  CIGNA                        Nationwide                     Thrivent Financial for Lutherans
  CNO Financial                New York Life                  TIAA-CREF
  Genworth Financial           Northwestern Mutual            Transamerica
  Guardian Life                OneAmerica Financial Partners  Unum Group
  Hartford Financial Services  Pacific Life                   Voya Financial Services
  John Hancock                 Phoenix Companies

OTHER COMPENSATION DATA SOURCES

The information in the DIS is supplemented with additional information from general surveys of corporate compensation and benefits published by various national compensation consulting firms. AXA Equitable also participates in surveys conducted by Mercer, McLagan Partners, Towers Watson and LOMA Executive Survey to benchmark both its executive and non-executive compensation programs.

All these information sources are employed to measure and compare actual pay levels not only on a total compensation basis but also by breaking down the Total Compensation Program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at peer companies. This information, as collected and reviewed by Human Resources, is submitted to the EQ OCC for review and discussion.

PRICING PHILOSOPHY

AXA Equitable's compensation practices are designed with the aid of the market data to set the total target compensation of each executive at the median for total compensation with respect to the pay for comparable positions at peer companies. The analysis takes into account certain individual factors such as the specific characteristics and responsibilities of a particular executive's position as compared to similarly situated executives at peer companies. Differences in the amounts of total compensation for the EQ Named Executive Officers in 2017 resulted chiefly from differences in each executive's level of responsibilities, tenure, performance and appropriate benchmark data as well as general considerations of internal consistency and equity.

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COMPONENTS OF THE TOTAL REWARDS PROGRAM

AXA Equitable's Total Rewards Program for executives in 2017 consisted of six components. These components included the three components of the Total Compensation Program (I.E., base salary, short-term incentive compensation and equity-based awards) as well as: (i) retirement, financial protection and other compensation and benefit programs, (ii) severance and change-in-control benefits and (iii) perquisites.

BASE SALARY

For executives, AXA Equitable believes that the primary purpose of base salary is to compensate the executives fairly based on the position held, the executive's career experience, the scope of the position's responsibilities and the executive's own performance, all of which are reviewed with the aid of market survey data. Using this data, a 50th percentile pricing philosophy is maintained, comparing base salaries against the median for comparable salaries at peer companies, unless exceptional conditions require otherwise (for example, a base salary may include an additional amount in lieu of a housing or education allowance) or an executive's experience and tenure warrant a lower initial salary with an adjustment to market over time. Once set, base salaries for executives are typically not increased, except to reflect a change in job responsibility, a sustained change in the market compensation for the position or a market adjustment for an executive whose initial base salary was set below the 50th percentile.

Mr. Pearson is the only EQ Named Executive Officer with an employment agreement. Under this agreement, Mr. Pearson's employment will continue until he is age 65 unless the employment agreement is terminated earlier by either party on 30 days' prior written notice. Mr. Pearson is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all AXA Equitable officers with the title of Executive Director or higher.

Other than Mr. Winikoff, none of the EQ Named Executive Officers received an increase in their annual rate of base salary in 2017. Mr. Winikoff received a salary increase of $40,000 to reflect the elimination of a fringe benefit.

The base salaries earned by the EQ Named Executive Officers in 2017, 2016 and 2015 are reported in the Summary Compensation Table included in this section.

SHORT-TERM INCENTIVE COMPENSATION PROGRAM

Variable cash awards were available in 2017 for executives under the AXA Equitable Short-Term Incentive Compensation Program (the "STIC Program").

The purpose of the STIC Program is to:

   . align incentive awards with corporate strategic objectives and reward participants based on both company and individual performance;

   . enhance the performance assessment process with a focus on accountability;

   .   establish greater compensation differentiation based on performance;

   .   provide competitive total compensation opportunities; and

   .   attract, motivate and retain top performers.

The STIC Program awards are typically paid in March of each year, following review of each participant's performance and achievements over the course of the preceding fiscal year. Awards can vary from year to year, and differ by participant, depending primarily on the business and operational results of AXA Financial R&P Operations, as measured by the performance objectives under the STIC Program, as well as the participant's individual contributions to those results. No individual is guaranteed any award under the STIC Program, except for certain limited guarantees for new hires.

Individual Targets

Initially, individual award targets of fixed dollar amounts are assigned to each STIC Program participant based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the participant's responsibilities or a proven and sustained change in the market compensation for the position.

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Individual Payout Calculation

The amount of an EQ Named Executive Officer's individual award under the 2017 STIC Program was determined by multiplying his STIC Program award target by a funding percentage based on the performance of both AXA and AXA Financial R&P Operations (the "Funding Percentage") and by his "Individual Assessment Percentage" as further described below. The calculation is as follows:

Award Target * Funding Percentage * Individual Assessment Percentage = 2017 STIC Program Award

FUNDING PERCENTAGE -- The Funding Percentage is determined by combining the individual performance percentages for AXA Financial R&P Operations and AXA which measure their performance against certain financial and other targets. For all of the EQ Named Executive Officers other than Mr. Pearson, the performance percentage for AXA Financial R&P Operations is weighted 90% and the performance percentage for AXA is weighted 10%. For Mr. Pearson, the performance percentage for AXA Financial R&P Operations is weighted 70% and the performance percentage for AXA is weighted 30%, reflecting his broader range of performance responsibilities within AXA worldwide as a member of the AXA Management Committee.

AXA Financial R&P Operations -- To determine the performance percentage for AXA Financial R&P Operations, various performance objectives are established for AXA Financial R&P Operations, and a target is set for each one. Other than underlying earnings, each performance objective is separately subject to a 150% cap and a 50% cliff. For example, if a particular performance objective is weighted 15% for AXA Financial R&P Operations, 15% will be added to the overall performance percentage for AXA Financial R&P Operations if that target is met, regardless of AXA Financial R&P Operations' performance on its other objectives. If the target for that performance objective is exceeded, the amount added to the overall performance percentage for AXA Financial R&P Operations will be increased up to a maximum of 22.5% (150% x 15%). If the target for the performance objective is not met, the amount added to the performance percentage will be decreased down to a threshold of 7.5% (50% x 15%). If performance is below the threshold for a performance objective, 0% will be added to AXA Financial R&P Operations' overall performance percentage. Underlying earnings is subject to a 175% cap and 25% cliff, allowing for a wider range of results before hitting the cliff or cap. The performance objectives and targets are approved by the EQ OCC.

The following grid presents the targets for each of the performance objectives used to measure the performance of AXA Financial R&P Operations in 2017, along with their relative weightings. The performance objectives for AXA Financial R&P Operations and their relative weightings are standardized for AXA R&P companies in mature markets worldwide and, accordingly, are not measures calculated and presented in accordance with U.S. GAAP.

AXA FINANCIAL R&P OPERATIONS PERFORMANCE
OBJECTIVES                                         WEIGHTING  TARGET/(1)/
-------------------------------------------------  ---------  ----------
  Underlying Earnings/(2)/                              25.0%  $     936
  Gross Written Premiums/(3)/                           20.0%  $   3,317
  New Business Value/(4)/                               20.0%  $     426
  Gross Expenses/(5)/                                   20.0%  $   1,276
  Net Promoter Score Gap/(6)/
Retirement                                               7.5%       13.8%
Life                                                     7.5%        6.5%

/(1)/All numbers other than those stated in percentages are in millions of U.S.
     dollars.
/(2)/"Underlying earnings" means adjusted earnings excluding net capital gains or losses attributable to stockholders. "Adjusted earnings" means net income before the impact of exceptional and discontinued operations, certain integration and restructuring costs, goodwill and other related intangibles and profit or loss on financial assets accounted for under the fair value option and derivatives. Underlying earnings and adjusted earnings are measured using International Financial Reporting Standards ("IFRS") since AXA uses IFRS as its principal method of accounting. Note that, in addition to the underlying earnings of AXA Financial R&P Operations, this performance objective also includes the underlying earnings of ACS Life (since it is managed by AXA Equitable personnel) and AXA Financial.
/(3)/"Gross Written Premiums" means gross premiums (first-year premiums plus renewal premiums) for pure life insurance protection business.
/(4)/"New Business Value" means the value of new contracts issued during 2017.
    It consists of the present value of future profits after the costs of acquiring the business, after allowing for the time value of financial options and guarantees and the cost of capital and non-financial risks. It is calculated net of tax.
/(5)/"Gross Expenses" means the total operating expenses of AXA Financial and AXA Financial R&P Operations excluding deferred acquisition costs, commissions and restructuring/exception items. Operating expenses include compensation (including equity plans), benefits and other expenses necessary to manage the business.
/(6)/"Net Promoter Score Gap" means the excess of the Net Promoter Score for our retirement and life insurance businesses over the average Net Promoter Score of seven main competitors. Net Promoter Score is an industry standard metric established by a leading management consulting firm and is determined based on customer surveys that classify customers as "promoters" or "detractors" based on their answer to a question asking how likely they are to recommend their current provider to friends or family on a scale of 0-10.

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Since the performance objectives under the STIC Program are meant to cover only the key performance indicators for a year, there are generally no more than five objectives. The performance objectives and their relative weightings are determined based on AXA's strategy and focus and they may change from year to year as different metrics may become more relevant. Underlying earnings is generally the most highly weighted performance objective, however, reflecting AXA's belief that it is the strongest indicator of performance for a year.

Once set, the targets for each performance objective may not change during the course of the year except for exceptional circumstances, as determined by the AXA Management Committee. No adjustments will be made for large losses related to terrorist attacks or natural catastrophes or for market and regulatory changes. No changes were made with respect to the 2017 targets.

For 2017, actual Underlying Earnings and New Business Value exceeded target while actual Gross Written Premiums were slightly below target and actual Net Promoter Score Gap equaled target. Actual Gross Expenses were less than target, resulting in an increase to the overall performance percentage for AXA Financial R&P Operations of more than its target weighting.

AXA -- AXA's performance percentage is primarily based on underlying earnings per share (65%). Adjusted return on equity (15%) and customer experience tracking (20%) are also considered. For this purpose, "adjusted return on equity" means adjusted earnings (as defined above) divided by average stockholder's equity excluding undated subordinated debt and other comprehensive income.

INDIVIDUAL ASSESSMENT PERCENTAGE -- An EQ Named Executive Officer's Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors. As stated above, no participant is guaranteed his or her target award or any award under the STIC Program except for certain limited guarantees for new hires.

The EQ OCC reviewed the performance of each EQ Named Executive Officer as well as Management's recommendations for each EQ Named Executive Officer's Individual Assessment Percentage and STIC Program award. Based on its subjective determination of each EQ Named Executive Officer's performance, the EQ OCC made its recommendations as to the final Individual Assessment Percentage and the maximum STIC Program award for each EQ Named Executive Officer to the AXA Equitable Board of Directors. The AXA Equitable Board of Directors approved the final maximum award amounts for the EQ Named Executive Officers and delegated authority to the Chief Executive Officer of AXA to determine the final award amount for Mr. Pearson and to Mr. Pearson to determine the final award amounts for the other EQ Named Executive Officers.

In making its recommendations, the EQ OCC took into account the factors that it deemed relevant, including the accomplishments achieved in 2017 by the EQ Named Executive Officers and the Funding Percentage. Since the EQ Named Executive Officers are responsible for the success of each of AXA Equitable, AXA Financial and AXA Financial R&P Operations, the EQ OCC considered all related 2017 accomplishments. The EQ OCC also considered the EQ Named Executive Officers' contributions to AXA worldwide. The accomplishments and contributions considered include:

NAMED EXECUTIVE OFFICER                                  ACCOMPLISHMENTS
Mark Pearson             Provided overall leadership for company strategy and activities related to the
                         Holdings IPO.
                         Delivered on key financial goals, including earnings and productivity savings while continuing to set strong tone at the top for disciplined risk management.
                         Drove favorable outcomes regarding industry regulatory matters including federal taxation, the DOL Rule and capital adequacy through service on Board of
                         Directors of American Council of Life Insurers.
                         Restructured Management governance framework and implemented executive management changes, including addition of the Implementation Management Office to oversee investments and strategic projects.
                         Led company efforts to achieve customer satisfaction of 4.4 out of 5.0 across all business segments, resulting in the company's receipt of the DALBAR Annuity
                         Service Award in recognition of superior service for the seventh consecutive year.
                         Continued to build a culture of inclusion, professional excellence and continuous learning, resulting in external recognitions for consecutive years from the Great Place to Work Institute, Human Rights Campaign and the
                         Disability Equality Index.

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
NAMED EXECUTIVE OFFICER                                  ACCOMPLISHMENTS
Anders Malmstrom         Provided leadership for Finance strategy and activities related to the Holdings
                         IPO, including overseeing the preparation of historical and pro forma GAAP financials for Holdings and the development of non-GAAP reporting measures and serving as liaison to underwriters, ratings agencies and other external parties.
                         Supervised several key initiatives to enhance existing Finance practices, including the development of a new hedging strategy, economic model and risk framework and the creation of new investment income, expense and equity allocation methodologies to better reflect business performance.
                         Played key role in company's efforts related to regulatory initiatives such as tax reform and the NAIC reserve and capital framework as well as efforts related to closing significant regulatory exams.
                         Led by example with respect to Finance efficiency efforts, exceeding 2017 budget target and relocating positions as appropriate.
                         Successfully led the strategic planning process in 2017, providing insight on margin and revenue streams for each business area, identifying mitigating actions to close the gap to targets and driving conversations with executive management and the Board of Directors.

Brian Winikoff           Drove strong 2017 sales performance, increasing year-over-year growth and outperforming budget and the industry in key markets.
                         Created a clear business strategy and implemented focused plans and processes across all business areas, resulting in successful execution of key initiatives.
                         Successfully implemented several executive management changes, including consolidation of business leader functions, addition of talent in key areas and enhanced alignment of business support areas.
                         Provided thought-leadership on short and long-term manufacturing and distribution strategies that will further improve sales and profitability while maintaining our position as a leader in key markets.
                         Played a key role in leading the company's and industry's efforts through various regulatory changes, including cross-functional actions to prepare for the DOL Rule.

Dave Hattem              Provided leadership for the Law Department's strategy and activities related to the Holdings IPO, including drafting of the registration statement and amendments, obtaining required regulatory approvals and analysis and implementation of related corporate restructuring.
                         Drove company strategy regarding significant regulatory proposals, including tax reform, the DOL Rule and the NAIC and NYDFS cyber initiatives and, as appropriate, developed compliance programs to comport with new rules
                         (particularly the DOL Rule).
                         Provided leadership on the company strategy related to the NYDFS Quinquennial and other regulatory examinations, none of which resulted in any significant adverse findings or enforcement proceedings.
                         Oversaw the creation of the Financial Intelligence Unit within the Law
                         Department, combining the Financial Crimes Office responsible for our anti-money laundering, anti-bribery and sanctions programs and the Financial
                         Security Office responsible for the detection and prevention of external fraud, while providing leadership for the Law Department's efficiencies efforts and relocation of positions strategy.
                         Served as key advisor to Mr. Pearson regarding the Holdings IPO and other strategic initiatives, and Management Committee, corporate governance and Board matters.

No specific weight was assigned to any particular factor and all were evaluated in the aggregate to arrive at the recommended STIC Program award for each of the EQ Named Executive Officers. Mr. Malmstrom and Mr. Hattem each received a percentage of their STIC Program award target that was greater than the Funding Percentage while Mr. Winikoff received a percentage of his STIC Program award target that was less than the Funding Percentage. Mr. Pearson received a STIC Program award equal to approximately 119% of his STIC Program award target.

The STIC Program awards and bonuses earned by the EQ Named Executive Officers in 2017, 2016 and 2015 are reported in the Summary Compensation Table included in this section.

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EQUITY-BASED AWARDS

The purpose of equity-based awards is to:

   .   align strategic interests of award recipients with those of AXA;

   .   provide competitive total compensation opportunities;

   .   focus on achievement of long-term strategic business objectives; and

   .   attract, motivate and retain top performers.

In 2017, annual equity-based awards for executives were available under the umbrella of AXA's global equity program. Equity-based awards are also granted from time to time to executives outside of AXA's global equity program as part of a sign-on package or as a retention vehicle. The value of the equity-based awards granted in 2017 was linked to the performance of AXA's stock.

Annual Awards Process

Annual equity-based awards granted under AXA's global equity program in 2017 were subject to the oversight of the AXA Board of Directors, which approves all annual equity programs prior to their implementation and all individual grants. The AXA Board of Directors also sets the size of the equity pool each year. The pools are allocated annually among AXA affiliates based on each affiliate's contribution to AXA's financial results during the preceding year and with consideration for specific local needs (E.G., market competitiveness, consistency with local practices, group development).

The AXA Board of Directors set the mix of equity-based awards for individual grants, which is standardized through AXA worldwide. Since 2004, there has been a decreasing reliance on AXA stock options in equity-based awards. For example, in 2017, equity grants were awarded entirely in AXA performance shares, except for a group of approximately 150 senior executives (including the EQ Named Executive Officers) who continued to receive a portion of their grant in AXA stock options.

Each year, the EQ OCC submits recommendations to the AXA Board of Directors with respect to annual equity-based awards for executives, taking into account the available equity pool allocation and based on a review of each executive's potential future contributions, consideration of the importance of retaining the executive in his or her current position and a review of competitive market data relating to equity-based awards for similar positions at peer companies, as described above in the section entitled, " -- Use of Competitive Compensation Data." The AXA Board of Directors approves the individual grants as it deems appropriate.

Individual Targets

Individual equity-based award targets were initially assigned to each EQ Named Executive Officer other than Mr. Pearson based on evaluations of competitive market data for his position. These individual award targets are reviewed each year and may increase or decrease, but generally remain constant from year to year unless there is a significant change in the level of the EQ Named Executive Officer's responsibilities or a proven and sustained change in the market compensation for the position. For Mr. Pearson, his equity-based award target was based on his actual award for the prior year.

2017 Annual Award Grants

Each EQ Named Executive Officer received an equity-based award grant on June 21, 2017. These grants involved a mix of two components: (1) AXA stock options granted under the AXA Stock Option Plan for AXA Financial Employees and Associates (the "AXA Stock Option Plan") and (2) AXA performance shares granted under the 2017 AXA International Performance Shares Plan (the "2017 AXA Performance Shares Plan").

The awards to the EQ Named Executive Officers were granted using U.S. dollar values. The U.S. dollar values for the EQ Named Executive Officers were allocated between AXA stock options and AXA performance shares in accordance with the mix determined by the AXA Board of Directors. For this purpose, the value of the AXA stock options and AXA performance shares granted were determined using a Black-Scholes pricing methodology which was based on assumptions which differ from the assumptions used in determining an option's or performance share's grant date fair value reflected in the Summary Compensation Table which is based on FASB ASC Topic 718.

2017 Stock Option Award Grants

The AXA stock options granted to the EQ Named Executive Officers on June 21, 2017 have a 10-year term and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, provided that the last third will vest

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on June 21, 2022 only if the AXA ordinary share performs at least as well as the Stoxx Insurance Index ("SXIP Index") over a specified period of at least three years. This performance condition applies to all of Mr. Pearson's AXA stock options. The exercise price for the AXA stock options is 23.92 euro, which was the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 21, 2017.

In the event of an EQ Named Executive Officer's retirement, the AXA stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct. Accordingly, since Mr. Hattem and Mr. Pearson are currently eligible to retire, these stock options will not be forfeited due to any service condition.

2017 Performance Share Award Grants

An AXA performance share is a "phantom" share of AXA stock that, once earned and vested, provides the right to receive an AXA ordinary share at the time of payment. Performance shares are granted unearned. Under the 2017 AXA Performance Shares Plan, the number of shares that is earned will be determined at the end of a three-year performance period, starting on January 1, 2017 and ending on December 31, 2019, by multiplying the number of shares granted by a performance percentage that is determined as described below. If no dividend is proposed for payment by the AXA Board of Directors to AXA's stockholders for 2017 and/or 2018 and/or 2019, the performance percentage for the grant will be divided in half. The AXA performance shares granted to the EQ Named Executive Officers on June 21, 2017 have a cliff vesting schedule of four years.

The performance percentage for the 2017 AXA Performance Shares Plan initially will be determined based: (a) 40% on AXA's performance with respect to adjusted earnings per share, (b) 50% on AXA Financial R&P Operations' performance with respect to adjusted earnings and underlying earnings (each weighted 50%) and
(c) 10% on AXA's score on the DJSI World, a Dow Jones sustainability index which tracks the performance of the world's sustainability leaders. A positive or negative adjustment of 5% will then be made to the performance percentage based on AXA's relative performance against a selection of its peers with respect to total stockholder return. The components of the performance percentage and their targets were determined by the AXA Board of Directors based on their review of AXA's strategic objectives, market practices and regulatory changes.

Generally, if performance targets are met, 100% of the AXA performance shares initially granted will be earned. Performance that exceeds the targets results in increases in the number of shares earned, subject to a cap of 130% of the initial number of shares. Performance that falls short of targets results in a decrease in the number of shares earned with a possible forfeiture of all shares. Since AXA uses IFRS as its principal method of accounting, AXA's adjusted earnings per share and AXA Financial R&P Operations' adjusted earnings and underlying earnings are calculated using IFRS. Accordingly, they are not measures calculated and presented in accordance with U.S. GAAP.

The settlement of 2017 AXA performance shares will be made in AXA ordinary shares on June 21, 2021. In the case of retirement, a participant is treated as if he or she continued employment until the settlement date. Accordingly, Mr. Hattem and Mr. Pearson will still receive a payout under the 2017 AXA Performance Shares Plan if they choose to retire prior to the end of the vesting period.

Detailed information on the AXA stock option and AXA performance share grants for each of the EQ Named Executive Officers in 2017 is reported in the 2017 Grants of Plan-Based Awards Table included in this section.

2017 Payouts from Prior Year Awards

In 2017, certain EQ Named Executive Officers received a payout under the 2014 AXA International Performance Shares Plan (the "2014 AXA Performance Shares Plan"). Under the 2014 AXA Performance Shares Plan, 50% of the AXA performance shares granted to a participant had a cliff vesting schedule of three years (first tranche) and the remaining 50% had a cliff vesting schedule of four years (second tranche).

The number of AXA performance shares earned was determined for the first tranche at the end of a two-year performance period starting on January 1, 2014 and ending on December 31, 2015 and for the second tranche at the end of a three-year performance period starting on January 1, 2014 and ending on December 31, 2016, by multiplying the number of AXA performance shares granted for the applicable tranche by a performance percentage determined based on the performance of AXA Group and AXA Financial R&P Operations over the applicable performance period. The performance percentage for the first tranche was 123.77% and the performance percentage for the second tranche was 122.92%.

Detailed information on the payouts of 2014 AXA performance shares in 2017 is reported in the 2017 Option Exercises and Stock Vested Table included in this section.

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OTHER COMPENSATION AND BENEFIT PROGRAMS

AXA Equitable believes that a comprehensive benefits program which offers long-term financial support and security for all employees plays a critical role in attracting and retaining high caliber executives. Accordingly, all AXA Equitable employees, including executives, are offered a benefits program that includes group health and disability coverage, group life insurance and various deferred compensation and retirement benefits. In addition, AXA Equitable offers certain benefit programs for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

QUALIFIED RETIREMENT PLANS

AXA Equitable believes that qualified retirement plans encourage long-term service. Accordingly, the following qualified retirement plans are offered to eligible employees, including executives:

AXA Equitable 401(k) Plan (the "401(k) Plan")

AXA Equitable sponsors the 401(k) Plan, a tax-qualified defined contribution plan, for its eligible employees, including executive officers. Eligible employees may contribute to the 401(k) Plan on a before tax, after-tax, or Roth 401(k) basis (or any combination of the foregoing), up to plan and tax law limits. The 401(k) Plan also provides participants with the opportunity to earn a discretionary profit sharing contribution and a company contribution. The discretionary profit sharing contribution for a calendar year is based on company performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). Any contribution for a calendar year is expected to be made in the first quarter of the following year. A profit sharing contribution of 1% of annual eligible compensation was made for the 2017 plan year. The company contribution for a calendar year is based on the following formula and is subject to tax law limits: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($127,200 in 2017) plus,
(ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($270,000 in 2017). All of the EQ Named Executive Officers were eligible to participate in the 401(k) Plan for 2017.

AXA Equitable Retirement Plan (the "Retirement Plan")

AXA Equitable sponsors the Retirement Plan, a tax-qualified defined benefit plan for eligible employees which was frozen effective December 31, 2013. The Retirement Plan provides for retirement benefits upon reaching age sixty-five and has provisions for early retirement, death benefits and benefits upon termination of employment for vested participants. It has a three-year cliff-vesting schedule. Mr. Pearson and Mr. Hattem participated in the plan prior to its freeze.

Prior to its freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account in the name of each Retirement Plan participant. The notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security Wage Base plus 10% of eligible compensation above the Social Security Wage Base up to the qualified plan compensation limit. These notional accounts continue to be credited with deemed interest credits.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

EXCESS PLANS

AXA Equitable believes that excess plans are an important component of competitive market-based compensation in both its peer group and generally. Accordingly, the following excess plan benefits are offered to eligible AXA Equitable employees, including executives:

Excess 401(k) Contributions

AXA Equitable provides excess 401(k) contributions for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant's
(i) eligible compensation in excess of the qualified plan compensation limit and (ii) voluntary deferrals to the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives for the applicable year, and are made to accounts established for participants under the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives. All the EQ Named Executive Officers were eligible to receive excess 401(k) contributions in 2017.

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AXA Equitable Excess Retirement Plan (the "Excess Plan")

AXA Equitable sponsors the Excess Plan, a nonqualified defined benefit plan for eligible employees which was frozen effective December 31, 2013. Prior to its freeze, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Hattem, to earn retirement benefits in excess of what was permitted under the Code with respect to the Retirement Plan. Specifically, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for certain Code limits.

VOLUNTARY NON-QUALIFIED DEFERRED COMPENSATION PLANS

AXA Equitable believes that compensation deferral is a cost-effective method of enhancing the savings of executives. Accordingly, AXA Equitable sponsors the following plans:

The AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the "Post-2004 Plan")

AXA Equitable sponsors the Post-2004 Plan which allows eligible employees to defer the receipt of certain compensation, including base salary and STIC Program awards. The amount deferred is credited to a bookkeeping account established in the participant's name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. In addition, as mentioned above, excess 401(k) contributions are made to accounts established for eligible employees under the Post-2004 Plan. All of the EQ Named Executive Officers were eligible to participate in the Post-2004 Plan for 2017.

The AXA Equitable Variable Deferred Compensation Plan for Executives (the
"VDCP")

The VDCP is the predecessor plan to the Post-2004 Plan. Like the Post-2004 Plan, it allowed eligible employees to defer the receipt of compensation. To preserve its grandfathering from the provisions of Internal Revenue Code
Section 409A ("Section 409A"), the VDCP was frozen in 2004 so that no amounts earned or vested after 2004 may be deferred under the VDCP. Section 409A imposes stringent requirements which covered nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements.
Mr. Hattem participated in the VDCP prior to its freeze in 2004.

FINANCIAL PROTECTION

The AXA Equitable Executive Survivor Benefits Plan (the "ESB Plan")

AXA Equitable sponsors the ESB Plan which offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. All of the EQ Named Executive Officers were eligible to participate in the ESB Plan for 2017.

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers as well as amounts voluntarily deferred by Mr. Hattem under the Post-2004 Plan and the VDCP, see the Summary Compensation Table and Nonqualified Deferred Compensation Table included in this section. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQ Named Executive Officers, see the Pension Benefits Table included in this section.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

AXA Equitable maintains severance pay arrangements to provide temporary income and other severance benefits to all employees following an involuntary termination of employment. Executive officers, including the EQ Named Executive Officers other than Mr. Pearson, are also eligible for additional severance benefits as described below. In addition, AXA Equitable offers certain limited change in control benefits to provide a moderate level of protection to employees to help reduce anxiety that may accompany a change in control.

THE AXA EQUITABLE SEVERANCE BENEFIT PLAN (THE "SEVERANCE PLAN")

AXA Equitable sponsors the Severance Plan to provide severance benefits to eligible employees whose jobs are eliminated for specific defined reasons. The Severance Plan generally bases temporary income payments to eligible employees on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a

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general release and waiver of claims against AXA Equitable and affiliates. For executive officers, the general release and waiver of claims typically includes non-competition and non-solicitation provisions.

THE AXA EQUITABLE SUPPLEMENTAL SEVERANCE PLAN FOR EXECUTIVES (THE "SUPPLEMENTAL SEVERANCE PLAN")

AXA Equitable sponsors the Supplemental Severance Plan for officers at the level of Executive Director or above. The Supplemental Severance Plan is intended solely to supplement, and is not duplicative of, any severance benefits for which an executive may be eligible under the Severance Plan. The Supplemental Severance Plan provides that eligible executives will receive, among other benefits:

   . Temporary income payments equal to 52 weeks' of base salary, reduced by any temporary income payments for which the executive may be eligible under the Severance Plan;

   .   Additional temporary income payments equal to the greater of:

          . The most recent short-term incentive compensation award paid to the executive;

          . The average of the three most recent short-term incentive compensation awards paid to the executive; and

          . The annual target short-term incentive compensation award for the executive for the year in which he or she receives notice of job elimination;

   .   An additional year of participation in the ESB Plan; and

   . A lump sum payment equal to the sum of: (a) the executive's short-term incentive compensation for the year in which the executive receives notice of job elimination, pro-rated based on the number of the executive's full calendar months of service in that year and (b) $40,000.

MR. PEARSON'S EMPLOYMENT AGREEMENT

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is terminated by AXA Equitable prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for "good reason," Mr. Pearson will be entitled to certain severance benefits, including
(i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and (c) Mr. Pearson's target bonus for the year in which termination occurred, (ii) a pro-rated bonus at target for the year of termination and (iii) a lump sum cash payment equal to the additional employer contributions that Mr. Pearson would have received under the 401(k) Plan and its related excess plan for the year of his termination if those plans provided employer contributions on his severance pay and all of his severance pay was paid in that year.

For this purpose, "good reason" includes an assignment of duties materially inconsistent with Mr. Pearson's duties or authority or a material limitation of Mr. Pearson's powers, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

MR. WINIKOFF'S SEVERANCE ARRANGEMENT

Mr. Winikoff's severance arrangement with the company provides that, if Mr. Winikoff's employment is terminated by the company without "cause" or by Mr. Winikoff for "good reason" :

   . any outstanding RSUs granted to Mr. Winikoff would immediately vest and be paid out in cash on their otherwise applicable payment dates and

   . he would be eligible to receive a payment equal to (i) two times the sum of his annual base salary plus his STIC Program award target for the year in which his employment is terminated, reduced by (ii) any severance pay for which he may be otherwise eligible under the Severance Plan or the Supplemental Severance Plan. This payment would be contingent on all other terms and conditions of the Severance Plan and Supplemental Severance Plan, including the execution of a general release and waiver of claims against AXA Equitable and affiliates.

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For this purpose, "good reason" includes: (a) relocation of his position to a work site that is more than 35 miles away from 1290 Avenue of the Americas, New York City, (b) a material reduction in his compensation (other than in connection with, and substantially proportionate to, reductions by the company of the compensation of other similarly situated senior executives), (c) a material diminution in his duties, authority or responsibilities and (d) a material change in the lines of reporting such that he no longer reports to the company's President and Chief Executive Officer.

"Cause" is defined in Mr. Winikoff's severance arrangement as: (i) failure or refusal to perform his duties or responsibilities, which failure is not cured within 30 days written notice, (ii) gross negligence or misconduct , which gross negligence or misconduct has caused harm or damage to the business, affairs or reputation of AXA Equitable or any of its affiliates,
(iii) commission of, conviction of, or plea of NOLO CONTEDERE to, any crime involving moral turpitude or any felony or (iv) breach of the non-solicitation obligations in his severance arrangement, which breach is not cured within 10 days written notice. Pursuant to his severance arrangement, Mr. Winikoff is subject to a one-year post-termination employee non-solicitation covenant.

CHANGE IN CONTROL BENEFITS

Change in control benefits are provided for stock options granted under the Stock Option Plan. Under that plan, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

Change in control benefits are not provided for performance shares granted under the AXA Performance Share Plan. Although participants forfeit all of their performance shares upon a change in control, a change in control will not be deemed to occur for purposes of the Performance Share Plan unless AXA ceases to own at least 10% of the capital or voting rights of AXA Financial.

Mr. Pearson's employment agreement also provides for change in control benefits as described above in " -- Mr. Pearson's Employment Agreement."

For additional information on severance and change in control benefits for the Named Executive Officers, see " -- Potential Payments Upon Termination of Change in Control" below.

PERQUISITES

Executive officers receive limited perquisites. Specifically, executive officers may use a car and driver for personal purposes from time to time and may occasionally bring spouses and guests on certain flights otherwise being taken for business reasons. Also, financial planning and tax preparation services are provided to help ensure their peace of mind so that they are not unnecessarily distracted from focusing on the company's business.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage and repatriation costs.

The incremental costs of perquisites for the EQ Named Executive Officers during 2017 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this section.

OTHER COMPENSATION POLICIES

CLAWBACKS

In the event an individual's employment is terminated for cause, all AXA stock options granted under the AXA Stock Option Plan held by the individual are forfeited as of the date of termination. In addition, if an individual retires and induces others to leave the employment of an AXA affiliate, misuses confidential information learned while in the employ of an AXA affiliate or otherwise acts in a manner that is substantially detrimental to the business or reputation of any AXA affiliate, all outstanding stock options held by the individual will be forfeited.

SHARE OWNERSHIP POLICY

AXA Equitable does not currently have any stock ownership guidelines. However, any executives who are subject to AXA's stock ownership policy as members of AXA's Management Committee are required to meet AXA's requirements for holding AXA stock. Those requirements are expressed as a multiple of base salary, with members of AXA's Management Committee (such as Mr. Pearson) required to hold the equivalent of their base salary multiplied by two.

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DERIVATIVES TRADING AND HEDGING POLICIES

The AXA Financial Group's reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance to it. To preserve this reputation, all employees of the AXA Financial Group, including executive officers, are subject to the AXA Financial Insider Trading Policy. This policy prohibits, among other items, all short sales of securities of AXA and its publicly-traded subsidiaries (including AB Holding) and any hedging of equity compensation awards (including stock option, performance share or similar awards) or the securities underlying those awards. Members of AXA's Management Committee must pre-clear with the AXA General Counsel any derivatives transactions with respect to AXA securities and/or the securities of other AXA publicly-traded subsidiaries.

IMPACT OF ACCOUNTING AND TAX RULES

Code Section 162(m) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Because neither AXA Financial nor any of its subsidiaries within the Insurance Segment, including AXA Equitable, is deemed to be publicly held for purposes of Code Section 162(m), these limitations are not applicable to the executive compensation program described above. However, these limitations will become applicable to Holdings' executive compensation program after the Holdings IPO. Accordingly, Holdings' Compensation Committee will review and consider the deductibility of executive compensation when making compensation decisions after the Holdings IPO.

AXA Equitable's nonqualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of
Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of equity-based award programs.

COMPENSATION DISCUSSION AND ANALYSIS -- MR. BERNSTEIN

COMPENSATION PROGRAM OVERVIEW

The intellectual capital of its employees is collectively the most important asset of AB. AB invests in people-its hires qualified people, trains them, encourages them to give their best thinking to the firm and its clients, and compensates them in a manner designed to motivate, reward and retain them while aligning their interests with the interests of holders of AB Holding Units and AB Units (collectively, the "Unitholders").

AB structures its executive compensation programs with the intent of enhancing firm-wide and individual performance and Unitholder value.

AB is also focused on ensuring that its compensation practices are competitive with industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which AB believes will enable it to meet the following key compensation goals:

   .   attract, motivate and retain highly-qualified executive talent;

   .   reward prior year performance;

   .   incentivize future performance;

   . recognize and support outstanding individual performance and behaviors that demonstrate and foster AB's culture of "Relentless Ingenuity," which includes the core competencies of relentlessness, ingeniousness, collaboration and accountability; and

   . align its executives' long-term interests with those of Unitholders and clients.

COMPENSATION ELEMENTS

AB utilizes a variety of compensation elements to achieve the goals described above, consisting of base salary, annual short-term incentive compensation awards (cash bonuses), a long-term incentive compensation award program, a defined contribution plan and certain other benefits, each of which are discussed below.

BASE SALARIES

Base salaries comprise a relatively small portion of the total compensation of AB's executives. AB considers individual experience, responsibilities and tenure with the firm when determining the narrow range of base salaries paid to its executives.

ANNUAL SHORT-TERM INCENTIVE COMPENSATION AWARDS (CASH BONUSES)

AB provides executives with annual short-term incentive compensation awards in the form of cash bonuses.

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AB believes that annual cash bonuses, which generally reflect individual performance and the firm's current year financial performance, provide a short-term retention mechanism for executives because such bonuses typically are paid during the last week of the year.

LONG-TERM INCENTIVE COMPENSATION AWARDS

A substantial portion of long-term incentive compensation awards for executives generally is denominated in restricted AB Holding Units. AB uses this structure to align its executives' long-term interests directly with the interests of Unitholders and indirectly with the interests of clients, as strong performance for clients generally contributes directly to increases in assets under management and improved financial performance for the firm.

AB believes that annual long-term incentive compensation awards provide a long-term retention mechanism for executives because such awards generally vest ratably over four years.

An award recipient who resigns or is terminated without cause continues to vest in the recipient's long-term incentive compensation award if the award recipient complies with certain agreements and restrictive covenants set forth in the applicable award agreement, including restrictions on competition, restrictions on employee and client solicitation, and a claw-back for failing to follow existing risk management policies. As such, for accounting purposes, there is no employee service requirement and awards are fully expensed when granted. As used in this Executive Compensation section, "vest" refers to the time at which the awards are no longer subject to forfeiture for breach of these restrictions or risk management policies, which we discuss further below in "Consideration of Risk Matters in Determining Compensation."

Prior to vesting, distributions of the restricted AB Holding Units underlying an award are not permitted. Upon vesting, the AB Holding Units underlying an award are distributed unless the award recipient has, in advance, voluntarily elected to defer receipt to future periods. Quarterly cash distributions on vested and unvested restricted AB Holding Units are paid to award recipients when paid to Unitholders generally.

DEFINED CONTRIBUTION PLAN

U.S. employees of AB, including Mr. Bernstein, are eligible to participate in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015 and as further amended as of January 1, 2017, the "Profit Sharing Plan"), a tax-qualified retirement plan. The Compensation Committee of the AB Board of Directors (the "AB Compensation Committee") determines the amount of company contributions (both the level of annual matching by the firm of an employee's pre-tax salary deferral contributions and the annual company profit sharing contribution, if any).

For 2017, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit sharing contribution.

OTHER BENEFITS

AB pays the premiums associated with life insurance policies purchased on behalf of its executives.

OVERVIEW OF MR. BERNSTEIN'S COMPENSATION

On May 1, 2017, Mr. Bernstein, the General Partner, AB and AB Holding entered into an agreement (the "SB Employment Agreement") pursuant to which Mr. Bernstein is serving as AB's President and CEO until May 1, 2020, provided that the term of employment shall automatically extend for one additional year on May 1, 2020 and each anniversary thereafter, unless the SB Employment Agreement is terminated in accordance with its terms ("Employment Term").

The terms of the SB Employment Agreement were the result of arm's length negotiations between Mr. Bernstein and senior executives at AXA, AB's parent company and majority Unitholder. The AB Board of Directors then approved the CEO Employment Agreement after having considered, among other things, the compensation package provided to Mr. Bernstein's predecessor, the 2016 and 2017 compensation of AB's other executive officers and Mr. Bernstein's compensation at his former employer.

COMPENSATION ELEMENTS

Base Salary

Mr. Bernstein's annual base salary under the CEO Employment Agreement is $500,000. This amount is consistent with AB's policy to keep base salaries of executives and other highly-compensated employees low in relation to total compensation. Any future increase to Mr. Bernstein's base salary is entirely in the discretion of the AB Compensation Committee.

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Cash Bonus

Under the SB Employment Agreement, Mr. Bernstein was entitled to, and received, a cash bonus of $3,000,000 in 2017. During each subsequent year of the Employment Term, he is entitled to be paid a cash bonus at a target level of $3,000,000, subject to review and increase from time to time by the AB Compensation Committee, in its sole discretion.

Restricted AB Holding Units

On May 16, 2017, in connection with the commencement of Mr. Bernstein's employment, Mr. Bernstein was granted restricted AB Holding Units with a grant date fair value of $3,500,000, or 164,706 restricted AB Holding Units ("SB Sign-On Grant") which, subject to accelerated vesting upon circumstances described in the SB Employment Agreement, vest ratably on each of the first four anniversaries of May 1, 2017, commencing May 1, 2018, provided, with respect to each installment, Mr. Bernstein continues to be employed by AB on the vesting date. Also, subject to accelerated delivery of the SB Sign-On Grant upon circumstances described in the SB Employment Agreement, the entire SB Sign-On Grant, minus any AB Holding Units withheld to cover applicable taxes, will be delivered to Mr. Bernstein as promptly as possible after May 1, 2021. Mr. Bernstein will receive the cash distributions payable with respect to the unvested portion of the SB Sign-On Grant and the vested but undelivered portion of the SB Sign-On Grant on the same basis as cash distributions are paid to AB Holding Unitholders generally.

Commencing in 2018 and during the remainder of the Employment Term, Mr. Bernstein will be eligible to receive annual equity awards with a grant date fair value of $3,500,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion, in accordance with AB's compensation practices and policies generally applicable to the firm's executives as in effect from time to time.

A substantial portion of Mr. Bernstein's 2017 compensation consists of, and his annual compensation throughout the Employment Term will continue to substantially consist of, restricted AB Holding Unit awards. Accordingly, his long-term interests are, and will continue to be, aligned directly with the interests of Unitholders and indirectly with the interests of clients. In this connection, strong performance for clients generally contributes directly to increases in assets under management and improved financial performance for the firm.

PERQUISITES AND BENEFITS

Under the SB Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to executives and for his safety and accessibility, a company car and driver for personal and business use.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The SB Employment Agreement contains severance and change-in-control provisions which are highlighted below and also described in detail under the heading "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL" . We believe that these severance and change-in-control provisions assist in retaining
Mr. Bernstein and in the event of a change in control, provide protection to Mr. Bernstein so he is not distracted by personal or financial situations at a time when AB needs him to remain focused on his responsibilities.

If Mr. Bernstein is terminated without cause or resigns for good reason and he signs and does not revoke a waiver and release of claims, he will receive the following:

   .   a cash payment equal to the sum of (a) his current base salary and
       (b) bonus opportunity amount;

   . a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

   .   immediate vesting of any outstanding equity awards;

   . delivery of AB Holding Units in respect of the SB Sign-On Grant (subject to any withholding requirements);

   . monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

   . following the COBRA coverage period, access to participation in AB's medical plans as in effect from time to time at Mr. Bernstein's (or his spouse's) sole expense.

If during the 12 months following a change in control, Mr. Bernstein is terminated without cause or resigns for good reason, in addition to the amounts described above, he will receive a cash payment equal to three times the sum of
(a) his current base salary and (b) bonus opportunity amount (provided that if the change in control occurs on or after May 1, 2018, the sum is multiplied by two).

In the event of a change in control or in the event that Mr. Bernstein's employment is terminated because the SB Employment Agreement is not renewed (other than for cause), his SB Sign-On Grant will immediately vest and AB Holding Units in respect of any such award will be delivered by AB to him.

                                     F-121
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In the event any payments constitute "golden parachute payments" within the meaning of Section 280G of the Code and would be subject to an excise tax imposed by Section 4999, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction. If a change in control occurs prior to January 1, 2020, to the extent that payments to Mr. Bernstein would be subject to the excise tax under Section 4999 of the Code, Mr. Bernstein will be entitled to a gross-up payment to ensure that he will retain an amount equal to the excise tax imposed upon the payments, but if the payments do not exceed 110% of the statutory limit imposed by Section 280G of the Code, the payments will be reduced to the maximum amount that does not result in the imposition of such excise tax.

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to noncompetition during his employment and six months thereafter and non-solicitation of customers and employees for twelve months following his termination of employment.

A change in control is defined as, among other things:

   . AXA Financial and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board of Directors; or

   . AB Holding, or any successor thereto, ceasing to be a publicly traded entity.

Mr. Bernstein negotiated the severance and change-in-control provisions to have the security and flexibility to focus on the business and preserve the value of his long-term incentive compensation. The AB Board of Directors and AXA determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provided Mr. Bernstein with effective incentives for future performance. The AB Board of Directors and AXA determined to limit the applicability of the excise tax gross-up provision since the application of the excise tax is more burdensome on newly hired employees.

The AB Board of Directors and AXA also concluded that the change-in-control and termination provisions in the SB Employment Agreement fit within AB's overall compensation objectives because these provisions, which align with AB's goal of providing its executives with effective incentives for future performance, also:

   .   permitted AB to recruit and retain a highly-qualified CEO;

   . aligned Mr. Bernstein's long-term interests with those of AB's Unitholders and clients;

   . were consistent with AXA's and the AB Board of Directors' expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein's tenure; and

   . were consistent with the AB Board of Directors' expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

THE AB COMPENSATION COMMITTEE

The AB Compensation Committee has general oversight of compensation and compensation-related matters, including:

   .   determining cash bonuses;

   . determining contributions and awards under incentive plans or other compensation arrangements (whether qualified or non-qualified) for employees of AB and its subsidiaries, and amending or terminating such plans or arrangements or any welfare benefit plan or arrangement or making recommendations to the AB Board of Directors with respect to adopting any new incentive compensation plan, including equity-based plans; and

   . reviewing and approving the compensation of the CEO, evaluating his performance, and determining and approving his compensation level based on this evaluation.

OTHER COMPENSATION-RELATED MATTERS

Code Section 162(m) is not applicable to either AB or AB Holding.

COMPENSATION COMMITTEE REPORT

Not Applicable.

                                     F-122
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





COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Not Applicable.

The EQ Named Executive Officers are employees of AXA Equitable and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Services Agreement. Accordingly, the compensation of the executive officers is determined by AXA Equitable rather than MLOA. Mr. Bernstein participated in AB's executive compensation program, and no part of his compensation was allocated to MLOA.

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

AXA Equitable has considered whether the compensation practices of AXA Equitable and AB are reasonably likely to have a material adverse effect on AXA Equitable and determined that they do not. When conducting the analysis, AXA Equitable considered that its programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The overall design and metrics of AXA Equitable's incentive compensation program effectively balance performance over time, considering both company earnings and individual results with multi-year vesting and performance periods. AXA Equitable's short-term incentive program further mitigates risk by permitting discretionary adjustments for both funding and granting purposes. AXA Equitable also considered that its general risk management controls, oversight of programs, award review and governance processes preclude decision-makers from taking excessive risk to achieve targets under the compensation plans.

AXA Equitable also considered that a substantial portion of each long-term incentive compensation award granted to an eligible employee of AB is denominated in AB Holding Units that are not delivered until subsequent years, so the ultimate value that the employee derives from the award depends on the long-term performance of the firm. Denominating a substantial portion of the award in restricted AB Holding Units and deferring its delivery sensitizes employees to risk outcomes and discourages them from taking excessive risks that could lead to a decrease in the value of the AB Holding Units. Furthermore, all outstanding long-term incentive compensation awards generally include a provision permitting AB to "claw-back" the unvested portion of an employee's long-term incentive compensation award if the AB Compensation Committee determines that (i) the employee failed to follow existing risk management policies and (ii) as a result of the employee's failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee's business unit.

CHIEF EXECUTIVE OFFICER PAY RATIO INFORMATION

In 2017, the compensation of Mr. Pearson was approximately 70 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 70 :
1.

                                                   MARK PEARSON  MEDIAN EMPLOYEE
                                                   ------------- ---------------
Base salary ($)................................... $   1,250,114 $        90,165
Cash bonus ($).................................... $   2,526,000 $         8,615
Stock awards ($).................................. $   2,408,658 $             0
Change in pension value ($)....................... $   1,017,919 $         6,698
All other compensation ($)........................ $     370,237 $         3,461
Total ($)......................................... $   7,572,928 $       108,939
2017 CEO Pay Ratio................................                          70:1

The median employee was identified by examining 2017 total compensation for all individuals, excluding Mr. Pearson, who were employed by AXA Equitable and its subsidiaries as of December 29, 2017, the last day of the payroll year. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards. No assumptions or estimates were made with respect to total compensation, but compensation paid to non-U.S. employees was adjusted based on the average monthly exchange rates for the 12-month period ending September 30, 2017 between the local currencies in which the employees were paid and U.S. dollars.

After identifying the median employee based on total compensation, the median employee's compensation for 2017 was compared to Mr. Pearson's compensation using the same methodology used for the Summary Compensation Table included in this section.

                                     F-123
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





SUMMARY COMPENSATION TABLE

The following table presents the total compensation of our Named Executive Officers for services performed for us for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, except that no information is provided for years prior to 2016 for Mr. Winikoff or for years prior to 2017 for Mr. Bernstein since they were not Named Executive Officers in those years.

The amounts listed in this table as well as all other executive compensation tables reflect all payments made to the EQ Named Executive Officers by AXA Equitable allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. No part of Mr. Bernstein's compensation was allocated to MLOA. The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent "Total Compensation" as described in the Compensation Discussion and Analysis.

                                                                                              CHANGE IN
                                                                                               PENSION
                                                                                              VALUE AND
                                                                                             NONQUALIFIED
                                                                                               DEFERRED
                                                                              NON-EQUITY        COMP-       ALL OTHER
                  FISCAL                             STOCK       OPTION       INCENTIVE        ENSATION       COMP-
NAME               YEAR  SALARY/(1)/  BONUS/(2)/  AWARDS/(3)/  AWARDS/(4)/ COMPENSATION/(5)/ EARNINGS/(6)/ ENSATION/(7)/
----              ------ ----------  ------------ ------------ ----------  ----------------  ------------  ------------

PEARSON,
MARK.............   2017 $   41,254               $     68,223 $   11,262   $      83,358     $  33,591     $   12,218

  CHAIRMAN,
  PRESIDENT
  AND

  CHIEF
  EXECUTIVE         2016 $   38,773               $     62,324 $   11,855   $      67,084                   $   12,065
  OFFICER           2015 $   38,773               $     52,119 $    8,101   $      72,571     $  12,197     $   17,765


MALMSTROM,
ANDERS...........   2017 $   21,722               $     17,377 $    3,522   $      34,559     $   5,942     $   10,908

  SENIOR
  EXECUTIVE
  VICE

  PRESIDENT
  AND
  CHIEF

  FINANCIAL         2016 $   20,405               $     15,407 $    3,599   $      26,350     $   8,698     $    5,630
  OFFICER           2015 $   20,405               $     10,850 $    1,900   $      29,140     $     686     $   17,641


WINIKOFF,
BRIAN............   2017 $   24,329               $     18,463 $    3,742   $      30,912     $   1,740     $    5,549

  SENIOR
  EXECUTIVE
  VICE

  PRESIDENT
  AND
  HEAD
  OF

  U.S.
  LIFE,
  RETIREMENT
  AND

  WEALTH
  MANAGEMENT        2016 $   10,321               $     49,598 $        0   $      27,900     $       0


HATTEM,
DAVE.............   2017 $   20,108               $     21,334 $    3,522   $      26,008     $  19,092     $    5,116

  SENIOR
  EXECUTIVE
  VICE

  PRESIDENT,
  SECRETARY
  AND

  GENERAL           2016 $   18,597               $     20,102 $    3,824   $      23,250     $   7,386     $    4,161
  COUNSEL           2015 $   17,091  $      1,475 $     13,322 $    2,071   $      22,320     $     510     $    4,955


SETH,
BERNSTEIN........   2017 $  334,615  $  3,000,000 $  3,500,003                                              $  148,274

  CHIEF
  EXECUTIVE
  OFFICER
  OF
ALLIANCEBERNSTEIN
CORPORATION







NAME                  TOTAL
----              --------------

PEARSON,
MARK............. $      249,906

  CHAIRMAN,
  PRESIDENT
  AND

  CHIEF
  EXECUTIVE       $      204,298
  OFFICER         $      189,329


MALMSTROM,
ANDERS........... $       94,030

  SENIOR
  EXECUTIVE
  VICE

  PRESIDENT
  AND
  CHIEF

  FINANCIAL       $       80,089
  OFFICER         $       80,622


WINIKOFF,
BRIAN............ $       84,735

  SENIOR
  EXECUTIVE
  VICE

  PRESIDENT
  AND
  HEAD
  OF

  U.S.
  LIFE,
  RETIREMENT
  AND

  WEALTH
  MANAGEMENT


HATTEM,
DAVE............. $       95,180

  SENIOR
  EXECUTIVE
  VICE

  PRESIDENT,
  SECRETARY
  AND

  GENERAL         $       77,320
  COUNSEL         $       61,744


SETH,
BERNSTEIN........ $    6,982,892

  CHIEF
  EXECUTIVE
  OFFICER
  OF
ALLIANCEBERNSTEIN
CORPORATION

/(1)/For the EQ Named Executive Officers, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein's annual base salary is $500,000. The salary figure in the table is prorated based on his hire date (May 1, 2017).
/(2)/No bonuses were paid to the EQ Named Executive Officers in 2017, 2016 or 2015 except that Mr. Hattem was paid a bonus in May 2015 to compensate him for the loss of AXA stock options due to regulatory and other constraints prohibiting his exercise. Mr. Bernstein was paid a bonus in 2017 consistent with the SB Employment Agreement.
/(3)/For Mr. Winikoff, this column reflects the grant date fair value of his sign-on restricted stock unit ("RSU") grant in 2016. For Mr. Bernstein, this column reflects the grant date fair value of the SB Sign-On Grant. Otherwise, the amounts reported in this column represent the aggregate grant date fair value of AXA performance shares awarded in each year in accordance with FASB ASC Topic 718. The AXA performance share grants were valued at target which represents the probable outcome at grant date. The 2017 AXA performance share grants, Mr. Winikoff's sign-on RSU grant and the AB Sign-On Grant are described in more detail below in " -- Executive Compensation -- Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables."

                                     F-124
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




/(4)/The amounts reported in this column represent the aggregate grant date fair value of AXA stock options awarded in each year in accordance with FASB ASC Topic 718. The 2017 AXA stock option grants are described in more detail below in " -- Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables."
/(5)/The amounts reported for 2017 are the awards paid in February 2018 to each of the Named Executive Officers based on their 2017 performance. The amounts reported for 2016 are the awards paid in February 2017 to each of the Named Executive Officers based on their 2016 performance. The amounts reported for 2015 are the awards paid in February 2016 to each of the Named Executive Officers based on their 2015 performance.
/(6)/The amounts reported represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2017, 2016 or 2015. For more information regarding the pension benefits for each Named Executive Officer, see the "Pension Benefits as of December 31, 2017" table below.
/(7)/The following table provides additional details for the compensation information found in the All Other Compensation column.

                                    EXCESS                                          EXCESS           OTHER
                                   LIABILITY    FINANCIAL      401(K) PLAN          401 (K)       PERQUISITES/
NAME                  AUTO/(A)/  INSURANCE/(B)/ ADVICE/(C)/ CONTRIBUTIONS/(D)/ CONTRIBUTIONS/(E)/   BENEFITS      TOTAL
---------------      ----------- -------------  ----------  -----------------  -----------------  ------------ -----------
PEARSON, MARK.. 2017 $       338 $         269  $      810   $            430  $         10,371    $       --  $    12,218
                2016 $       356 $         251  $      751   $            401  $         10,306    $       --  $    12,065
                2015 $       554 $         251  $    1,073   $            524  $         10,610    $    4,753  $    17,765

MALMSTROM,
ANDERS......... 2017 $        -- $          --  $      940   $            430  $          4,086    $    5,452  $    10,908
                2016 $        10                $      805   $            401  $          4,133    $      281  $     5,630
                2015 $        26                $      905   $            524  $          3,389    $   12,797  $    17,641

WINIKOFF, BRIAN 2017 $        -- $          --  $      587   $            430  $          4,512    $       20  $     5,549
                2016 $        --                $       --   $            401  $            211    $       10

HATTEM, DAVE... 2017 $        -- $          --  $      495   $            430  $          3,921    $      270  $     5,116
                2016 $         2                $       --   $            401  $          3,549    $      209  $     4,161
                2015 $       191                $      543   $            524  $          3,396    $      301  $     4,955

SETH, BERNSTEIN 2017 $   146,845                                                                   $    1,429  $   148,274
                2016
                2015

/(a)/Pursuant to his employment agreement, Mr. Pearson is entitled to the business and personal use of a dedicated car and driver. The personal use of this vehicle for 2017 was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. Pursuant to his employment agreement, Mr. Bernstein is entitled to a car and driver for his business and personal purposes and this column includes auto lease costs ($10,493) and driver compensation and other auto related expenses ($136,352).
/(b)/AXA Equitable pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amounts in this column reflect the actual amount of the premiums paid for each year.
/(c)/AXA Equitable pays for financial planning and tax preparation services for each of the EQ Named Executive Officers. The amounts in this column reflect the actual amounts paid to the service provider for each year.
/(d)/This column includes the amount of company contributions received by each
     EQ Named Executive Officer under the 401(k) Plan for 2017.
/(e)/This column includes the amount of any excess 401(k) contributions made by AXA Equitable to the Post-2004 Plan for each EQ Named Executive Officer.

                                     F-125
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





2017 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. No part of Mr. Bernstein's compensation was allocated to MLOA. This table includes both equity and non-equity awards granted during 2017.

                                                                                    ALL OTHER      ALL OTHER
                               ESTIMATED FUTURE PAYOUTS   ESTIMATED FUTURE PAYOUTS    STOCK          OPTION    EXERCISE
                               UNDER NON-EQUITY INCENTIVE  UNDER EQUITY INCENTIVE    AWARDS:        AWARDS:    OR BASE
                                   PLAN AWARDS/(2)/           PLAN AWARDS/(3)/      NUMBER OF      NUMBER OF   PRICE OF
                       OCC     -------------------------  ------------------------  SHARES OF      SECURITIES   OPTION
             GRANT   APPROVAL  THRESHOLD  TARGET  MAXIMUM THRESHOLD TARGET MAXIMUM  STOCK OR       UNDERLYING AWARDS/(5)/
   NAME      DATE    DATE/(1)/    ($)      ($)      ($)      (#)     (#)     (#)   UNITES/(4)/(#)   OPTIONS     ($/SH)
---------- --------- --------- ---------  ------- ------- --------- ------ ------- ------------       (#)     ----------

PEARSON,
MARK...... 6/21/2017 2/15/2017        --  $70,237     n/a     0     5,610   5,610                              $  26.69
           6/21/2017 2/15/2017                                0     3,206     138

MALMSTROM,
ANDERS.... 6/21/2017 2/15/2017        --  $26,400     n/a             585     585                     1170     $  26.69
           6/21/2017 2/15/2017                                       1002      43

WINIKOFF,
BRIAN..... 6/21/2017 2/15/2017 $      --  $29,700     n/a     0       621     621                    1,243     $  26.69
           6/21/2017 2/15/2017                                0     1,065      46

HATTEM,
DAVE...... 6/21/2017 2/15/2017        --  $21,450     n/a     0       585     585                     1170     $  26.69
           6/21/2017 2/15/2017                                0      1002      43

SETH,
BERNSTEIN. 5/16/2017                                                                 164,706

           CLOSING   GRANT DATE
            MARKET   FAIR VALUE
           PRICE ON      OF
           DATE OF   STOCK AND
            GRANT      OPTION
   NAME     ($/SH)  AWARDS/(6)/
---------- -------- ------------

PEARSON,
MARK...... $  26.8  $     11,262
                    $     68,223

MALMSTROM,
ANDERS.... $  26.8  $      3,522
                    $     17,377

WINIKOFF,
BRIAN..... $  26.8  $      3,742
                    $     18,463

HATTEM,
DAVE...... $  26.8  $      3,522
                    $     21,334

SETH,
BERNSTEIN.          $  3,500,003

/(1)/For the EQ Named Executive Officers, this column reports the date on which the EQ OCC approved its recommendation of the grants to the AXA Board of Directors.
/(2)/For the EQ Named Executive Officers, the target column shows the target award for 2017 under the STIC Program assuming the plan was 100% funded. There is no minimum or maximum award for any participant in this plan. The actual 2017 awards paid to the EQ Named Executive Officers are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.
/(3)/The second row for each EQ Named Executive Officer shows the AXA stock options granted under the AXA Stock Option Plan on June 21, 2017. The third row for each EQ Named Executive Officer shows the AXA performance shares granted under the AXA 2017 Performance Share Plan on June 21, 2017.
/(4)/For Mr. Bernstein, this column shows the SB Sign-On Grant.
/(5)/The exercise price for the AXA stock options granted on June 21, 2017 is equal to the average of the closing prices for an AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 21, 2017. For purposes of this table, the exercise price was converted to U.S. dollars using the euro to U.S. dollar exchange rate on June 20, 2017.
/(6)/For the EQ Named Executive Officers, the amounts in this column represent the aggregate grant date fair value of the AXA stock options and AXA performance shares granted in 2017 in accordance with FASB ASC Topic 718. The AXA performance share grants were valued at target which represents the probable outcome at grant date. For Mr. Bernstein, the amount in this column represents the grant date fair value of the SB Sign-On Grant.

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2017 Stock Option Award Grants

The AXA stock option awards granted to the EQ Named Executive Officers on June 21, 2017 have a 10-year term and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, provided that the last third will vest on June 21, 2022 only if the AXA ordinary share performs at least as well as the SXIP Index over a specified period of at least three years. This performance condition applies to all of Mr. Pearson's options. The exercise price for the options is
23.92 euro, which was the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding
June 21, 2017.

In the event of retirement, the AXA stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct. Accordingly, since Messrs. Hattem and Pearson are currently eligible to retire, their AXA stock options will not be forfeited due to any service condition.

                                     F-126
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





2017 Performance Share Award Grants

An AXA performance share is a "phantom" share of AXA that, once earned and vested, provides the right to receive an AXA ordinary share at the time of payment. AXA performance shares are granted unearned. Under the 2017 AXA Performance Shares Plan, the number of shares that is earned is determined at the end of a three-year performance period, starting on January 1, 2017 and ending on December 31, 2019, by multiplying the number of shares granted by a performance percentage that is determined as described below. If no dividend is proposed for payment by the AXA Board of Directors to AXA's stockholders for 2017 and/or 2018 and/or 2019, the performance percentage for the grant will be divided in half. The AXA performance shares granted to the EQ Named Executive Officers on June 21, 2017 cliff vest after four years.

The performance percentage for the 2017 AXA Performance Shares Plan initially will be determined based: (a) 40% on AXA's performance with respect to adjusted earnings per share, (b) 50% on AXA Financial R&P Operations' performance with respect to adjusted earnings and underlying earnings (each weighted 50%) and
(c) 10% on AXA's score on the DJSI World, a Dow Jones sustainability index which tracks the performance of the world's sustainability leaders. A positive or negative adjustment of 5% will then be made to the performance percentage based on AXA's relative performance against a selection of its peers with respect to total stockholder return. The components of the performance percentage and their targets are determined by the AXA Board of Directors based on their review of AXA's strategic objectives, market practices and regulatory changes.

Generally, if performance targets are met, 100% of the AXA performance shares initially granted is earned. Performance that exceeds the targets results in increases in the number of shares earned, subject to a cap of 130% of the initial number of shares. Performance that falls short of targets results in a decrease in the number of shares earned with a possible forfeiture of all shares. Since AXA uses IFRS as its principal method of accounting, AXA's adjusted earnings per share and AXA Financial R&P Operations' adjusted earnings and underlying earnings are calculated using IFRS. Accordingly, they are not measures calculated and presented in accordance with U.S. GAAP.

The settlement of 2017 AXA performance shares will be made in AXA ordinary shares on June 21, 2021. In the case of retirement, a participant is treated as if he or she continued employment until the settlement date. Accordingly, Messrs. Hattem and Pearson will still receive a payout if they choose to retire prior to the end of the vesting period.

Mr. Winikoff's RSUs Grant

On July 5, 2016, Mr. Winikoff received a sign-on grant of 84,611 RSUs in respect of AXA ordinary shares. These RSUs will vest ratably over a four-year period and be paid out in cash within 30 days after the vesting date. 21,153 of these RSUs vested in 2017.

The SB Sign-On Grant

On May 16, 2017, in connection with the commencement of Mr. Bernstein's employment, Mr. Bernstein was granted restricted AB Holding Units with a grant date fair value of $3,500,003, or 164,706 restricted AB Holding which, subject to accelerated vesting upon circumstances described in the SB Employment Agreement, vest ratably on each of the first four anniversaries of May 1, 2017, commencing May 1, 2018, provided, with respect to each installment, Mr. Bernstein continues to be employed by AB on the vesting date. Also, subject to accelerated delivery of the SB Sign-On Grant upon circumstances described in the SB Employment Agreement, the entire SB Sign-On Grant, minus any AB Holding Units withheld to cover applicable taxes, will be delivered to Mr. Bernstein as promptly as possible after May 1, 2021. Mr. Bernstein will receive the cash distributions payable with respect to the unvested portion of the SB Sign-On Grant and the vested but undelivered portion of the SB Sign-On Grant on the same basis as cash distributions are paid to AB Holding Unitholders generally.

                                     F-127
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2017

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2017 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. No part of Mr. Bernstein's equity grants were allocated to MLOA. The table includes outstanding equity grants from past years as well as the current year. For the EQ Named Executive Officers, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares. For Mr. Bernstein, equity grants in 2017 were awarded in respect of AB Holding Units.

                                                  OPTION AWARDS
         -           -----------------------------------------------------------------------     ---------------


                                                             EQUITY
                                                           INCENTIVE
                                                              PLAN
                                                            AWARDS:
                        NUMBER OF         NUMBER OF        NUMBER OF                                NUMBER
                       SECURITIES        SECURITIES        SECURITIES                              OF SHARES
                       UNDERLYING        UNDERLYING        UNDERLYING                             OR UNITS OF
                       UNEXERCISED       UNEXERCISED      UNEXERCISED      OPTION       OPTION    STOCK THAT
                       OPTIONS (#)       OPTIONS (#)        UNEARNED      EXERCISE    EXPIRATION   HAVE NOT
NAME                 EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS(#)/(1)/ PRICE($)/2)/    DATE    VESTED/(3) /(#)
----                 ---------------  -----------------  --------------  -----------  ---------- -------------
PEARSON, MARK.......                                          97         $     33.21    04/01/18      1,499
                          1141                                           $     21.59    06/10/19
                          1997                                           $     21.08    03/19/20
                          4,538                                          $     20.63    03/18/21
                          3,828                                          $     15.96    03/16/22
                          4,620                                          $     17.83    03/22/23
                          1,357                              2,715       $     25.74    03/24/24
                                                             4,800       $     26.12    06/19/25
                                                             6,140       $     24.00    06/06/26
                                                             5,610       $     26.69    06/21/27

MALMSTROM, ANDERS...       384                                           $     17.83    03/22/23        442
                           403               403              403        $     25.74    03/24/24
                                             818              409        $     26.12    06/19/25
                                            1,243             621        $     24.00    06/06/26
                                            1,170             585        $     26.69    06/21/27

WINIKOFF, BRIAN.....                        1,243             621        $     26.69    06/21/27      2,094

HATTEM, DAVE........                                          74         $     33.21    04/01/18        410
                           373               373              373        $     25.74    03/24/24
                                             818              409        $     26.12    06/19/25
                                            1,320             660        $     24.00    06/06/26
                                            1,170             585        $     26.69    06/21/27

SETH, BERNSTEIN.....                                                                                164,706

                          STOCK AWARDS
         -           -------------------------------------
                                    EQUITY        EQUITY
                                   INCENTIVE     INCENTIVE
                                     PLAN          PLAN
                                    AWARDS:       AWARDS:
                                   NUMBER OF     MARKET OR
                        MARKET     UNEARNED    PAYOUT VALUE
                       VALUE OF     SHARES,     OF UNEARNED
                      SHARES OR    UNITS OR    SHARES, UNITS
                       UNITS OF      OTHER       OR OTHER
                      STOCK THAT  RIGHTS THAT   RIGHTS THAT
                       HAVE NOT    HAVE NOT      HAVE NOT
NAME                  VESTED ($)  VESTED/ /(#)  VESTED (#)
----                 ------------ -----------  -------------
PEARSON, MARK....... $     38,870    9,457     $    245,272










MALMSTROM, ANDERS... $     11,466    2,769     $     71,803





WINIKOFF, BRIAN..... $     54,309    1,065     $     27,623

HATTEM, DAVE........ $     10,625    2835      $     73,530





SETH, BERNSTEIN..... $  4,125,885

/(1)/All AXA stock options have ten-year terms. All AXA stock options granted after 2013 have a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, and all AXA stock options granted in 2008 through 2013 have a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date; provided that for all these grants the last third will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period (this condition applies to all AXA stock options granted to Mr. Pearson after 2011).
/(2)/All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.
/(3)/For all of the EQ Named Executive Officers except Mr. Winikoff, this column reflects earned but unvested AXA performance shares granted in 2014 with a vesting date of March 24, 2018. For Mr. Winikoff, this column reflects the unvested portion of his sign-on RSU grant for 2016. His RSUs will vest ratably over a four-year period and be paid out in cash within 30 days after the vesting date. For Mr. Bernstein, this column reflects his AB Sign-On Grant.

                                     F-128
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





OPTION EXERCISES AND STOCK VESTED IN 2017

The following table summarizes the value received from AXA stock option exercises and stock awards vested during 2017 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.

                                                              OPTION AWARDS                       STOCK AWARDS
                                                   -----------------------------------   -------------------------------
                                                       NUMBER OF            VALUE           NUMBER OF          VALUE
                                                         SHARES            REALIZED          SHARES          REALIZED
                                                        ACQUIRED              ON           ACQUIRED ON          ON
NAME                                               ON EXERCISE(#)/(1)/ EXERCISE ($)/(2)/ VESTING (#)/(3)/ VESTING ($)/(4)/
----                                               ------------------  ----------------  ---------------  ---------------
PEARSON, MARK.....................................        194          $         1,052        1,509       $       37,731
MALMSTROM, ANDERS.................................         0           $             0         445        $       11,130
WINIKOFF, BRIAN...................................         0           $             0         698        $       19,078
HATTEM, DAVE......................................        2619         $        32,971         413        $       10,313
SETH, BERNSTEIN...................................

/(1)/This column reflects the number of AXA stock options exercised in 2017 by
     Mr. Pearson and Mr. Hattem.
/(2)/All shares acquired upon the option exercises were immediately sold. This column reflects the actual sale price received less the exercise price. /(3)/For Mr. Winikoff, this column reflects the portion of his RSUs that vested in 2017. Otherwise, this column reflects the first tranche of the AXA performance shares earned under the 2014 AXA Performance Shares Plan that vested in 2017.
/(4)/The value of the AXA performance shares that vested in 2017 was determined based on the average of the high and low AXA ordinary share price on the vesting date, converted to US dollars using the European Central Bank reference rate on the vesting date.

PENSION BENEFITS AS OF DECEMBER 31, 2017

The following table lists the pension program participation and actuarial present value of each EQ Named Executive Officer's defined benefit pension at December 31, 2017 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. Note that Messrs. Malmstrom and Winikoff did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

                                                                     NUMBER OF
                                                                       YEARS    PRESENT VALUE OF
                                                                     CREDITED     ACCUMULATED      PAYMENTS DURING
                                                                    SERVICE/(2)     BENEFIT      THE LAST FISCAL YEAR
NAME                                PLAN NAME/(1)/                     /(#)           ($)                ($)
-------------------  ---------------------------------------------- ----------- ---------------- --------------------
PEARSON, MARK....... AXA Equitable Retirement Plan                      3       $         2,334           --
                     AXA Equitable Excess Retirement Plan               3       $        23,174           --
                     AXA Equitable Executive Survivor Benefit Plan      23      $       141,844           --

MALMSTROM, ANDERS... AXA Equitable Retirement Plan                      0       $            --           --
                     AXA Equitable Excess Retirement Plan               0       $            --           --
                     AXA Equitable Executive Survivor Benefit Plan      6       $        16,878           --

WINIKOFF, BRIAN..... AXA Equitable Retirement Plan                      0       $            --           --
                     AXA Equitable Excess Retirement Plan               0       $            --           --
                     AXA Equitable Executive Survivor Benefit Plan      1       $         1,740           --

HATTEM, DAVE........ AXA Equitable Retirement Plan                      19      $        17,089           --
                     AXA Equitable Excess Retirement Plan               19      $        35,475           --
                     AXA Equitable Executive Survivor Benefit Plan      24      $        80,784           --

SETH, BERNSTEIN

/(1)/The December 31, 2017 liabilities for the Retirement Plan, the Excess
     Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used include:

      .   a discount rate of 3.40% for the Retirement Plan;

      .   a discount rate of 3.32% for the Excess Plan;

                                     F-129
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

      .   a discount rate of 3.47% for the ESB Plan and

      . the RP-2000 mortality table projected on a full generational basis using Scale BB.

/(2)/Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive's first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson's credited service for purposes of the ESB Plan includes approximately 16 years of service with AXA Equitable affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson.

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the "normal retirement date") or (b) if they are at least age 55 with at least 5 full years of service (an "early retirement date").

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2017, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012 received an interest crediting rate of .75%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant's marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

      .   Single life annuity;

      . Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

      .   Lump sum.

Messrs. Pearson and Hattem are each entitled to a frozen cash balance benefit under the Retirement Plan and are currently eligible for early retirement under the plan.

Note that, for certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

THE EXCESS PLAN

The purpose of the Excess Plan, which was frozen as of December 31, 2013 was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants' names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Code Section 409A. Pursuant to the amendment, a participant's Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service provided that payment will be delayed six months for "specified employees" (generally, the fifty most highly-compensated officers of AXA), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Hattem made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant's Retirement Plan benefits.

                                     F-130
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





THE ESB PLAN

The ESB Plan offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age
65. Level 2, Level 3 and Level 4 coverage continue after retirement until the participant's death, provided that, for Level 3 and Level 4 coverage, all required participant contributions are made.

Level 1

A participant can choose between the following two options at Level 1:

LUMP SUM OPTION -- Under the Lump Sum Option, a life insurance policy is purchased on the participant's life. At the death of the participant, the participant's beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

SURVIVOR INCOME OPTION -- Upon the participant's death, the Survivor Income Option provides the participant's beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

SURVIVING SPOUSE BENEFIT OPTION -- The Surviving Spouse Benefit Option provides the participant's spouse with monthly income equal to about 25% of the participant's monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant's years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

SURVIVING SPOUSE INCOME ADDITION OPTION -- The Surviving Spouse Income Addition Option provides monthly income to the participant's spouse for life equal to 10% of the participant's monthly compensation. The payments are taxable but there is no annual taxation to the participant.

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





NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2017

The following table provides information on (i) earnings on compensation
Mr. Hattem has previously elected to defer and (ii) the excess 401(k) contributions received by the EQ Named Executive Officers in 2017. All amounts are allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.

                                                   EXECUTIVE    REGISTRANT     AGGREGATE    AGGREGATE    AGGREGATE
                                                 CONTRIBUTIONS CONTRIBUTIONS  EARNINGS IN WITHDRAWALS/   BALANCE AT
                                                    IN LAST       IN LAST        LAST     DISTRIBUTIONS     LAST
NAME                         PLAN NAME              FY ($)      FY ($)/(1)/   FY ($)/(2)/      ($)        FYE ($)
----                 --------------------------- ------------- -------------- ----------- ------------- -------------
PEARSON, MARK....... The Post-2004 Variable
                     Deferred Compensation Plan                $       10,371 $     4,397               $      49,783
MALMSTROM, ANDERS... The Post-2004 Variable
                     Deferred Compensation Plan                $        4,086 $     2,057               $      14,917
WINIKOFF, BRIAN..... The Post-2004 Variable
                     Deferred Compensation Plan                $        4,512 $       294               $       5,030
HATTEM, DAVE........ The Post-2004 Variable
                     Deferred Compensation Plan                $        3,921 $     2,703 $       3,324 $      24,934
SETH, BERNSTEIN..... The Variable Deferred
                     Compensation Plan                                        $     4,837               $      43,963

/(1)/The amounts reported in this column are also reported in the "All Other
     Compensation" column of the 2017 Summary Compensation Table above. /(2)/The amounts reported in this column are not reported in the 2017 Summary
     Compensation Table.

THE POST-2004 PLAN

The above table reflects the excess 401(k) contributions made by AXA Equitable to the EQ Named Executive Officers under the Post-2004 Plan as well as amounts deferred by Mr. Hattem under the plan.

The Post-2004 Plan allows eligible employees to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQAT.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year. When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, AXA Equitable provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant's (i) eligible compensation in excess of the qualified plan compensation limit ($270,000 in 2017) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year.

THE VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "VDCP")

The above table also reflects amounts deferred by Mr. Hattem under the VDCP. Under the VDCP, eligible employees were permitted to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals were credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or

                                     F-132
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name. The VDCP was frozen as of December 31, 2004 so that no amounts earned or vested after 2004 can be deferred under the VDCP.

Account balances in the VDCP that are attributable to deferrals of base salary and short-term incentive compensation are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The VDCP currently offers a variety of earnings crediting options.

Participants in the VDCP could elect to credit their deferrals to in-service or retirement distribution accounts. For retirement accounts, payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any January or July following the participant's termination date, but they must begin by either the first January or the first July following the later of: (a) the participant's attainment of age 65 and (b) the date that is thirteen months following the participant's termination date. For in-service accounts, payments are made to the participant in December of the year elected by the participant in a lump sum or in up to five annual installments over consecutive years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL -- EQ NAMED EXECUTIVE OFFICERS

The tables below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQ Named Executive Officers terminated employment, or a change-in-control of AXA Financial occurred on December 31, 2017 (the "Trigger Date") and uses the closing price of the AXA ordinary share on December 29, 2017, converted to U.S. dollars where applicable.

The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described. The payments and benefits described below have not been allocated to MLOA.

RETIREMENT

The only EQ Named Executive Officers eligible to retire on the Trigger Date were Mr. Pearson and Mr. Hattem. They would have been entitled to the following payments and benefits if they retired on the Trigger Date. For this purpose, "retirement" means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan.

Short-Term Incentive Compensation: Mr. Pearson and Mr. Hattem would have received short-term incentive compensation awards for 2017 under the Retiree Short-Term Incentive Compensation Program in the following amounts:

Mr. Pearson....................................... $     2,128,400
Mr. Hattem........................................ $       650,000

Stock Options: All AXA stock options granted to Mr. Pearson and Mr. Hattem would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited). The value at the Trigger Date of the AXA stock options that would have vested after 2017 for each of Messrs. Pearson and Hattem are:

Mr. Pearson....................................... $     1,814,269
Mr. Hattem........................................ $       539,584

Performance Shares: Mr. Pearson and Mr. Hattem would have been treated as if they continued in the employ of the company until the end of the vesting period for purposes of their AXA performance share awards. Accordingly, they would have received AXA Performance Share Plan payouts at the same time and in the same amounts as they would have received such payouts if they had not retired. The estimated values of those payouts at the Trigger Date assuming target performance are:

Mr. Pearson....................................... $     9,848,883
Mr. Hattem........................................ $     2,916,958

Retirement Benefits: Mr. Pearson and Mr. Hattem would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

Medical Benefits: Mr. Pearson and Mr. Hattem would have been entitled to access to retiree medical coverage without any company subsidy.

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ESB Plan: Mr. Pearson and Mr. Hattem would have been entitled to continuation of their participation in the ESB Plan described above.

VOLUNTARY TERMINATION OTHER THAN RETIREMENT

MR. MALMSTROM

If Mr. Malmstrom had voluntarily terminated employment on the Trigger Date:

Short-Term Incentive Compensation: He would not have been entitled to a STIC Program award for 2017.

Stock Options: All vested and unvested AXA stock options granted to him would have been forfeited on his termination date.

Performance Shares: He would have forfeited all AXA performance shares on his termination date.

Retirement Benefits: He would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above, except that he would no longer be entitled to any benefits under the ESB Plan.

MR. WINIKOFF

If Mr. Winikoff had voluntarily terminated on the Trigger Date for "good reason:"

   . any outstanding RSUs granted to Mr. Winikoff would have immediately vested and been paid out in cash on their otherwise applicable payment dates (estimated value at the Trigger Date of $1,882,462); and

   . he would have been eligible to receive a payment of $2,380,000 (equal to two times his annual base salary plus his STIC Program award target for
       2017). This payment would have been contingent on the execution of a general release and waiver of claims against AXA Equitable and affiliates.

For this purpose, "good reason" includes: (a) relocation of his position to a work site that is more than 35 miles away from 1290 Avenue of the Americas, New York City, (b) a material reduction in his compensation (other than in connection with, and substantially proportionate to, reductions by the company of the compensation of other similarly situated senior executives), (c) a material diminution in his duties, authority or responsibilities and (d) a material change in the lines of reporting such that he no longer reports to the company's President and Chief Executive Officer.

Regardless of whether the voluntary termination was for "good reason,"
Mr. Winikoff would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above, except that he would no longer be entitled to any benefits under the ESB Plan.

MR. PEARSON

If Mr. Pearson had voluntarily terminated on the Trigger Date for "good reason" as described below, he would have been entitled to: (i) temporary income payments equal to the sum of two years of salary and two times the greatest of:
(a) Mr. Pearson's most recent STIC Program award, (b) the average of Mr. Pearson's last three STIC Program awards and (c) Mr. Pearson's target STIC Program award for the year in which termination occurred; (ii) a pro-rated STIC Program award at target for the year of termination; and (iii) a cash payment equal to the additional employer contributions that Mr. Pearson would have received under the 401(k) Plan and its related excess plan for the year of his termination if those plans provided employer contributions on his temporary income payments and all of his temporary income payments were paid in that year.

For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

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





Mr. Pearson would have received the following amounts if he had voluntarily terminated for good reason on the Trigger Date and released all claims against AXA Equitable and its affiliates:

Temporary Income Payments......................... $     7,133,333
Pro-Rated Bonus................................... $     2,128,400
Cash Payment...................................... $       713,333

In addition, because Mr. Pearson was eligible to retire on the Trigger Date, he would have been eligible for the retirement benefits described above, regardless of whether he terminated for good reason.

MR. HATTEM

Because Mr. Hattem was eligible to retire on the Trigger Date, he would have been eligible for the retirement benefits described above.

DEATH

If the EQ Named Executive Officers had terminated employment due to death on the Trigger Date:

Short-Term Incentive Compensation: The EQ Named Executive Officers' estates would not have been entitled to any STIC Program awards for 2017.

Stock Options: All AXA stock options would have immediately vested and would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death. The estimated values of the AXA stock options with accelerated vesting are:

Mr. Pearson....................................... $     1,814,269
Mr. Malmstrom..................................... $       528,852
Mr. Winikoff...................................... $        55,208
Mr. Hattem........................................ $       539,584

Performance Shares: The total number of AXA performance shares granted in 2015, 2016 and 2017 would have been multiplied by an assumed performance factor of
1.3 and the second tranche of the performance shares granted in 2014 would have been multiplied by the actual performance factor for that tranche. The performance shares would have been paid in AXA ordinary shares to the executive's heirs within 90 days following death. The estimated values of those payouts are:

Mr. Pearson....................................... $     12,399,355
Mr. Malmstrom..................................... $      3,632,936
Mr. Winikoff...................................... $      1,244,695
Mr. Hattem........................................ $      3,681,560

Restricted Stock Units: Mr. Winikoff's RSUs would have immediately vested in full for an estimated value of $1,882,462.

Retirement Benefits: The executives' heirs would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

INVOLUNTARY TERMINATION WITHOUT CAUSE

EQ NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON

The EQ Named Executive Officers, excluding Mr. Pearson, would have been eligible for severance benefits under the Severance Benefit Plan, as supplemented by the Supplemental Severance Plan (collectively, the "Severance Plan"), if an involuntary termination of employment had occurred on the Trigger Date that satisfied the conditions in the Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against AXA Equitable and its affiliates and non-solicitation provisions.

The severance benefits would have included:

   .   temporary income payments equal to 52 weeks' of base salary;

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   .   additional temporary income payments equal to the greater of: (i) the most recent STIC Program award paid to the executive, (ii) the average of the three most recent STIC Program awards paid to the executive or
       (iii) the executive's target STIC Program award for 2017;

   . a lump sum payment equal to the sum of: (i) the executive's target STIC Program award for 2017 and (ii) $40,000; and

   .   one year's continued participation in the ESB Plan.

The EQ Named Executive Officers would have had a one-year severance period. If an EQ Named Executive Officer would have been eligible to retire prior to the end of the severance period, all AXA stock options granted to him would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited). Also, the EQ Named Executive Officer would have been treated as if he continued in the employ of AXA Equitable until the end of the vesting period for his AXA performance shares.

In addition to the above, Mr. Winikoff would have received the following:

   . the immediate vesting of his outstanding RSUs for an estimated value of $1,882,462; and

   . a payment equal to (i) two times his annual base salary plus his STIC Program award target for 2017, reduced by (ii) any severance pay for which he would otherwise eligible under the Severance Plan or the Supplemental Severance Plan. This payment would be contingent on all other terms and conditions of the Severance Plan and Supplemental Severance Plan, including the execution of a general release and waiver of claims against AXA Equitable and affiliates.

The following table lists the payments that the EQ Named Executive Officers would have received if they were involuntarily terminated under the Severance Plan on the Trigger Date as well as the implications for their AXA stock option and AXA performance share awards:

                                 SEVERANCE BENEFITS                            EQUITY GRANTS
                               ----------------------- --------------------------------------------------------------
                                            LUMP SUM                                            PERFORMANCE
NAME                           SEVERANCE    PAYMENT             STOCK OPTIONS                      SHARES
-----------------------------  ----------- ----------- -------------------------------- -----------------------------
MALMSTROM, ANDERS............. $1,505,946   $840,000   Options would continue to        Forfeited
                                                       vest and be exercisable until
                                                       the earlier of their expiration
                                                       date and 30 days after the
                                                       end of the one-year severance
                                                       period.

WINIKOFF, BRIAN............... $1,635,596  $2,584,403  Options would continue to        Forfeited
                                                       vest and be exercisable until
                                                       the earlier of their expiration
                                                       date and 30 days after the
                                                       end of the one-year severance
                                                       period.

HATTEM, DAVE.................. $1,355,351    $690,000  Continued vesting in all         Would receive payouts in the
                                                       options and ability to exercise  same time and in the same
                                                       the options through              amounts as if he had
                                                       expiration date.                 continued to be employed.

MR. PEARSON

Under Mr. Pearson's employment agreement, he waived any right to participate in the Severance Plan. Rather, if Mr. Pearson's employment had been terminated without "cause" on the Trigger Date, he would have been entitled to the same benefits as termination for good reason as described above, subject to the same conditions. "Cause" is defined in Mr. Pearson's employment agreement as:
(i) willful failure to perform substantially his duties after reasonable notice of his failure, (ii) willful misconduct that is materially injurious to the company, (iii) conviction of, or plea of NOLO CONTEDERE to, a felony or
(iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to them or to not compete or interfere with the company.

CHANGE-IN-CONTROL

With the exception of Mr. Pearson, none of the EQ Named Executive Officers are entitled to any special benefits upon a change-in-control of AXA Financial other than the benefits provided for all AXA stock options granted under the AXA Stock Option Plan. For those options, if there

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA
is a change in control of AXA Financial, all unvested options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. The value of the AXA stock options that would have immediately vested for each EQ Named Executive Officer is:

        Mr. Pearson....................................... $   1,814,269
        Mr. Malmstrom..................................... $     528,852
        Mr. Winikoff...................................... $      55,208
        Mr. Hattem........................................ $     539,584

As mentioned above, Mr. Pearson's employment agreement provides that "good reason" includes Mr. Pearson's termination of employment in the event of a change in control (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). Accordingly, Mr. Pearson would have been entitled to the benefits described above for a voluntary termination for good reason, subject to the same conditions. For this purpose, a change in control includes: (a) any person becoming the beneficial owner of more than 50% of the voting stock of AXA Financial, (b) AXA and its affiliates ceasing to control the election of a majority of the AXA Financial Board of Directors and
(c) approval by AXA Financial's stock holders of a reorganization, merger or consolidation or sale of all or substantially all of the assets of AXA Financial unless AXA and its affiliates owned directly or indirectly more than 50% of voting power of the company resulting from such transaction.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL -- MR. BERNSTEIN

Estimated payments and benefits to which Mr. Bernstein would have been entitled upon a change in control of AB or the specified qualifying events of termination of employments as of the Trigger Date, using the closing price of an AB Holding Unit on December 29, 2017, are as follows:

CHANGE IN CONTROL

                CASH            EQUITY     OTHER BENEFITS     TOTAL
                ----         ------------- -------------- -------------
                             $   4,125,885                $   4,125,885

TERMINATION DUE TO NON-EXTENSION OF EMPLOYMENT TERM

                CASH            EQUITY     OTHER BENEFITS     TOTAL
                ----         ------------- -------------- -------------
                             $   4,125,885                $   4,125,885

TERMINATION BY MR. BERNSTEIN FOR GOOD REASON OR BY AB OTHER THAN FOR CAUSE

                CASH         EQUITY     OTHER BENEFITS     TOTAL
                ----      ------------- -------------- -------------
            $   3,500,000 $   4,125,885   $   13,610   $   7,639,495

DEATH OR DISABILITY

                CASH            EQUITY     OTHER BENEFITS     TOTAL
                ----         ------------- -------------- -------------
                             $   4,125,885   $   13,610   $   4,139,495

TERMINATION BY MR. BERNSTEIN FOR GOOD REASON OR BY AB WITHOUT PRIOR TO MAY 1, 2018 AND WITHIN 12 MONTHS OF A CHANGE IN CONTROL

                CASH         EQUITY     OTHER BENEFITS     TOTAL
                ----      ------------- -------------- --------------
           $   10,500,000 $   4,125,885   $   13,610   $   14,639,495

                                     F-137
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





2017 DIRECTOR COMPENSATION

The following table provides information on compensation that was paid to our directors for 2017 services.

                                                                                                       CHANGE IN
                                                                                                     PENSION VALUE
                                                                                                          AND
                                                      FEES                                           NONQUALIFIED
                                                     EARNED                             NON-EQUITY     DEFERRED
                                                   OR PAID IN   STOCK       OPTION    INCENTIVE PLAN COMPENSATION
                                                   CASH/(1)/  AWARDS/(2)/ AWARDS/(3)/  COMPENSATION    EARNINGS
NAME                                                  ($)        ($)         ($)           ($)            ($)
-------------------------------------------------  ---------- ----------  ----------  -------------- -------------
BUBERL, THOMAS.................................... $       -- $       --      $   --          $   --        $   --
DE OLIVEIRA, RAMON................................ $   27,800 $   33,333      $   --          $   --        $   --
DUVERNE, DENIS.................................... $       -- $       --      $   --          $   --        $   --
EVANS, PAUL....................................... $       -- $       --      $   --          $   --        $   --
FALLON-WALSH, BARBARA............................. $   42,667 $   33,333      $   --          $   --        $   --
KAYE, DANIEL...................................... $   34,500 $   33,333      $   --          $   --        $   --
MATUS, KRISTI..................................... $   29,879 $   33,333      $   --          $   --        $   --
SCOTT, BERTRAM.................................... $   33,300 $   33,333      $   --          $   --        $   --
SLUTSKY, LORIE A.................................. $   11,063 $   21,898      $   --          $   --        $   --
STANSFIELD, GEORGE................................ $       -- $       --      $   --          $   --        $   --
STONEHILL, CHARLES................................ $    3,125 $    4,583      $   --          $   --        $   --
VAUGHAN, RICHARD C................................ $   41,167 $   33,333      $   --          $   --        $   --





                                                      ALL OTHER
                                                   COMPENSATION/(4)/   TOTAL
NAME                                                     ($)            ($)
-------------------------------------------------  ----------------  ----------
BUBERL, THOMAS....................................    $      --      $       --
DE OLIVEIRA, RAMON................................    $      13      $   61,146
DUVERNE, DENIS....................................    $   3,178      $    3,178
EVANS, PAUL.......................................    $      --      $       --
FALLON-WALSH, BARBARA.............................    $     254      $   76,254
KAYE, DANIEL......................................    $     205      $   68,038
MATUS, KRISTI.....................................    $      13      $   63,225
SCOTT, BERTRAM....................................    $      13      $   66,646
SLUTSKY, LORIE A..................................    $       6      $   32,967
STANSFIELD, GEORGE................................    $      --      $       --
STONEHILL, CHARLES................................    $       1      $    7,709
VAUGHAN, RICHARD C................................    $     205      $   74,705

/(1)/For 2017, each of the non-officer directors received the following cash compensation:

    .  $25,000 cash retainer (pro-rated for partial years of service);

    .  $400 for each special board meeting attended;

    .  $500 for each Audit Committee meeting attended; and

    .  $400 for all other Committee meetings attended.

   In addition, the Chairpersons of the Organization and Compensation Committee, the Investment Committee and the Investment and Finance Committee each received a $3,333 retainer and the Chairman of the Audit Committee received a $6,666 retainer.
/(2)/The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2017 in accordance with FASB ASC Topic 718. As of December 31, 2017, our directors had outstanding restricted stock awards in the following amounts:

             Mr. De Oliveira.................................. 1,866
             Ms. Fallon-Walsh................................. 1,866
             Mr. Kaye......................................... 1,278
             Ms. Matus........................................ 1,278
             Mr. Scott........................................ 1,866
             Ms. Slutsky...................................... 1,866
             Mr. Vaughan...................................... 1,866

/(3)/As of December 31, 2017, our directors had outstanding stock options in the following amounts:

 Mr. De Oliveira.................................. 1,454
 Ms. Fallon-Walsh.................................   709
 Mr. Scott........................................    --
 Ms. Slutsky......................................   364
 Mr. Vaughan...................................... 2,101

/(4)/This column lists premiums paid by the company for $125,000 of group life insurance coverage and any amounts paid by the company for a director's spouse to accompany the director on a business trip or to a business event.

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





THE EQUITY PLAN FOR DIRECTORS

Under the current terms of The Equity Plan for Directors (the "Equity Plan"), non-officer directors are granted the following each year:

       .  a restricted stock award of $45,000 (granted in the first quarter);
          and

       . a stock retainer of $55,000, payable in two installments in June and December.

For calendar years prior to 2014, non-officer directors were also granted option awards each year.

Stock Options

The value of the stock option grants was determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options are subject to a four-year vesting schedule whereby one-third of each grant vests on the second, third and fourth anniversaries of the grant date.

Restricted Stock

The number of shares of restricted stock to be granted to each non-officer director is determined by dividing $45,000 by the fair market value of the stock on the applicable grant date (rounded down to the nearest whole number). During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

Termination of Service

In the event a non-officer director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns:
(a) his or her options will become fully vested and exercisable at any time prior to the earlier of the expiration of the grant or five years from termination of service and (b) his or her restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her options and restricted stock then outstanding will become forfeited. Upon any other type of termination, all outstanding options and restricted stock are forfeited.

Deferrals of Restricted Stock and Stock Retainer

Non-officer directors may elect to defer receipt of at least ten percent of their stock retainer and/or restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Change in Control

Upon a change in control of AXA Financial, unless the awards will be assumed or substituted following the change in control: (a) the options will either become fully exercisable or cancelled in exchange for a payment in cash equal to the excess, if any, of the change in control price over the exercise price, and
(b) the restricted stock will become immediately non-forfeitable.

CHARITABLE AWARD PROGRAM FOR DIRECTORS

Under the Charitable Award Program for Directors, a non-officer director may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after his or her death. Although the company may purchase life insurance policies insuring the lives of the participants to financially support the program, it has not elected to do so.

MATCHING GIFTS

Non-officer directors may participate in AXA Foundation's Matching Gifts program. Under this program, the AXA Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

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BUSINESS TRAVEL ACCIDENT

All directors are covered for accidental loss of life while traveling to, or returning from:

   .   board or committee meetings;

   .   trips taken at our request; and

   .   trips for which the director is compensated.

Each director is covered up to four times their annual compensation, subject to certain maximums.

DIRECTOR EDUCATION

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-officer directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

THE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR DIRECTORS

Non-officer directors may defer up to 100% of their annual cash retainer and meetings fees under The Post-2004 Variable Deferred Compensation Plan for Directors (the "Deferral Plan"). Deferrals are credited to a bookkeeping account in the director's name in the month that the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the director's name. The minimum deferral is 10%.

Account balances in the Deferral Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Deferral Plan currently offers a variety of earnings crediting options.

Participants in the Deferral Plan elect the form and timing of payments from their accounts. Payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any July or December after the year of deferral, but they must begin by the first July or the first December following age 70 (72 in the case of certain grandfathered directors). Participants make alternate elections in the event of separation from service prior to the specified payment date and death prior to both the specified payment date and separation from service.

The Deferral Plan was designed, and is intended to be administered, in accordance with the requirements of Code Section 409A.

                                     F-140
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We are an indirect, wholly owned subsidiary of AXA Financial, which is a direct, wholly owned subsidiary of Holdings. Holdings' common stock is 100% owned by AXA.

SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 1, 2018, certain information regarding the beneficial ownership of common stock of AXA by each of our directors and executive officers and by all of our directors and executive officers as a group.

                                                   AXA COMMON STOCK/(1)/
                                                                                         NUMBER OF SHARES
                                                                                          AND NATURE OF
NAME OF BENEFICIAL OWNER                                                               BENEFICIAL OWNERSHIP PERCENT OF CLASS
-------------------------------------------------------------------------------------- -------------------- ----------------
Mark Pearson/(2)/.....................................................................      1,034,338              *
Thomas Buberl/(3)/....................................................................       413,450               *
Ramon de Oliveira/(4)/................................................................       36,546                *
Barbara Fallon-Walsh/(5)/.............................................................       27,612                *
Daniel G. Kaye........................................................................       10,493                *
Kristi A. Matus.......................................................................        6,388                *
Bertram L. Scott/(6)/.................................................................       23,150                *
George Stansfield/(7)/................................................................       278,506               *
Charles G.T. Stonehill/(8)/...........................................................        1,890                *
Richard C. Vaughan/(9)/...............................................................       41,554                *
Seth Bernstein........................................................................         --                  *
Dave S. Hattem/(10)/..................................................................       121,036               *
Jeffrey J. Hurd.......................................................................         --                  *
Anders Malmstrom/(11)/................................................................       134,437               *
Brian Winikoff/(12)/..................................................................       32,276                *
All directors, director nominees and executive officers as a group (15 persons)/(13)/.      2,161,676              *

* Number of shares listed represents less than 1% of the outstanding AXA common stock.
/(1)/Holdings of AXA American Depositary Shares ("ADS") are expressed as their equivalent in AXA ordinary shares. Each AXA ADS represents the right to receive one AXA ordinary share.
/(2)/Includes (i) 570,840 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 286.589 unvested AXA performance shares. /(3)/Includes (i) 16,267 shares Mr. Buberl can acquire within 60 days under option plans, (ii) 184,012 unvested AXA performance shares and (iii) 4,295 units in AXA employee shareholding plans.
/(4)/Includes 4,361 shares Mr. de Oliveira can acquire within 60 days under option plans.
/(5)/Includes (i) 2,127 shares Ms. Fallon-Walsh can acquire within 60 days under option plans and (ii) 24,485 deferred stock units under The Equity Plan for Directors.
/(6)/Includes 23,150 deferred stock units under The Equity Plan for Directors. /(7)/Includes (i) 57,268 shares Mr. Stansfield can acquire within 60 days under option plans, (ii) 111,145 unvested AXA performance shares and (iii) 20,480 units in AXA employee shareholding plans.
/(8)/Includes 1,890 deferred stock units under The Equity Plan for Directors. /(9)/Includes 6,303 shares Mr. Vaughan can acquire within 60 days under option plans.
/(10)/Includes (i) 22,626 shares Mr. Hattem can acquire within 60 days under option plans and (ii) 85,916 unvested AXA performance shares. /(11)/Includes (i) 36,058 shares Mr. Malmstrom can acquire within 60 days under option plans and (ii) 83,899 unvested AXA performance shares. /(12)/Includes 32,276 unvested AXA performance shares.
/(13)/Includes 703,643 shares the directors and executive officers as a group can acquire within 60 days under option plans.

                                     F-141
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

POLICIES AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

AXA Financial, our indirect parent company, has formal policies covering its employees and directors and the employees and directors of its subsidiaries that are designed to avoid conflicts of interests that may arise in certain related party transactions. For example, employees of AXA Financial and its subsidiaries are subject to the Code of Ethics. The Code of Ethics includes provisions designed to avoid conflicts of interests that may lead to divided loyalties by requiring that employees, among other things, not exercise any responsibility in a transaction in which they have an interest, receive certain approvals before awarding any contract to a relative or close personal friend and not take for their own benefit business opportunities developed or learned of during the course of employment. Similarly, MLOA's non-officer directors are subject to the AXA Financial Policy Statement on Interests of Directors and Contracts With Directors And Their Relatives for Non-Officer Directors (the "Policy Statement"). The Policy Statement includes provisions designed to maintain the directors' independent judgment by requiring, among other things, disclosure of interests in any proposed transaction and abstention from voting if a director has a significant financial interest in the transaction or the transaction is with a business organization in which the director has an official affiliation. It further prohibits certain credit related transactions and requires disclosure of potential contracts with and employment of close relatives. Each director must submit a report annually regarding his or her compliance with the Policy Statement.

Other than as set forth above, MLOA does not have written policies regarding the employment of immediate family members of any of its related persons.

As a wholly owned indirect subsidiary of AXA Financial, and ultimately of AXA, MLOA enters into various transactions with both AXA Financial and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements. While there is no formal written policy for the review and approval of transactions between MLOA and AXA and/or AXA Financial, such transactions are routinely subject to a review and/or approval process. For example, payments made by MLOA to AXA and its subsidiaries pursuant to certain intercompany service or other agreements ("Intercompany Agreements") are reviewed with the Audit Committee on an annual basis. The amount paid by MLOA for any personnel, property and services provided under such Intercompany Agreements may not exceed the fair market value of such personnel, property and services. Additionally, Intercompany Agreements to which MLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona's insurance holding company systems act.

In practice, any proposed related party transaction which management deems to be significant or outside of the ordinary course of business would be submitted to the Board of Directors for its approval.

TRANSACTIONS BETWEEN MLOA AND AFFILIATES

Under MLOA's service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $131,318,994, $129,215,429 and $88,073,086 for 2017, 2016 and 2015,
respectively.

MLOA paid $102,754,320, $92,972,545 and $83,573,241 in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2017, 2016 and 2015, respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC.

Various AXA affiliates, including MLOA, cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life an affiliate. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums assumed from the above mentioned affiliated reinsurance transactions during 2017, 2016 and 2015, were $1,896,572, $2,488,558 and $1,049,685, respectively.
Claims and expenses assumed under these agreements during 2017, 2016 and 2015 were $1,450,059, $1,935,698 and $1,402,968, respectively.

MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and, through April 10, 2018, reinsured the no lapse guarantee riders through AXA RE Arizona, an affiliate. On April 11, 2018, all of the business MLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re, a newly formed captive insurance company organized under the laws of Arizona. EQ AZ Life Re is an indirect, wholly owned subsidiary of Holdings. Premiums earned from the above mentioned affiliated reinsurance transactions during 2017, 2016 and 2015, were $2,781,716, $2,876,872 and $2,222,640, respectively. Claims and expenses assumed under these agreements during 2017, 2016 and 2015 were $0, $0 and $7,359, respectively.

                                     F-142
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

MLOA paid $43,144,477, $43,388,164 and $57,413,794 in commissions and fees for the sale of its insurance products to AXA Distributors in 2017, 2016 and 2015, respectively.

In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with AB. The amount of expenses incurred by MLOA related to these agreements was $1,784,557, $1,572,382 and $1,374,155 for 2017, 2016 and 2015, respectively.

                                     F-143
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                   PART II


ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                ESTIMATED
         ITEM OF EXPENSE                                                         EXPENSE
         --------------------------------------------------------------------   ---------
         Registration fees...................................................   $       1
         Federal taxes.......................................................         N/A
         State taxes and fees (based on 50 state average)....................         N/A
         Trustees' fees......................................................         N/A
         Transfer agents' fees...............................................         N/A
         Printing and filing fees............................................   $  50,000
         Legal fees..........................................................   $  10,000
         Accounting fees.....................................................         N/A
         Audit fees..........................................................   $  20,000
         Engineering fees....................................................         N/A
         Directors and officers insurance premium paid by Registrant.........         N/A


ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:


                                 ARTICLE VI


        INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None


ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (1)  Underwriting Agreement.

          (a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.

          (i) Form of the First Amendment dated as of October 1, 2013 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

          (ii) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

          (b) Broker-Dealer Distribution and Servicing Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Advisors, LLC, is incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (c) General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

          (ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.

          (iv) Form of the Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.

          (v) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY Life Insurance Company of America ("MONY America") and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-207014) filed on December 23, 2015.

     (2)  Not Applicable.

     (3)  (i)  Articles of Incorporation.

              (a) Articles of Restatement of the Articles of Incorporation of MONY Life Insurance Company of America (as Amended July 22,
                   2004), incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

     (3)  (ii)  By-Laws.

              (a) By-Laws of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

     (4)  Form of contract.

          (a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-59717) filed on July 23, 1998.

          (b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-72632) filed on January 9, 2002.

     (5)  Opinion and consent of counsel regarding legality

          (a) Opinion and consent of Shane Daly as to the legality of securities being registered, filed herewith.

     (9)  Not Applicable.

     (10) Material Contracts.

          (a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the Registration Statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

          (b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Annual Report on Form 10-K (File No. 333-65423) filed on March 31, 2005.

          (c) Broker-Dealer and General Agent Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America, AXA Advisors, LLC and AXA Network, LLC incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

          (d) Wholesale Level Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

          (e) Reinsurance Agreement by and among MONY Life Insurance Company of America and Protective Life Insurance Company, dated October 1, 2013, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

     (11) Not Applicable.

     (12) Not Applicable.

     (15) Not Applicable.

     (16) Not Applicable.

     (21) Not Applicable.

     (23) Consents of Experts and Counsel.

          (a) Consent of Pricewaterhouse Coopers, LLP filed herewith.

          (b) See Item (5) above.

     (24) Powers of Attorney.

          (a)  Powers of Attorney, filed herewith.

     (25) Not Applicable.

     (26) Not Applicable.

101.INS.     XBRL Instance Document, filed herewith.

101.SCH.     XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL.     XRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB.     XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE.     XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF.     XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.


ITEM 17.    UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and
               (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


As required by the Securities Act of 1933, the Registrant has caused this Amendment to the Registration Statement to be signed on its behalf, by the undersigned, duly authorized, in the City and State of New York, on the 24th day of April, 2018.



MONY Life Insurance Company of America
                            (Registrant)


By:                  /s/ Shane Daly
    ----------------------------------------------------------------

                             SHANE DALY
            VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
               MONY Life Insurance Company of America


Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

                   *                    Chairman of the Board, Chief Executive Officer,
            Mark Pearson                  Director and President

PRINCIPAL FINANCIAL OFFICER:

                   *                    Senior Executive Vice President and Chief Financial
        Anders B. Malmstrom               Officer

PRINCIPAL ACCOUNTING OFFICER:

                   *                   Executive Vice President and Chief Accounting Officer
          Andrea M. Nitzan

*DIRECTORS:


Barbara Fallon-Walsh                   Kristi A. Matus                       Mark Pearson
Daniel G. Kaye                         Richard C. Vaughan                    Charles G.T. Stonehill
Bertram L. Scott                       Ramon de Oliveira

*BY:        /S/ SHANE DALY
             Shane Daly
           ATTORNEY-IN-FACT
            April 24, 2018


                                EXHIBIT INDEX


                EXHIBIT NO.                                 DESCRIPTION                                    TAG VALUE
               ------------    ---------------------------------------------------------------------    --------------

                  (5)(a)                          Opinion and consent of counsel

                  (23)(a)                      Consent of PricewaterhouseCoopers LLP

                  (24)(a)                               Powers of Attorney

                  101.INS                             XBRL Instance Document                              EX-101.INS

                  101.SCH                     XBRL Taxonomy Extension Schema Document                     EX-101.SCH

                  101.CAL              XRL Taxonomy Extension Calculation Linkbase Document               EX-101.CAL

                  101.LAB                      XBRL Taxonomy Label Linkbase Document                      EX-101.LAB

                  101.PRE             XBRL Taxonomy Extension Presentation Linkbase Document              EX-101.PRE

                  101.DEF              XBRL Taxonomy Extension Definition Linkbase Document               EX-101.DEF